As filed with the Securities and Exchange Commission on December 19, 2003.

                                              Registration No. 333-101032


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 Amendment No. 4



                                       to
                                    FORM SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)




      Pennsylvania                 7359                     23-2679963
      ------------                 ----                     ----------
    (State or other    (Primary Standard Industrial      (I.R.S. Employer
    jurisdiction of    Classification Code Number)      Identification No.)
   incorporation or
     organization)


                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)


                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300

                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------



Title of each
class of                       Proposed          Proposed
Securities       Amount        Maximum           Maximum        Amount of
to be            to be         Offering Price    Aggregate      Registration
Registered       Registered    Per Unit(11)     Offering Price      Fee
-----------      ------------  ---------------    -------------  ------------
Common Stock,
no par value

             2,475,318 shares(1)     $ .16       $  396,051     $    36.43
             12,506,469 shares(2)    $ .16       $2,001,035     $   184.10
             189,700 shares(3)       $ .16       $   30,352     $     2.79
             125,000 shares(4)       $ .16       $   20,000     $     1.84
             22,857,145 shares(5)    $ .16       $3,657,143     $   336.45
             2,250,000 shares(6)     $ .16       $  720,000     $    66.24
             1,371,285 shares (7)    $ .16       $  219,406     $    20.19
             29,988,062 shares (8)   $ .16       $4,798,090     $   441.42
             15,478,052 shares (9)   $ .16       $2,476,488     $   227.84
             1,480,000 shares (10)   $ .16       $  236,800     $    21.78



         Total  88,721,031 shares (13)          $14,555,365     $ 1,339.08 (12)


(1) Represents shares underlying stock options granted to holders of options to purchase shares of Stitch Networks Corporation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.

(2) Represents shares exchanged for shares of Stitch Networks Corporation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002. The original registration statement filed on November 6, 2002 reflected 22,762,341 shares. Subsequent thereto, the former Stitch shareholders sold 10,255,872 shares under Rule 144 and these shares are no longer included in this registration statement.

(3) Represents shares issued to employees as severance compensation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002. The original registration statement filed on November 6, 2002 reflected 234,600 shares. Subsequent thereto, a former employee sold 44,900 shares under Rule 144 and these shares are no longer included in this registration statement.

(4) Represents shares issued to Karl Mynyk in settlement of litigation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.


(5) Represents shares and shares underlying warrants issued to Kazi Management VI, Inc. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.


(6) Represents shares and shares underlying warrants issued to Alpha Capital. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002. The original registration statement filed on November 6, 2002 covered 3,000,000 shares (1,500,000 of which had not yet been issued) and 1,500,000 underlying warrants (750,000 of which were not yet exercisable). Under the agreement between the Company and Alpha, due to the delay in the effectiveness of this registration statement, Alpha was no longer required to purchase these shares not yet issued or to receive the warrants not yet vested. Therefore, these 2,250,000 shares have been eliminated from this registration statement.

(7) Represents shares underlying senior notes due December 31, 2004. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002. The number of shares underlying the 2004 Notes was originally 11,631,253 and was reflected in the original registration statement filed on November 6, 2002. In March 2003, each of the holders of the 2004 Notes was granted the option to extend the maturity date of the 2004 Notes for three years in exchange for a reduction in the conversion rate to $.20 (rather than $.40 as previously provided). Therefore, the Company included another 11,631,253 shares underlying these notes in Amendment no. 1 filed April 17, 2003 (for an aggregate of 23,262,506 shares). The Company has decided to remove from the registration statement all of the shares underlying those notes which were extended and this registration statement includes only the shares underlying the 2004 Notes which were not extended.


(8) Represents shares underlying senior notes due December 31, 2005 and shares issued to each noteholder as part of the senior note offering. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.

(9) Represents shares underlying warrants issued to holders of all senior notes. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002. The original registration statement filed on November 6, 2002 reflected 20,720,051 shares. The exercise date for these warrants expired on September 30, 2003, and this registration statement now only covers the shares issued upon exercise of these warrants and the shares underlying the unexercised warrants have been deleted from this registration statement.

(10) Represents shares issued to employees and consultants in November 2002 for services to be rendered in the future. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.

(11) Pursuant to Rule 457(c), the registration fee has been calculated at the average of the bid and asked price within 5 days prior to the date of the filing of the applicable registration statement.

(12) The filing fee of $1,339.08 was paid in connection with the filing of the previous registration statements.

(13) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 5,749,920 shares issued upon exercise of the 2001-B warrants, and 464,292 shares issued upon exercise of the 2001-C warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS



                             USA TECHNOLOGIES, INC.
                        94,935,243 shares of Common Stock



                                  THE OFFERING



The resale of up to 94,935,243 shares of common stock in the over-the- counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on December 16, 2003 was $.21 per share.


In addition to the shares offered by this prospectus, we are concurrently offering for resale by other selling shareholders 158,684,991 shares through two additional prospectuses.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. Please refer to Risk Factors beginning on Page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


The date of this prospectus is December 19, 2003.


                                TABLE OF CONTENTS

Prospectus Summary ..................................    5
Risk Factors ........................................    7
Use of Proceeds .....................................   13
Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations .....................................   13
Business ............................................   26
Management ..........................................   35
Principal Shareholders ..............................   41
Certain Transactions ................................   45
Selling Shareholders ................................   46
Market for Common Stock .............................   69
Description of Securities ...........................   70
Plan of Distribution ................................   76
Legal Matters .......................................   77
Experts .............................................   77
Financial Statements ................................  F-1

                               PROSPECTUS SUMMARY

OUR COMPANY


USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company is a developer and supplier of cashless payment and control network systems and provider of related services. The Company's patented technologies include networked cashless transaction solutions and point of purchases devices. In May 2002, the Company completed the acquisition of Stitch Networks Corporation, a Delaware corporation ("Stitch"), and operates Stitch as a wholly owned subsidiary of the Company. Stitch also is a developer and supplier of cashless payment and control network technologies. Through the acquisition of substantially all of the assets of Bayview Technology Group, LLC (Bayview) in July 2003, the Company now designs and manufactures patented energy conservation devices for equipment such as laser printers, monitors, office peripherals, refrigerated vending machines and glass front merchandisers (referred to as slide or visi coolers).

OUR BUSINESS

The Company's point of purchase device, called e-Port or TransAct, facilitates the monitor and control, the cashless payment of product and/or services and the collection of sales and inventory data for the host equipment it is connected to or embedded in. Examples of host equipment include copiers, faxes, personal computers, printers, vending machines and kiosks. Our customers connect these devices to a network, developed and operated by the Company, which further facilitates the control and monitoring, the settlement of cashless payments and the reporting of sales and inventory data collected at the point of purchase. The Company's systems support multiple cashless payments methods, such as payments via credit/debit cards, smart cards, Radio Frequency Identification
(RFID), Personal Identification Numbers (PINs), and cellular telephones.

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control services and network. Service fees for access to the Company's equipment and network are recognized on a monthly basis. Product revenues are recognized from the sale of products from the Company's vending machines upon purchase and acceptance by the vending customer. Product revenues recognized from the sale of energy conservation products are recognized when shipped to the customer.

OUR MARKET

The Company has focused on the Vending, Kiosk and Office Equipment industries in which to sell its networked, cashless payment systems, and has developed product offerings in each of these channels. The Company markets and sells its product and services directly to the owner, operator of the equipment and/or to equipment distributors and resellers established in each of the respective markets.

Vending/Kiosk: The Company offers several variations of e-Port to the vending or kiosk industry such as an audit only device and an audit device coupled with cashless payment capabilities. Audit only devices allow the operator of the vending machine to remotely monitor the sales, inventory and diagnostic information of the machine it is embedded into. In addition, our point of purchase device allows the operator of the machine to offer their customers an alternative payment method to cash when purchasing product. Another variation of our e-Port product is our multi-media device. The multi-media e-Port client product is equipped with both the audit and cashless payment features, referred to above, but also includes the capability of displaying interactive advertising and content via a LCD color touch screen. Information obtained at the vending machine by our e-Port client device is transferred back to our network and made available to the operator via the Internet or email.

Office Equipment: The TransAct can be sold separately and connected to office equipment already owned by the purchaser or it can be coupled with office equipment sold by the Company. The combined TransAct and office equipment product is called the Business Express and is sold to hotels wishing to provide their guests with 24x7x365 access to business center services. The same benefits of remote sales and inventory data monitoring, as described above, are available from the TransAct or Business Express product.

Energy Conservation Products

With the acquisition of Bayview in July 2003, the Company has acquired the following additional products:


- VendingMiser(TM)installs in a cold drink vending machine and reduces the power consumption of the vending machine by an average of 46%;

-   CoolerMiser   reduces  the  energy  used  by  sliding  glass  or  pull  open glass-front coolers that contain non-perishable goods;

- SnackMiser reduces the amount of electricity used by non-refrigerated snack vending machines;

- MonitorMiser Plus is a computer monitor power controller. It works with all operating systems and performs by powering down the monitor based upon keyboard or mouse activity;

- LaserMiser provides energy conservation to laser printers, shutting them down when they are idle. It is a plug-and-play device that is software transparent and capable of handling any laser printer with a parallel or serial connection;

- Internal VendingMiser (IVM) is the second generation of the VendingMiser in development. It installs into cold drink vending machines and has the capability to control the cooling system and the advertising lights separately.



Research and Development Costs

The Company continuously pursues new product offerings related to our existing technology and accordingly invests resources and capital in research and development. For the years ended June 30, 2003 and 2002 and the three months ended September 30, 2003 , the Company expensed approximately $1,505,000, $1,187,000 and 166,000, respectively for the development of our proprietary technology and is reflected in general and administrative expense in the accompanying consolidated financial statements.


ABOUT OUR OFFERING

Our selling shareholders are as of the date of this prospectus as follows:


* holders of 41,064,862 shares

* holders of unexercised options and warrants which if exercised would represent 22,511,034 shares (based upon the price of our shares of $.21 on December 16, 2003, all of these options and warrants have exercise prices less than this share price)


* holders of senior notes which if converted would represent 31,359,347 shares


Based upon the shares outstanding as of September 30, 2003 of 281,237,382 if all of these warrants and options are exercised, and all of these senior notes are converted, we would have 335,107,763 shares outstanding.


These shares would be offered by our selling shareholders at the market price at the time of resale. Our selling shareholders may also sell their shares to other investors in a transaction not on the open market. There is no requirement that our selling shareholders sell their shares pursuant to this prospectus.

We will not receive any of the proceeds raised by the offering. We would receive proceeds from the exercise by the selling shareholders of the warrants or options referred to above.

                                  RISK FACTORS

An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

1. We have a history of losses since inception and if we continue to incur losses the price of our shares can be expected to fall.



We have experienced losses since inception. We expect to continue to incur losses for the foreseeable future as we expend substantial resources on sales, marketing, and research and development of our products. From our inception through September 30, 2003, our cumulative losses are $84.5 million. For our fiscal years ended June 30, 2002 and 2003, and for the three months ended September 30, 2003, we have incurred net losses of $17,314,807, $21,965,499 and $9,303,084, respectively. If we continue to incur losses, the price of our common stock can be expected to fall.


2. Our existence is dependent on our ability to raise capital which may not be available.

There is currently limited experience upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. We expect to raise funds in the future through sales of our debt or equity securities until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. We are currently using funds in our operations on a monthly basis of approximately $750,000 and would require funds from the sales of securities of approximately $9,000,000 to fund our operations for the next twelve months. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

3. We received an opinion from our auditor which raises substantial doubt about our ability to continue as a going concern.

Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2003 consolidated financial statements indicating that as of June 30, 2003, there is substantial doubt about our ability to continue as a going concern. We will require additional funds in the future, and there can be no assurance that any independent auditors` report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers, suppliers and potential investors, and therefore could have a material adverse effect on our business, financial condition and results of operations.

4. We depend on our key personnel and if they would leave us, our business could be adversely affected.

We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

o        they have specialized knowledge about our company and operations;

o        they have specialized skills that are important to our operations; or

o        they would be particularly difficult to replace.

We have entered into an employment agreement with Mr. Jensen that expires in June 30, 2005. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

5. USA's dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.


To date, we have 35 pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us forty-five patents as of September 30, 2003. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:


o        any of the remaining patent applications will be granted to us;

o we will develop additional products that are patentable or do not infringe the patents of others;

o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;

o any patents issued to us will not be challenged, invalidated or circumvented by others; or

o        any of our products would not infringe the patents of others.


If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

6. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";


o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and


o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA's Business Express(R).

Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

7. The termination of any of our relationships with third parties upon whom we rely for supplies and services that are critical to our products could adversely affect our business and delay achievement of our business plan.

We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation and Masterwork Electronics to assist us to develop and manufacture our e-Port(TM) products. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". We have contracted with IBM to develop our network services so that these services are Internet capable as well as interact with our proposed media capable e-Post(TM). We have contracted with IBM to host our network in a secure, 24/7 environment to ensure reliability of our network services. If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier or service provider can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

8. We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.



In addition, our articles of incorporation prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Series A preferred stock have been declared and paid. Through September 30, 2003, the unpaid and cumulative dividends on the series A preferred stock equal $6,306,476. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share at the option of the shareholder. Through September 30, 2003, $2,662,004 of unpaid and cumulative dividends on the Series A Preferred Stock were converted into 286,377 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock." This registration statement does not cover the shares issued by us upon conversion of the dividends on our preferred stock.



9. We may fail to gain widespread market acceptance of our products and not generate sufficient revenues or profit margins to become successful.


There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the TransActs and e-Ports at enough locations or sell equipment utilizing our network to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the network may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. In addition, there can be no assurance that our products could evolve or be improved to meet the future needs of the market place.

10. The lack of an established trading market may make it difficult to transfer our stock and you may not be able to sell your shares on our trading market.


Our Common Stock is traded on the OTC Bulletin Board. Although there is limited trading in the Common Stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."


11. There are rules governing low-priced stocks that may make it more difficult for you to resell your shares.

Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.


Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

- make a suitability determination prior to selling penny stock to the purchaser;

- receive the purchaser's written consent to the transaction; and - provide certain written disclosures to the purchaser.


- These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

12. The substantial market overhang of our shares and registered resales under this prospectus will tend to depress the market price of our shares.


The substantial number of our shares currently eligible for sale in the open market will tend to depress the market price of our shares. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities". As of September 30, 2003, these shares consisted of the following:

-        281,237,382 shares of Common Stock


-        524,492 shares of Preferred Stock


-        49,899,693 shares  underlying Common Stock options and warrants;  and

-        52,251,733 shares underlying our Convertible Senior Notes.


13. Sales of shares eligible for future sale from exercise of warrants and options could depress the market price of our common stock.



We presently have issued and outstanding options to purchase 2,646,485 shares of our common stock and warrants to purchase 47,253,208 shares. The shares underlying all of these options and warrants have been registered and may be freely sold upon issuance. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

14. Our subsidiary Stitch Networks is currently in default on a bank loan which may affect our liquidity and our ability to raise capital.


Since March 2003, our subsidiary, Stitch Networks has been in default under a bank loan in the amount of approximately $167,000 for non-payment of this amount to the bank. To date, the bank has not taken any legal action to collect the amount due. The obligation due to the bank is secured by the accounts receivable of Stitch Networks. The continuing failure of Stitch to pay the bank could affect our ability to raise equity capital in the future. We have agreed to a satisfactory payment arrangement with the bank and we intend to pay off this debt in full from working capital. The funds required to repay the bank would adversely affect our liquidity.


15. We are obligated to make substantial principal and interest payments to the holders of the Senior Notes which may not be available or would use our available working capital.


As of the date hereof, we have approximately $245,000 of unsecured senior notes due on December 31, 2003, approximately $450,660 of unsecured senior notes due on December 31, 2004, approximately $3,389,400 of unsecured notes due on December 31, 2005, approximately $3,510,845 of unsecured notes due on December 31, 2006, and approximately $3,108,500 of unsecured notes due on December 31, 2007. These notes accrue cash interest at the rate of twelve percent (12%) per year. We are required to make quarterly interest payments totaling approximately $321,250 or $1,285,000 each year.


Until the Senior Notes have been paid by us, they will be reflected as a liability on our financial statements, net of the related unamortized discount and other issuance costs.

Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

We anticipate that the Senior Notes will be paid from cash from operations, as well as proceeds from securities offerings. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity. The payment of the interest and principal on these notes would utilize our available working capital which would not be available for other purposes.

         16. Our exchange of New Senior Notes to our 2004 Senior Note holders may have been in violation of the registration provisions of the securities laws. As a result, certain of our note holders may be granted the right to rescind the exchange and demand the return of their old note to them by us which matures in December 2004. The repayment of these notes in December 2004 would adversely affect our liquidity.

         The holders of $4,067,491 of our Senior Notes due December 31, 2007, may have a right to rescind the exchange of these notes for notes originally due December 31, 2004, and demand that we return to them the $4,067,491 of notes due December 31, 2004. During the period from March 2003 through December 2004, we granted to each holder of the notes due December 31, 2004 the right to extend the notes until December 31, 2007 and in such event agreed that the conversion rate of the note would be reduced from $.40 to $.20. On April 14, 2003 we filed a Registration Statement which included the shares underlying the 2007 notes. Because the exchange offering was not completed prior to the filing of this registration statement, the exchange offer may be deemed to have been in violation of the registration requirements of Section 5 of the Act. As a result, we removed all of the shares underlying the 2007 Notes from that registration statement. Generally, the statute of limitations for this type of claim is one year after the date of the alleged violations and if successful, would entitle the Note holders to rescind the issuance of the new notes to them and demand a return of the 2004 Senior Notes. If all of the note holders demanded the return of their notes, we would be obligated to repay the $4,067,491 principal amount on December 31, 2004 rather than on December 31, 2007. This repayment could significantly exceed our cash reserves and require us to borrow funds (which may not be available) and would materially and adversely affect our results of operations and financial condition.



         17. The termination of our Kodak Agreement would reduce our revenues which we may not be able to replace.

         We are currently negotiating a settlement of our dispute with Maytag and Dixie-Narco regarding the Kodak Agreement. We believe that any settlement would involve the termination of the Kodak Agreement. In the event of the termination of the agreement, revenues would be reduced by approximately $55,000 per month or $660,000 per year. In addition, the Company would be required to reallocate three full time personnel to other operations of the Company and retrieve and dispose of the vending machines used in the program. During the fourth quarter of fiscal year 2003 the Company recorded a charge to reflect these vending machines at their fair value. There can be no assurance that we will be able to replace this lost revenue. In such event, we may have to reduce personnel or raise additional funds through the sales of securities.



                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sales of our Common Stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock begins on page 46 of this prospectus. We will, however, receive proceeds from the exercise of any warrants by the selling shareholders.


As of the date of this prospectus, we would receive $1,958,302 of proceeds from the exercise of all these options and warrants at the stated exercise prices. Because all of these options and warrants have exercise prices of less than $.21 per share, all of these options and warrants are in the money as of the date of this prospectus.



                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

GENERAL

The  preparation  of  consolidated   financial  statements  in  conformity  with
accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the policies and estimates related to revenue recognition, software development costs, impairment of long-lived assets, goodwill and intangible assets, and investments represent our critical accounting policies and estimates. Future results may differ from our estimates under different assumptions or conditions.

REVENUE RECOGNITION

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. Service fees for access to the Company's equipment and network services are recognized on a monthly basis. Product revenues are recognized from the sale of products from Company owned vending machines when there is purchase and acceptance by the vending customer. Customers have the ability to return vending products for a full refund. The Company estimates an allowance of product returns at the date of sale. Product revenue recognized from the sale of energy conservation products are recognized when shipped to the customer.

SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs pursuant to Statement of Financial Accounting Standards No. 86 (SFAS No. 86), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Amortization of software development costs commences when the product becomes available for general release to customers. Amortization of software development costs is calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset. During May 2000, the Company reached technological feasibility for the development of the multi-media e-Port client product and related enhanced network and, accordingly, the Company commenced capitalization of software development costs related to this product and network. Costs capitalized through 2002 were $5.1 million, which included capitalized interest of approximately $493,000, pursuant to SFAS No. 34, "Capitalization of Interest Costs".


During the fourth quarter of fiscal 2002, the multi-media e-Port(TM) client product and enhanced network became available for general release to the Company's customers. The multimedia e-port(TM) client product is equipped with both the audit and cashless payment features, but also includes the capability of displaying interactive advertising and content via a LCD screen. During this quarter, Management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port(TM) client product and enhanced network and as a result of this evaluation the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port client product was zero. Therefore, the Company wrote down $2,663,000 of software development costs related to the multi-media e-Port client product. The unamortized balance of the software development costs after the impairment charge is being amortized over an estimated useful life of two years. Amortization expense was approximately $1,331,000 during the year ended June 30, 2003, $2,996,000 during the year ended June 30, 2002 (including the above impairment adjustment of $2,663,000) and $333,000 for three months ended September 30, 2003. Such amortization is reflected in cost of sales in the accompanying consolidated statements of operations.



IMPAIRMENT OF LONG LIVED ASSETS


The Company adopted SFAS No. 144 on July 1, 2002. In accordance with SFAS No. 144, the Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. During the fourth quarter of fiscal year 2003, the Company reviewed certain long-lived assets (vending machines) and determined that such assets were impaired. These vending machines were used and intended use in the Company's Kodak Program to sell disposable cameras and film. Management determined that it was more likely than not that the vending machines would be disposed of before the end ot their previously estimated useful lives. The estimated undiscounted cash flows for this group of assets was less than the carrying value of the related assets. As a result, the Company recorded a charge of approximately $321,000 representing the difference between the fair value as determined from a quoted market price and carrying value of the group of assets. Such amount is reflected in depreciation expense in the 2003 consolidated statement of operations.

GOODWILL AND INTANGIBLE ASSETS

On July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142) "Goodwill and other Intangible Assets," under which Goodwill is no longer permitted to be amortized to earnings, but instead is subject to periodic testing for impairment. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Although the Company did not adopt Statement No. 142 until fiscal year 2003, the non-amortization provisions of Statement No. 142 for combinations initiated after June 30, 2001 were applicable for the Company effective July 1, 2001.

Under SFAS No. 142, the Company tested goodwill for impairment during fiscal year 2003 using the transitional two-step process prescribed by SFAS No. 142. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the Company with its net book value (or carrying amount), including goodwill. If the fair value of the Company exceeds its carrying amount, goodwill is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of the Company exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the Company's goodwill with the carrying amount of that goodwill. If the carrying amount of the Company's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. Determining the fair value of the Company under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a the Company (including unrecognized intangible assets) under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. Similarly, estimates and assumptions are used in determining the fair value of other intangible assets. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. To assist in the process of determining goodwill impairment, the Company performed an internal valuation and estimated fair value using a discounted cash flow analysis. This approach uses significant estimates and assumptions, which include projected future cash flows (including timing), discount rate reflecting the risk inherent in future cash flows and a perpetual growth rate.

The Company performed an annual impairment test of goodwill as of April 1, 2003, as prescribed by SFAS and concluded that there were no impairment indicators. The Company will perform the impairment tests required under SFAS No. 142 on an annual basis unless other indicators are present.

INVESTMENT

The Company's accounts for investments in accordance with Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities". Management determines the appropriate classifications of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Available for sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of stockholders' equity in other comprehensive income (loss).

A judgmental aspect of accounting for investments involves determining whether an other-than-temporary decline in value of the investment has been sustained. If it has been determined that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value, by a charge to earnings. Such evaluation is dependent on the specific facts and circumstances. Factors that are considered by the Company each quarter in determining whether an other-than-temporary decline in value has occurred include: the market value of the security in relation to its cost basis; the financial condition of the investee; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment. In evaluating the factors above for available-for-sale securities, management presumes a decline in value to be other-than-temporary if the quoted market price of the security is below the investment's cost basis for a period of six months or more. However, the presumption of an other-than-temporary decline in these instances may be overcome if there is persuasive evidence indicating that the decline is temporary in nature (e.g., strong operating performance of investee, historical volatility of investee, etc.).

During the fiscal year ended June 30, 2003, the Company invested in the Jubilee Investment Trust, PLC (Jubilee), a United Kingdom investment trust whose shares trade on the London Stock Exchange. The investment in Jubilee has been accounted for as "available for sale". At June 30, 2003, the Company determined in accordance with SFAS 115, that the decline in the market value of this investment was "other than temporary", as the security's quoted market price was below the investments's cost basis for a period of six months or more. Accordingly, the Company wrote down the investment to its fair value of $904,049, realizing an impairment loss of $1,945,951.

FORWARD LOOKING STATEMENTS

This prospectus contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company's actual results to differ materially from those projected, include, for example (i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations, including but not limited to Senior Notes, or to fund development and marketing of its products; (vii) the ability of the Company to obtain approval of its pending patent applications; or (viii) the ability of the Company to satisfy its trade obligations included in accounts payable and accrued liabilities. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company's expectations will be met.

RESULTS OF OPERATIONS


THREE MONTHS ENDED SEPTEMBER  30, 2003:

The fiscal quarter ended September 30, 2003 resulted in a net loss of $9,303,084 (approximately $7.5 million non-cash) compared to a net loss of $3,574,218 (approximately $1.4 million non-cash) for the fiscal quarter ended September 30, 2002.

Revenues were $1,680,608 compared to $734,445 from the previous year's fiscal quarter. This $946,163 or 129% increase was mainly due to the inclusion of our energy conservation equipment revenues as such revenues did not exist in the first quarter of the prior year, since the acquisition of Bayview occurred in July 2003. The increase of $1,097,990 in equipment sales was primarily due to approximately $945,000 of energy conservation equipment sales and an increase of $126,000 in e-Port client equipment sales. License and transaction fees and product sales decreased $23,004 and $128,823, respectively, as a result of a decrease in the number of sited vending machines in the Kodak vending placement program. The decrease in sited vending machines is principally due to the removal of machines by the Company, at its discretion, or at the request of the location owner where the machine is placed, as a result of lower than expected sales activity. The decrease in sited vending machines is not due to the current dispute with Stitch Networks. Revenue is still well below the level required for the Company to be profitable.

Cost of sales for the period consisted of equipment, product and labor costs of approximately $598,000, software development amortization of approximately $333,000 and network and transaction related costs of $151,000. The increase in cost of sales of $414,703 or 62% over the prior year period was directly attributable to the increase in equipment sales.

Gross profit and gross profit margin of $598,445 and 36%, respectively, increased from the same quarter last fiscal year directly due to increases in equipment sales of our energy conservation and e-Port client equipment.

General and administrative expenses of $1,501,769 decreased by $140,609 or 9% from the same quarter last fiscal year. The decrease was principally due to a decrease in product development expense of $595,000, offset by an increase in total general and administrative costs of approximately $352,000 related to the newly acquired energy conservation equipment line, which consisted primarily of consulting expense of approximately $145,000 and royalty expense of approximately $52,000.

Compensation expense of $5,703,198 increased by $4,857,479 or 574% primarily due to the issuance of 10,500,000 shares of Common Stock to the Company's Chief Executive Officer in connection with the amendment of his employment agreement. This was a one-time, non-cash payment valued at $4,620,000 representing 95% of the total increase. Another component of this increase was due to approximately $209,000 of additional compensation expense related to the operations of the newly acquired energy conservation equipment line. Depreciation and amortization expense increased by $147,875, largely due to $238,000 related to the property and equipment and intangible assets purchased from Bayview. This increase was offset by a decrease of approximately $90,000 related to other depreciable assets due to a lower depreciable asset base.

During the quarter, the Company incurred a charge of $277,297 related to the modification of debt terms for certain 2003 and 2004 12% Convertible Senior Notes. This charge represents the unamortized debt discount that remained on the Senior Notes that were scheduled to mature in December 2003 and 2004, and whose terms were substantially modified when the note holders agreed to extend the maturity date of their notes in exchange for a reduction in the conversion rate on the note. There was no such comparable charge in the prior year's quarter ended September 30, 2002.

The interest expense increase of $1,154,400 was due mainly to non-cash charges of $1,031,232 related to expensing the unamortized debt discount and other issuance costs on the 12% Senior Notes that were converted into Common Stock during the quarter. The decrease in cash interest expense of $82,261 was mainly due to the issuance of Common Stock in lieu of cash for payment of interest due to Senior Note holders.


FISCAL YEAR ENDED JUNE 30, 2003:

The fiscal year ended June 30, 2003 resulted in a net operating loss of $21,965,499 (approximately $12.6 million non-cash) compared to a net loss of $17,314,807 (approximately $11.0 million non-cash) for the comparable period in the prior fiscal year.

Revenues for the fiscal year ended June 30, 2003 were $2,853,068, an increase of $1,170,367 or 70% from the fiscal year ended June 30, 2002. This increase in revenues is primarily due the inclusion of a full year of product revenues and service and transaction fees relating to Stitch Networks Corporation, which accounted for approximately $1,136,000 of the revenue increase. The remaining increase was due to increased equipment sales of e-Port and Business Express. The Company is continually increasing its sales efforts to sell its e-Port and Business Express products.

Overall, operating expenses for the fiscal year ended June 30, 2003 were $17,912,707, representing a $886,842 or 5% increase over the prior period. The significant changes in each category were as follows:

The decrease of $1,091,458 or 27% in cost of sales is due primarily to amortization of software development costs of $1,331,000 in 2003 compared to $2,996,000 in 2002. The 2002 amortization included a one-time impairment charge of $2,663,000 that was non-recurring in fiscal year 2003. The remaining increase in cost of sales is attributable to the increase in e-Port sales during fiscal year 2003.

The decrease in general and administrative expenses was $673,380 or 9%. This decrease is due to changes in the following expenses: consulting, advertising, public relations and promotion expense decrease of $1,368,022 for reduced corporate and investor relations services offset by increases in product development and outside services of $926,395 for work on the network. We have continued to utilize consultants for general business activities, including network services, and have attempted whenever possible to pay for these services on a non-cash basis through the issuance of debt and equity instruments.

Compensation expense increased $318,548 or 7% over last year. This increase is due to the inclusion of salaries of $136,000 related to the Stitch operations as well as an increase of approximately $200,000 in bonus expense during the fiscal year ended June 30, 2003 versus fiscal year ended June 30, 2002.

Depreciation and amortization expense increased by $811,478 for the fiscal year ended June 30, 2003, which is attributable to increased depreciation expense resulting from assets acquired in the Stitch acquisition, as well as the impairment loss of $321,476 recorded on a group of vending machines during the fiscal year in accordance with SFAS No. 144.

The Company incurred a charge during the fiscal year ended June 30, 2003 relating to the modification of debt terms for certain 2000 and 2001 12%
Convertible Senior Notes in the amount of $1,521,654. There was no such comparable charge in the prior year. This charge is for the unamortized debt discount that remained on the Senior Notes that are scheduled to mature in December 2003 and December 2004 whose terms were modified for those note holders who agreed to extend the maturity of their notes in exchange for a reduction in the conversion rate. The Company offered these note modifications (e.g.
extended maturity dates), and recognized the related non-cash charge to operations in order to manage short-term cash flows.

In June 2003, the Company determined that the decline in the market value of the investment in the Jubilee Investment Trust was "other than temporary." Accordingly, the Company recorded a loss of $1,945,951, which is reflected as a loss on investment in the 2003 Consolidated Statement of Operations. No such comparable loss was recorded in the previous year.

Total interest expense increased by $2,991,166, due to the greater debt carried by the Company to finance its operations. A significant portion of interest expense is the amortization of non-cash debt discount.

FISCAL YEAR ENDED JUNE 30, 2002:


For the fiscal year ended June 30, 2002, the Company had a net loss of $17,314,807 (approximately $11.0 million non-cash).


Revenues for the fiscal year ended June 30, 2002 were $1,682,701, an increase of $231,699 or 16% from the prior year. This increase in revenues is directly attributable to the acquisition of Stitch Networks Corporation, which accounted for $210,068 of the increase. Other revenues remained flat with the prior year, as the Company's sales efforts did not produce significant revenues due to limited market acceptance, which was less than that anticipated by the Company. The Company is continually increasing its sales efforts to sell its e-Ports and its Business Express products.

Overall, operating expenses for the fiscal year ended June 30, 2002 were $17,025,865, representing a $7,365,090 or 76% increase over the prior year. This increase is due to the increases of $3,113,674 or 328% in cost of sales, $2,332,938 or 42% in general and administrative expenses, $1,687,886 or 57% in compensation expense, and $230,592 or 110% in depreciation and amortization expense. The significant changes in each category are as follows:

The increase of $3,113,674 or 328% in cost of sales is due primarily to the inclusion of amortization of software development costs and the cost of product relating to Stitch Networks Corporation. In fiscal 2002, the Company recorded software amortization of $2,996,000, including an impairment charge of $2,663,000, in cost of sales as required by generally accepted accounting principles. During the fourth quarter of fiscal year 2002, the Company determined that the estimated future revenues less costs to complete and dispose the enhanced e-Port client product was zero, and therefore recorded this impairment charge to reflect software development costs at their net realizable value. There was no amortization expense for software development costs in fiscal year ended 2001. The remaining increase in cost of sales is attributable to the increase in sales, primarily related to the Stitch revenues in fiscal 2002.

The increase in general and administrative expenses of $2,332,938 or 42% is due primarily to the increase in non-cash (securities) compensation in the amount of $555,482 paid to our investment banker, increase in the non-cash (securities) compensation paid to our public relations consultants in the amount of $1,601,915, and the increase in non-cash (securities) compensation in the amount of $657,238 paid to our other business consultants. Although these expenses did not result in increased revenues during the fiscal year, we believe that increased revenues may occur in the future. Our investment banker provided us with various financial advisory services during the fiscal year, including identifying strategic acquisition opportunities. Our public relations consultants assisted us to attempt to introduce the Company and its products as well as communicate with our shareholders. Our other business consultants assisted us during the fiscal year with technical development of and advice in connection with our network and e-Port products. The increases in our general and administrative expenses were offset by a substantial decrease in legal expenses of $992,181, primarily associated with termination of the Mail Boxes Etc. litigation, which was settled in fiscal year 2001.

The increase in compensation expense of $1,687,886 or 57% from the previous year is mainly attributable to an increase in stock bonus expense to Company officers and employees of $1,248,545, which was a non-cash expense. The stock bonuses were issued in order to adequately compensate and attempt to retain the Company's management team intact. Corporate salaries increased $342,921 or 113%, due to increased headcount by 16% during the year, primarily due to the addition of Stitch Network's personnel during the last one and one half months of 2002.


Depreciation and amortization expense of $440,238 increased by $230,592, which is directly attributable to the increased depreciation expense of the assets acquired in the Stitch acquisition.

Interest expense increased by $864,929, primarily as a result of the non-cash amortization to interest expense relating to the debt discount and beneficial conversion features on the Company's convertible Senior Notes.


Plan of Operations


During the fiscal year ended June 30, 2003, revenues generated from equipment sales of Business Express and related hospitality offerings were approximately $642,000. These revenues were a result of the Company's sales of equipment directly to various hotel chains, and through distributors. With the acquisition of Bayview on July 11, 2003, the Company now designs and manufactures patented energy conservation devices for equipment such as laser printers, monitors, office peripherals, refrigerated vending machines and glass front merchandisers (referred to as slide or visi coolers). These energy conservation devices reduce power consumption of various types of equipment by allowing the equipment to operate in power saving mode when full power mode is not necessary. These devices, which include the VendingMiser, CoolerMiser, SnackMiser, MonitorMiser and LaserMiser can use activity, occupancy, temperature, timing or other various methods to determine which mode the equipment should be in. Route to market for the energy conservation devices is much the same as the Company's e-Port technology, with the notable addition of governmental and utility rebate and give-away programs, where by part or all of the cost of the energy management device is covered by government funds allocated to energy conservation projects. In August and September 2003, the Company fulfilled an order for over 3,400 VendingMiser units from Austin Energy in Austin Texas for a total sale of approximately $486,000.

In October 2003, the Company signed a strategic alliance agreement with Conopco, Inc. dba Unilever Home & Personal Care North America to be the exclusive provider of laundry detergent for the e-Suds program to be used in colleges and universities located in the United States. The agreement provides for the Company to receive payments per injection of detergent as well as a series of investment payments to be distributed to various operators who allow branding of their machines with the Unilever "all" logo.

The Company's vending machines for the Kodak Program are purchased from Dixie-Narco and the film and cameras are purchased directly from Eastman Kodak Company. Product revenues through the fiscal year ended June 30, 2003 were approximately $445,000 and approximately $75,000 for the three months ended September 30, 2003. In May 2003, Stitch notified Maytag and Dixie-Narco that they had breached the Kodak Agreement because Maytag had failed to create and maintain during the term of the Kodak Agreement a customer focus team and Dixie had failed to service, place and pick up the machines as required in the Kodak Agreement. In June 2003, Maytag and Dixie-Narco indicated to Stitch that they were not in breach of the Kodak Agreement and that Stitch had breached the Agreement by failing to pay certain payments due thereunder. Maytag and Dixie indicated that that the customer focus team was terminated due to Stitch's breach of the Kodak Agreement by failing to pay fees due thereunder and Stitch's not taking delivery of vending machines ordered from Dixie. The parties have been negotiating a resolution of this matter although no settlement has been finalized. The Company believes that any settlement would involve the termination of the Kodak Agreement. In such event, although revenues of the Company would be reduced, because the Kodak program is and has been operating at a loss, the termination of the program would eliminate these ongoing losses. The Company also believes that any settlement would involve the payment of the amount due by Stitch to U.S. Bancorp by the other parties to the Kodak Agreement and the forgiveness of the payments due by Stitch to Dixie in the approximate amount of $123,716.

In March 2002, the Company signed an agreement with MEI (Mars Electronics), a world leader in the manufacturing of electronic coin mechanisms and dollar bill acceptors for the vending industry. MEI has agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. Commercial availability is planned for winter 2003. To date, no revenue has been generated from this agreement.

In October 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company, which is a supplier of microprocessors to the retail point of sale industry. The agreement allows the Company's proprietary network software (USALive) to be embedded on a chip produced by ZiLOG. The Company licenses its software to the purchaser and is entitled to a fee for the licensing of each such chip. A second revenue stream could be generated from purchasers who buy the retail point of sales terminals and begin to use them, if they elect to use the USA network embedded on the chip. To date, no products have been available for commercial use and accordingly, no revenues have been generated.

In laundry, American Sales Inc. (ASI) has signed a five-year agreement to purchase units of Stitch's e-Suds laundry solution for their university locations in the Midwest, with initial installations to begin in the fall of 2003. In October 2003, the Company installed a system at ASI's facilities for final testing. The Company anticipates unit sales to begin during the second quarter of fiscal year 2004.

On July 11, 2003, USA purchased Bayview pursuant to an asset purchase agreement. Bayview designs and manufactures energy conservation devices for the vending industry. The operating assets consist primarily of the patents and other intellectual property relating to such devices and customer accounts. The Bayview transaction adds a complementary product to the Company's available offerings to the vending industry.

The purchase price for Bayview's assets was 20,000,000 shares of restricted Common Stock of USA issued to Bayview, and a cash payment made by USA in the amount of $631,247 to a creditor of Bayview (paid from USA's working capital). The purchase price was determined as a result of an arms length negotiation between Bayview and USA. To the best knowledge of USA, neither USA, any affiliate, director, officer nor associate of any director or officer of USA had any material relationship with Bayview prior to the transaction. The Company also agreed to issue 170,000 shares to Robert McGarrah in exchange for his introducing Bayview to the Company as a possible acquisition candidate. Such shares have been included in the acquisition cost of Bayview.

Bayview has agreed not to sell any of the Common Stock until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or (ii) that number of shares of the stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common Stock of USA. USA has agreed to use its best efforts to register all of the stock for resale by Bayview under the Act, for a period of one year (from July 11, 2004 through July 11, 2005).

Liquidity and Capital Resources

During the fiscal year ended June 30, 2003, the Company completed several financing transactions. Net proceeds of $9,930,879 were realized from private placement offerings of Common Stock including the exercise of Common Stock Purchase Warrants and Options. Proceeds of $1,833,841 were realized from private placement offerings of 12% Convertible Senior Notes. As of June 30, 2003, the Company had a working capital deficit of $791,532.


During the fiscal year ended June 30, 2003, net cash of $9,228,899 was used by operating activities, primarily due to the net loss of $21,965,499 offset by the following non-cash charges: $2,573,301 for Common Stock, Common Stock Warrants and Senior Notes issued for services; $2,743,083 of non cash depreciation and amortization; $2,955,158 of non-cash amortization of the debt discount relating to the 12% Convertible Senior Notes; $1,945,951 for a realized loss on the investment in the Jubilee Trust; $1,521,654 loss realized on the modifications of the Senior Notes; and $860,250 of interest expense on the Senior Notes paid through the issuance of Common Stock.

During the fiscal year ended June 30, 2003, net cash used in investing activities was $186,895 principally due to the investment in computer equipment and furniture and equipment of $149,000 (a reduction of over $2 million from 2002 for investments in property, equipment and software development costs). The net cash provided by financing activities of $11,242,279 was attributable primarily to net proceeds generated from the issuance of Common Stock through private placements, exercise of Common Stock Purchase Warrants, and net proceeds generated through the issuance of the 12% Convertible Senior Notes offset by the payment of long-term debt and capital leases of $557,441.

In connection with the May 2002 Stitch acquisition (Note 4 to the Consolidated Financial Statements), the Company assumed long term debt of $3,976,000, which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002 leaving an outstanding balance of $275,000. These loans are secured by certain assets of Stitch. At June 30, 2003 $166,765 of working capital loans are outstanding which bear interest at 6.75% per annum. Such loans were payable on July 8, 2002. During fiscal year 2003 the bank extended the due date on these loans on several occasions under forbearance agreements. At June 30, 2003, the Company is in default under this working capital loan agreement. We have agreed to a satisfactory payment arrangement with the bank and we intend to pay off this debt in full from working capital.

At June 30, 2003 and September 30, 2003 the Company also has a bank facility (the Facility), which was utilized to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings were made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in these vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company.

For the three months ended September 30, 2003, net cash of $2,727,715 was used by operating activities, primarily due to the net loss of $9,303,084 offset by non-cash charges aggregating to $7,493,302 for transactions involving issuing Common Stock for services, depreciation and amortization of assets, amortization of debt discount, loss on debt modifications relating to the Senior Notes and interest expense relating to the Senior Notes paid through the issuance of Common Stock and Common Stock Warrants, offset by a gain on the sale of investment. In addition, the Company's operating assets increased by $917,933 primarily due to accounts receivable and inventory increases related to the addition of the energy conservation equipment line from the Bayview acquisition. For the three months ended September 30, 2003, net cash used in investing activities was $833,795, primarily due to the cash component of the investment in Bayview of $727,969.

Proceeds from financing activities for the three months ended September 30, 2003 provided the funds necessary to support cash used in operating and investing activities. Proceeds of $5,935,518 were realized from several private placement offerings of Common Stock, the exercise of Common Stock Warrants and collection of Common Stock subscriptions receivable. Payments of long-term debt and capital leases totaled $140,043 for the quarter.

Long-term debt obligations of the Company as of September 30, 2003 were as follows:

         Bank facility                               $696,305
         Working capital loans                        166,765
         Other, including capital lease obligations    52,175
                                                     --------
                                                      915,245
         Less current portion                         813,681
                                                     --------
                                                     $101,564
                                                     ========

The bank facility (the Facility) was utilized to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings were made from time to time under the Facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Final maturity of principal extends into the year ending June 30, 2005.

In connection with the Stitch acquisition, the Company assumed long-term debt which included a vending equipment borrowing facility and working capital loans. These loans are secured by certain assets of Stitch. At September 30, 2003, $166,765 of the working capital loans remain outstanding, and bear interest at 6.75% per annum. Such loans were payable on July 8, 2002. During fiscal year 2003 the bank extended the due date on these loans on several occasions under forbearance agreements. The Company was in default under this working capital loan agreement, however, on November 6, 2003, the Company reached an agreement with the bank to pay the remaining balance in installments over the next twelve months.

The Company has incurred losses of $22.0 million (approximately $12.6 million non-cash) and $17.3 million (approximately $11.0 million non-cash) during each of the fiscal years ended June 30, 2003 and 2002, respectively, and cumulative losses from inception through June 30, 2003 amounting to $75.2 million. For the three months ended September 30, 2003, the net loss was $9,303,084 of which $7,493,302 related to non-cash charges. Cumulative losses through September 30, 2003 amounted to approximately $84.5 million. The Company has continued to raise capital through equity and debt offerings to fund operations.

The impact of the Bayview acquisition on cash flow for the three months ended September 30, 2003 was a net cash outflow of approximately $1.5 million - $760,000 of cash used in operations and $728,000 invested in operating assets and liabilities in connection with the purchase. The structure of the acquisition of the energy conservation equipment line from Bayview did not include acquiring the working capital required to support the business. The quarter's operating cash flows reflected an investment for this working capital. Such amount was greater than that expected to support the on-going business activities of the energy conservation equipment line by approximately $650,000 due to acquisition transition and integration. The Company has since reduced working capital invested in October 2003 by that amount.

During the year ended June 30, 2003 cash used in operating activities was approximately $750,000 per month. For the three months ended September 30, 2003 cash used in operating activities, excluding the excess working capital investment related to Bayview, was approximately $700,000 per month. Using that as a basis for estimating capital requirements for the remainder of the fiscal year ending June 30, 2004, along with requirements for capital expenditures and repayment of long-term debt, the Company anticipates cash needs of approximately $9.1 million through September 30, 2004.

During the fiscal year ending June 30, 2004, the Company anticipates its cash needs to be approximately $9 million. This estimate is based on the actual cash requirements during fiscal year 2003 of approximately $750,000 per month. This estimate does not consider the positive impact we believe the July 2003 Bayview acquisition will have on the Company's operations, or any incremental revenues from the Company's other products. Bayview is expected to generate $6 million of revenues and operating cash flows of approximately $2.5 million during fiscal year 2004. The increase in projected operating cash flows from the historical cash flows achieved by Bayview in the calendar year ended December 31, 2002, prior to the Company's ownership of Bayview is due to higher gross profit margins projected from the sale of energy conservation products and a reduction in operating expenses. The achievement of these higher margins is due to efficiencies and synergies expected from the integration of the Bayview operations into the Company's operations. Gross profit margins are expected to increase from historical margins of 57% (Year ended December 31, 2002) and 52% (Year ended December 31, 2001) as the Company expects to achieve installation and distribution cost reductions due to the consolidation of operations. This decrease in costs is expected to yield an additional $600,000 of cash flows from the revenues projected of $6 million. In addition to the above cost savings, the Company expects to save approximately $800,000 annually from the elimination of duplicate executive, selling and administrative labor costs and approximately $250,000 in general expense reductions such as travel, advertising, trade show and professional fees as a result of the consolidation and synergies of operations. As the Bayview acquisition only occurred in July 2003, we do not have historical experience with this operation as integrated into the Company's operations and, therefore, the achievement of the positive cash flow impact is not certain at this early stage of integration and operation.

As of September 30, 2003, the Company had $4.6 million of cash and cash equivalents, primarily as a result of proceeds from several private placements of Common Stock entered into during the three months ended September 30, 2003. Subscriptions receivable of $406,687 as of September 30, 2003 were collected in October 2003. Working capital investment related to energy conservation equipment of $650,000 was realized in cash due to the collection of accounts receivable subsequent to September 30, 2003. In September 2003, the Company also sold 700,000 shares of its investment in the Jubilee Trust generating net proceeds of $395,000 and anticipates selling a substantial portion of the remaining Jubilee shares during fiscal year 2004 creating additional cash of approximately $700,000 based on the investment's current quoted market price. These available sources of cash should be sufficient to meet the Company's cash requirements for the remainder of the 2004 fiscal year.

The Company does not expect to rely on the proceeds from the exercise of warrants to meet its capital requirements. To the extent that the sources of capital described above are not sufficient to meet the Company's obligations during the remainder of the year, the Company would reduce operating expenses accordingly, primarily through reductions in discretionary expenditures such as travel, marketing, advertising and research and development. In addition, the Company will continue to employ means to minimize cash requirements such as (i) issuing shares of Common Stock in lieu of cash for third-party services provided to the Company, compensation to employees and interest on the 12% Convertible Senior Notes, (ii) extending maturity dates on the 12% Convertible Senior Notes by reducing the conversion terms to $0.20 per share on the 12% Convertible Senior Notes and (iii) negotiating with vendors and suppliers to extend payment terms of trade obligations.

The holders of $4,067,491 of our Senior Notes due December 31, 2007, may have a right to rescind the exchange of these notes for notes originally due December 31, 2004, and demand that we return to them the $4,067,491 of Senior Notes due December 31, 2004. During the period from March 2003 through December 2004, we granted to each holder of the Senior Notes due December 31, 2004 the right to extend the notes until December 31, 2007 and in such event agreed that the conversion rate of the note would be reduced from $.40 to $.20. On April 14, 2003 we filed a registration statement which included all of the shares underlying the 2007 notes. Because the exchange offering was not completed prior to the filing of that Registration Statement, the exchange offer may be deemed to have been in violation of the registration requirements of Section 5 of the Act. As a result, we removed all of the shares underlying the 2007 Notes from that registration statement. Generally, the statute of limitations for this type of claim is one year after the date of the alleged violations and if successful, would entitle the note holders to rescind the issuance of the new notes to them and demand a return of the 2004 notes. If all of the note holders demanded the return of their notes, we would be obligated to repay the $4,067,491 principal amount on December 31, 2004 rather than on December 31, 2007. This repayment could significantly exceed our cash reserves and require us to borrow funds (which may not be available) and would materially and adversely affect our results of operations and financial condition. Because of the reduced conversion rate of $.20 per share granted in connection with the extension of the maturity date of these notes, we do not anticipate that a significant number of the noteholders, if any, would demand the return of their old note.



Commitments

During March 2003, the Company entered into a lease through December 31, 2008 for 12,864 square feet of space in Malvern, Pennsylvania for its principal executive office. The operating lease provides for escalating rent payments and a period of free rent prior to the commencement of the monthly lease payment in January 2004 of approximately $25,000 per month. With the acquisition of Stitch Networks in May 2002, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company consolidated facilities in Malvern, and vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 4 to the Consolidated Financial Statements). Stitch is in default under the lease since August 2002. The Company also signed a lease expiring in January 2004 at $4,000 per month (increased to $6,000 per month in December 2002) for additional space in Malvern, Pennsylvania for business activities.

As a result of the acquisition of Bayview, the Company assumed two additional operating leases for office space located in Denver Colorado, which expire in June 2005. The Denver office space leases 6,742 square feet of space for approximately $6,000 per month. The lease agreements generally require the Company to pay certain operating expenses, maintenance and property taxes.

Other Events


During October 2002, the Company issued to an investor, Alpha Capital Aktiengesellschaft, 1,500,000 shares of its restricted Common Stock at $.10 per share generating net proceeds of $123,000. The investor also received a warrant to purchase up to 750,000 shares of restricted Common Stock of the Company at an exercise price of $0.15 per share exercisable at anytime for five years. On the seventh business day after the date of this prospectus, the investor had agreed to purchase an additional 1,500,000 shares of restricted Common Stock at $.10 per share and receive another warrant to purchase up to 750,000 shares of restricted Common Stock at the then closing price exercisable for 5 years. We have agreed to register for resale these shares and the shares underlying the warrants until November 2005. The Company paid a finder`s fee of $15,000 to Libra Finance, S.A. in connection with the investment. As provided in the agreement between the Company and Alpha, because this registration statement was not declared effective within 120 days of issuance of our shares to Alpha, Alpha no longer has the right to purchase an additional 1,500,000 shares or receive additional warrants to purchase up to 750,000 shares. In addition, and as provided in the agreement, the Company issued to Alpha 500,000 shares on account of the delay and reduced the exercise price of the warrants already issued to Alpha to $.0665 per share. This prospectus covers the 1,500,000 shares purchased by Alpha in November 2002 as well as the 750,000 shares underlying the warrants issued to Alpha in November 2002. None of these warrants have been exercised as of the date of this prospectus. See "Description of Securities-Registration Rights."

During October 2002, the Company issued to an investor, Kazi Management VI, Inc., 3,571,429 shares of its Common Stock at $.07 per share generating net proceeds of $244,925. This investor also received a warrant to purchase up to 7,142,858 shares of Common Stock of the Company at $.07 per share at any time on or before October 26, 2007, and a warrant to purchase up to 7,142,858 shares of Common Stock at $.07 per share and up to 5,000,000 shares at $.10 per share over a one year period following the date of this prospectus. None of these warrants have been exercised as of the date of this prospectus. We have agreed to register for resale these shares as well as the shares underlying the warrants for a period of five years and all of these shares are included in this prospectus. See "Description of Securities-Registration Rights."

During October 2002, the Company issued 1,480,000 shares of its Common Stock to certain of its employees and consultants at $.16 per share. Such shares were issued for services to be performed in subsequent periods. All of these shares are covered by this prospectus.

During October 2002, the Company granted to all of the holders of the 12% Convertible Senior Notes, 10,306,026 Common Stock warrants to purchase Common Stock at $.10 per share. The total number of the warrants issued was that number of shares equal to 75% of the dollar amount of the Senior notes held by the note holders. The warrants are exercisable through November 30, 2002 (subsequently extended through September 30, 2003). Upon the exercise of this warrant by the Senior Note holder, the Company granted an identical number of warrants to that Note holder with an exercise price of $0.10 per share exercisable through September 30, 2003. We have agreed to use our best efforts to register these shares for resale under the Act as our cost and expense until April 2004. Through June 2003, the investors exercised a total of 7,127,508 Common Stock warrants of the 10,360,026 warrants initially granted, generating gross proceeds to the Company of $712,751. An additional 7,127,508 warrants were granted upon the exercise of the initial warrant to these note holders. Of these additional warrants, 6,898,296 were exercised as of June 30, 2003, generating gross proceeds to the Company of $689,830. Subsequent to June 30, 2003 and through September 30, 2003, an additional 529,790 warrants were exercised. All unexercised warrants have expired on September 30, 2003, and this prospectus covers the resale of the shares issued upon exercise of these warrants.

                                    BUSINESS

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. Currently, the Company's core business is its cashless payment and control network. The equipment component of the network consists of the Company's client devices, e-Port and TransAct, and any associated equipment such as copiers, computers or vending machines. When sold to hotels, the TransAct plus office equipment is called the Business Express(R). The e-Port or TransAct client device allows a consumer to use a credit card to make a purchase from host equipment such as copiers, computers or vending machines and gathers information about sales and operations of the host equipment. The e-Port client products currently are targeted to the vending industry. USA Technologies has historically generated some revenues from the direct sale of this equipment. A second source of revenues is generated from product sales from our Kodak vending machines. In addition, transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. Service fees for access to the Company's equipment and network services are recognized on a monthly basis.

The Company's network brings additional benefits to the auditing and financial services the Company provides its customers. The auditing feature of our e-Port and TransAct client products, captures supply chain data (i.e. units sold, product sold, price of units sold) and other machine diagnostic information, and transmits this information back to either a customer's network or to the USA network for reporting. The Company provides financial services consisting of turnkey processing of unattended cashless transactions; 24x7x365 helpdesk support for customer refunds and troubleshooting and the reporting of sales and inventory data. This service generates monthly network fees, plus transaction processing fees from the retention of a portion of the monies generated from all credit card transactions conducted through its cashless payment and control network.

Our cashless payment and control network operates as follows:

-        The consumer swipes a credit card through the e-Port or TransAct.

- The e-Port or TransAct transmits the request to the credit card processor.

-        The e-Port or TransAct activates the equipment for use by the consumer.

- Once the consumer finishes using the e-Port or TransAct, the control system transmits a record of the transaction to the credit card processor.

- The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor's charge (i.e. transaction fees), to us.

- Finally, we forward money (check or electronic) to each customer representing its share of the proceeds.

CASHLESS PAYMENT PROCESSING

Each of the Company's cashless control systems records and transmits all transaction data to the Company, which then forwards it to the credit card processor and related system involving the banks and the credit card companies such as Visa, MasterCard and American Express. Based on the transaction data, the payment for services rendered or product purchased is then electronically transferred to the Company's bank (less various financial charges). The Company then forwards to the location it's agreed upon share of the funds, through check or EFT. In hospitality, if the Company has sold the business center equipment to the location, the portion retained by the Company is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In the Kodak program, charges for product have been negotiated to give Stitch a reasonable margin. In addition the Company charges a fixed monthly management fee which is generally $20-$25 per control system for existing hospitality locations.


PRODUCT LINES

THE E-PORT FOR VENDING

In general, our vending service enables:

- cashless transactions including credit cards, smart cards, student Ids, PDAs and cell phones;

- real-time access to monitor inventory, sales, audit (cash and credit) and machine maintenance via the Internet from any PC;

- the potential of an added revenue stream with a LCD color touch screen for displaying interactive advertising and content on our multi-media e-Port client product.


The e-Port allows a consumer to use a credit card or other forms of cashless payment to make a purchase, and also gathers information about sales and operations of the host equipment. Additional capabilities can include Internet connectivity and wireless communications. With some additional effort, our multi-media e-Port client product could offer the capability for public access electronic commerce and advertising. The multi-media e-Port client device has had limited market acceptance to date.


For the years ended June 30, 2003, June 30 2002, and the three months ended September 30, 2003 the Company has expensed approximately $1,505,000, $1,187,000 and $166,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company's employees and is reflected in compensation and general and administrative expense in the accompanying consolidated financial statements. Through March 31, 2003 the Company capitalized approximately $5.3 million for the services of IBM, to program the enhancements to the Company's proprietary "USAlive" server network and for the development of the e-Port client product containing multi-media capabilities. During the fourth quarter of fiscal 2002, the multi-media e-Port product and the enhanced network became available for general release and thus began marketing it to the Company's customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port client product and the enhanced network and as a result of this evaluation, due mainly to the limited market acceptance of the multi-media e-Port(TR) client product, the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port (TM) client product was zero. Accordingly, the Company recorded an impairment charge of approximately $2.7 million of software development costs related to the multi-media e-Port client product reflecting the software development costs at its net realizable value. The Company continues to market the multi-media e-Port client product, and to date, revenues generated from its sale have been insignificant. See Note 2 to the Consolidated Financial Statements.


With the acquisition of Stitch Networks, the Company has acquired vending business with Eastman Kodak. This consists of locating specially designed Kodak vending machines in high profile venues across the United States such as amusement parks, zoos, and sports stadiums. The vending machines dispense disposable cameras and associated film. This agreement will terminate December 31, 2003, and after this date we will continue to receive on going revenues from the approximately 286 placements in service. As discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations, the Kodak agreement may be terminated prior to December 31, 2003.


THE BUSINESS EXPRESS (R) FOR HOTELS

The hotel/motel hospitality industry has become more competitive as chains increase efforts to attract the most profitable customer: the business traveler or conference attendee, who accounts for the majority of hotel occupancy, stays longer and spends more per visit than the leisure traveler. For these reasons, hotels have become responsive to the needs of the business traveler. The Business Express enables a hotel to address some of these needs, while offering the possibility of generating incremental revenue.

The Business Express utilizes the Company's existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product in a functional kiosk type workstation. All devices are cashless, therefore eliminating the need for an attendant normally required to provide such services.

Our hotel service enables:

-        cashless transactions using credit cards and room cards for payment;

-        access to unattended 24/7 business center services for hotel guests;

- access to vending machines for hotel guests with the use of their room card.

E-SUDS (TM) FOR LAUNDRY

With the acquisition of Stitch Networks, the Company acquired additional product line enhancements. One such enhancement is our university laundry services, which enable:

- students to go on-line and check the availability of laundry machines and receive email or a page when their laundry cycles are complete;

- students to charge the cost of their laundry to their credit card or student account;

- laundry operators to access inventory, sales, audit and maintenance via the Internet from any PC;

- laundry operators to benefit from additional revenue through the sale of detergent automatically added to the wash cycle.

There are minimal revenues in the year ended June 30, 2003 for this product due to it currently being under development.


Through the acquisition of substantially all of the assets of Bayview Technology Group, LLC (Bayview) in July 2003, the Company now designs and manufactures patented energy conservation devices for equipment such as laser printers, monitors, office peripherals, refrigerated vending machines and glass front merchandisers (referred to as slide or visi coolers). These energy conservation products reduce power consumption of various types of equipment by allowing the equipment to operate in power saving mode when full power mode is not necessary. These devices, which include the VendingMiser, CoolerMiser, SnackMiser, MonitorMiser and LaserMiser can use activity, occupancy, temperature, timing or other various methods of determining which mode it should be in. Route to market for the energy conservation products is much the same as for the Company's e-Port technology, with the notable addition of governmental and utility rebate and give-away programs where part or all of the cost of the energy management products is covered by government funds available for energy conservation projects.


ENERGY CONSERVATION PRODUCTS

With the acquisition of Bayview in July 2003, the Company has acquired the following additional products:

- VendingMiser(TM)installs in a cold drink vending machine and reduces the power consumption of the vending machine by an average of 46%;

- CoolerMiser reduces the energy used by sliding glass or pull open glass-front coolers that contain non-perishable goods;

- SnackMiser reduces the amount of electricity used by non-refrigerated snack vending machines;

- MonitorMiser Plus is a computer monitor power controller. It works with all operating systems and performs by powering down the monitor based upon keyboard or mouse activity;

- LaserMiser provides energy conservation to laser printers, shutting them down when they are idle. It is a plug-and-play device that is software transparent and capable of handling any laser printer with a parallel or serial connection;

- Internal VendingMiser (IVM) is the second generation of the VendingMiser in development. It installs into cold drink vending machines and has the capability to control the cooling system and the advertising lights separately.

MARKETING



As of September 30, 2003, the Company was marketing and selling its products through its full time staff consisting of five people. The Company is primarily focused on the vending, hospitality, kiosk and laundry industries.

Within the vending industry, our e-Port (TM) client product is being purchased by soft drink bottlers and independent vending operators throughout the United States. On the soft drink bottler side, heavy effort is being put into securing initial distribution agreements with the top ten Coke and Pepsi bottlers, and Dr. Pepper. Three of the premier national independent vending operators, Compass, ARAMARK and Sodexho, have already installed e-Port (TM) in various locations. One major vending operator, International Vending Management, has signed a contract with the Company although nominal revenues have resulted to date from this contract.

In March 2002, the Company signed an agreement with MEI (Mars Electronics), who agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. By contract, MEI has committed to buy a minimum of 10,000 unit of the USA product over the course of 24 month agreement or pay the Company $4.00 per unit for any shortfall. Commercial availability is planned for winter 2003 and through the date hereof no revenues have been generated from this arrangement.

The Company continues to work with the top vending machine manufacturers (OEM) in order to incorporate our e-Port (TM) technology into newly manufactured vending machines coming off the factory assembly line. In addition, the Company continues to sell to and increase the number of authorized resellers for its products. In the hospitality industry, Business Express continues to be one of the premier solutions for automated business centers. The addition of e-Port
(TM) technology for vending machines located in hotels now offers a "one-stop shopping" experience to hotels that have or are considering purchasing a USA business center.

Within the laundry industry, American Sales Inc. (ASI) has signed a five-year agreement to purchase units of Stitch's e-Suds laundry solution for their university locations in the Midwest. Through the date hereof, the Company is finalizing product commercialization; therefore, ASI has not yet purchased units under this contract. The Company anticipates unit sales to begin being realized during the second quarter of fiscal year 2004.

In October 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company that is a supplier of microprocessors to the retail point of sale industry. The agreement allows the Company's proprietary network software (USALive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a license fee. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip procurement. As of the date hereof, no products have been available for commercial use and accordingly, no revenues have been generated.

The Company utilizes independent third party companies for the manufacturing of its e-Port(TM) product line. The Company purchases other components of its business center (computers, printers, fax and copy machines) through various manufacturers. Orders are regularly placed for expected orders weeks in advance.

COMPETITION

We are aware of three competitors who offer unattended business centers in the hospitality industry in competition with the Business Express. We believe that our products (currently located in over 400 locations) are in approximately seventy-five percent of the locations currently utilizing unattended business centers. We are aware of one competitor in regards to our e-Port control systems for use in the beverage vending industry. There are at the present time very few installations of this product.

In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, might be capable of developing products or utilizing their existing products in direct competition with our e-port control systems targeted to the beverage vending industry. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses that make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company's Business Express, and the locations may not order the Business Express, or if ordered, the hotel guest may not use it.

TRADEMARKS, PROPRIETARY INFORMATION AND PATENTS

The Company received federal registration  approval of the following trademarks:
Business Express, Express Solutions, C3X, TransAct, Public PC, PC Express, Copy Express, Credit Card Copy Express, Credit Card Computer Express, Credit Card Printer Express, Credit Card Microfiche Express, Credit Card Debit Express, The Office That Never Sleeps, Intelligent Vending and e-Port(TM). The following trademarks are pending federal registration: USALive, Dial-A-Vend, Dial-A-Snack, Dial-A-Vend.com, e-Port The Next Generation in Vending and CineMachine. Through its wholly owned subsidiary, Stitch Networks, the Company has secured one registered trademark eVend.net and three trademarks that are pending registration: eSuds.net, E-ppliance and Stitch Networks. In addition, due to the July 2003 acquisition of Bayview, the Company has secured the VendingMiser trademark and the trademark SnackMiser is pending federal registration.

Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain of the Company's technology.

Through September 30, 2003, 45 United States patents and 2 Canadian patents have been issued to the Company (including 4 patents acquired in July 2003 from Bayview). Thirty-five patents are pending (including 2 Canadian and 5 acquired from Bayview) and 3 patents have received notices of allowance as of September 30, 2003.

The list of issued patents is as follows:

o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";

o   U.S.  Patent No.  5,637,845  entitled  "Credit  and Bank  Issued  Debit Card
    Operating    System   and   Method   for    Controlling   a   Prepaid   Card
    Encoding/Dispensing Machine";

o   U.S. Patent No. D423,474 entitled "Dataport";

o   U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";

o   U.S. Patent No. D418,878 entitled "Sign Holder";

o U.S. Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";

o   U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";

o U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine";

o   U.S. Patent No. 6,119,934  entitled "Credit Card, Smart Card and Bank Issued
    Debit  Card   Operated   System  and   Method  for   Processing   Electronic
    Transactions";

o U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine";

o U.S. Patent No. D437,890 entitled "Electronic Commerce Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine";

o U.S. Patent No. D441,401 entitled "Electronic Commerce Terminal Enclosure with Brackets";

o U.S. Patent No. 6,321,985 entitled "System and Method for Networking and Controlling Vending Machines";

o U.S. Patent No. 6,505,095 entitled "System for Providing Remote Audit, Cashless Payment, and Interactive Transaction Capabilities in a Vending Machine";

o U.S. Patent No. 6,389,337 entitled "Transacting e-commerce and Conducting e-business Related to Identifying and Procuring Automotive Service and Vehicle Replacement Parts";

o U.S. Patent No. 6,021,626 entitled "Forming, Packaging, Storing, Displaying and Selling Clothing Articles"; and

o   U.S.  Patent No.  6,152,845  entitled  "Credit  and Bank  Issued  Debit Card
    Operated    System   and   Method   for    Controlling    a   Prepaid   Card
    Encoding/Dispensing Machine";

o U.S Patent No. 6,622,124 entitled "Method of transacting an electronic mail, an electronic commerce, and an electronic business transaction by an electronic commerce terminal operated on a transportation vehicle";

o U.S. Patent No. 6,615,186 entitled "Communicating interactive digital content between vehicles and internet based data processing resources for the purpose of transacting e-commerce or conducting e-business";

o U.S. Patent No. 6,615,183 entitled "Method of warehousing user data entered at an electronic commerce terminal";

o U.S. Patent No. 6,611,810 entitled "Store display window connected to an electronic commerce terminal";

o U.S. Patent No. 6,609,103 entitled "Electronic commerce terminal for facilitating incentive-based purchasing on transportation vehicles";

o U.S. Patent No. 6,609,102 entitled "Universal interactive advertising and payment system for public access electronic commerce and business related products and services";

o   U.S. Patent No. D478,577 entitled "Transceiver base unit";

o U.S. Patent No. 6,606,605 entitled "Method to obtain customer specific data for public access electronic commerce services";

o U.S. Patent No. 6,606,602 entitled "Vending machine control system having access to the internet for the purposes of transacting e-mail, e-commerce, and e-business, and for conducting vending transactions";

o U.S. Patent No. 6,604,087 entitled "Vending access to the internet, business application software, e-commerce, and e-business in a hotel room";

o U.S. Patent No. 6,604,086 entitled "Electronic commerce terminal connected to a vending machine operable as a telephone";

o U.S. Patent No. 6,604,085 entitled "Universal interactive advertising and payment system network for public access electronic commerce and business related products and services";

o U.S. Patent No. 6,601,040 entitled "Electronic commerce terminal for wirelessly communicating to a plurality of communication devices";

o U.S. Patent No. 6,601,039 entitled "Gas pump control system having access to the Internet for the purposes of transacting e-mail, e-commerce, and e-business, and for conducting vending transactions";

o U.S. Patent No. 6,601,038 entitled "Delivery of goods and services resultant from an electronic commerce transaction by way of a pack and ship type company";

o U.S. Patent No. 6,601,037 entitled "System and method of processing credit card, e-commerce, and e-business transactions without the merchant incurring transaction processing fees or charges worldwide";

o   U.S.  Patent  No.  D477,030   entitled  "Vending  machine  cashless  payment
    terminal";

o U.S. Patent No. D476,037 entitled "User interface bracket for a point of sale terminal";

o U.S. Patent No. D476,036 entitled "Printer bracket for point of sale terminal";

o U.S. Patent No. D475,751 entitled "User interface bracket for a point of sale terminal";

o U.S. Patent No. D475,750 entitled "Paper guide for a point of sale terminal";

o U.S. Patent No. D475,414 entitled "Printer bracket for point of sale terminal";

o U.S. Patent No. 5,844,808 entitled "Apparatus and methods for monitoring and communicating with a plurality of networked vending machines";

o U.S. Patent No. 6,581,396 entitled "Refrigerated vending machine exploiting expanded temperature variance during power-conservation mode";

o U.S. Patent No. 6,389,822 entitled "Refrigerated vending machine exploiting expanded temperature variance during power-conservation mode";

o U.S. Patent No. 6,243,626 entitled "External power management device with current monitoring precluding shutdown during high current"; and

o U.S. Patent No. 5,477,476 entitled "Power conservation system for computer peripherals";

o U.S. Patent No. 6,629,080 entitled "Transaction processing method of fulfilling an electronic commerce transaction by an electronic commerce terminal system";

o   Canadian Patent No. D199-1014 entitled "Sign Holder";

o   Canadian Patent No. D199-1038 entitled "Laptop Data Port Enclosure".

The Company believes that the U.S. patent No. 6,505,095 entitled "System for providing remote audit, cashless payment, and interactive transaction capabilities in a vending machine" is very important in protecting its intellectual property used in its e-Port control system targeted to the vending industry. The patent expires in July 2021.

Employees



On September 30, 2003, the Company had 29 full-time employees. In addition, as a result of the purchase of Bayview on July 11, 2003, the Company continued the services of 9 full-time independent contractors to Bayview.


Properties

During March 2003, the Company entered into a lease through December 31, 2008 for 12,864 square feet of space in Malvern, PA for its principal executive office. The operating lease provides for escalating rent payments and a period of free rent prior to the commencement of the monthly lease payment in January 2004 of approximately $25,000 per month. With the acquisition of Stitch Networks in May 2002, the Company acquired 12,225 square feet of rented space in Kennett

Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company consolidated facilities in Malvern, and vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 4 to the Consolidated Financial Statements). Stitch is in default under the lease since August 2002. During the fiscal year, the Company also signed a lease expiring in January 2004 at $4,000 per month (increased to $6,000 per month in December 2002) for additional space in Malvern, PA for business activities.

As a result of the July 2003 acquisition of Bayview, the Company assumed two additional operating leases for office space located in Denver, Colorado, which expire in June 2005. The Denver office space leases 6,742 square feet of space for approximately $6,000 per month. The lease agreements generally require the Company to pay certain operating expenses, maintenance and property taxes.

Where to get more information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC`s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC`s Washington, D.C. office at prescribed rates.

Our   filings   may   also   be   accessed    through   the   SEC`s   web   site
(http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355,
Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).

We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

Our Directors and executive officers, on September 30, 2003, together with their ages and business backgrounds were as follows:


Name                                  Age      Position(s) Held
----                                  ---      ----------------
George R. Jensen, Jr.                 55       Chief Executive Officer,
                                               Chairman of the Board of
                                               Directors
Stephen P. Herbert                    41       President, Director
Haven Brock Kolls, Jr.                37       Vice President - Research and
                                               Development
David M. DeMedio                      32       Chief Financial Officer
William W. Sellers (1)(2)             81       Director
William L. Van Alen, Jr. (1)(2)       69       Director
Steven Katz (1)                       54       Director
Douglas M. Lurio (2)                  47       Director

(1) Member of Compensation Committee
(2) Member of Audit Committee

Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until
1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

Haven Brock Kolls, Jr., joined USA Technologies on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

David M. DeMedio joined USA Technologies on a full-time basis in March 1999 as Controller and become Chief Financial Officer effective July 1, 2003. In the summer of 2001, Mr. DeMedio was promoted to Director of Financial Services where he was responsible for the sales and financial data reporting to customers, the companies turnkey banking services and maintaining and developing relationships with credit card processors and card associations. From 1996 to March 1999, prior to joining the company, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its' accounting and auditing and consulting practice. Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio graduated with a Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant.

William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949, which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company, which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz`s prior experience includes five years with PriceWaterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

The employment agreements of Leland P. Maxwell (former Chief Financial Officer of USA) and Michael K. Lawlor (former Vice President - Marketing and Sales) expired on June 30, 2003. Messrs. Maxwell and Lawlor each entered into a Separation Agreement with the Company that provided a severance payment of $77,273. The payments are due by the Company over a six-month period, or sooner at the discretion of the Company, and are conditioned upon Messrs. Lawlor and Maxwell each canceling an aggregate of 186,200 of the shares owned by each of them. The Separation Agreements also provided a Common Stock based severance pay based upon length of service to the Company. Mr. Lawlor received 333,070 shares of Common Stock as part of the 2003-A Common Stock offering at $.10 per share. Mr. Maxwell received 276,920 shares of Common Stock as part of the 2003-A Common Stock offering at $.10 per share.

During June 2003, Kenneth C. Boyle resigned as a Director of USA and Edwin R. Boynton resigned as a Director of USA.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2001, June 30, 2002 and June 30, 2003 to each of the executive officers and employee of the Company named below.

                           Summary Compensation Table

                                Fiscal
Name and Principal Position     Year                Annual Compensation                   Long Term Compensation
------------------------------ ------      ----------------------------------------     ---------------------------
                                           Salary        Bonus         Other              Restricted   Securities
                                                         (1)           Annual             Stock        Underlying
                                                                       Compensation       Awards       Options (3)
-------------------------------------------------------------------------------------------------------------------
George R. Jensen, Jr.,           2003      $189,038      $250,000      $223,211(2)            --            --
Chief Executive Officer,         2002      $135,000      $288,000      $ 80,000(2)            --       320,000
                                 2001      $135,000      $140,000            --               --       300,000

Stephen P. Herbert,              2003      $183,854      $225,000      $185,317(2)            --            --
President                        2002      $125,000      $270,000      $ 80,000(2)            --       300,000
                                 2001      $125,000      $134,400            --               --        80,000

Leland P. Maxwell, Chief         2003      $120,000      $ 85,845      $ 89,190(2)            --            --
Financial Officer(4)             2002      $110,308      $151,200            --               --       130,000
                                 2001      $108,000      $ 44,240            --               --        50,000

H. Brock Kolls, Senior Vice      2003      $150,000      $ 25,000      $ 64,493(2)            --            --
President, Research &            2002      $125,769      $180,000      $ 50,000(2)            --       250,000
Development                      2001      $120,000      $ 97,440            --               --        80,000

Michael K. Lawlor, Senior        2003      $120,000      $103,252      $ 89,190(2)            --            --
Vice President, Sales and        2002      $103,846      $151,200            --               --       130,000
Marketing(4)                     2001      $100,000      $ 38,640            --               --        50,000


Adele H. Hepburn                 2003      $ 91,000      $282,382            --               --            --
Director of Investor             2002      $ 91,000      $472,609            --               --       500,000
Relations                        2001      $ 91,000      $171,700            --               --            --

(1) For fiscal year 2001, represents shares of Common Stock issued to the executive officers during the fiscal year valued at $1.12 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes $1,265 sales commission. For fiscal year 2002, represents shares of Common Stock issued to the executive officers valued at $0.45 per share, which was the market value on the date of grant (Mr. Jensen-640,000 shares; Mr. Herbert-600,000 shares; Mr. Kolls-400,000 shares; Mr. Maxwell-260,000 shares; and Mr. Lawlor-260,000 shares). For Mr. Maxwell and Mr. Lawlor in 2002, the bonus also includes 90,000 shares of Common Stock valued at $0.38, which was the market price on the day of grant. This stock was awarded to reimburse them for tax payments incurred as a result of the award of a previous bonus. For Adele Hepburn in fiscal 2002, the bonus includes $408,267 of non cash compensation, as follows: 435,334 shares of Common Stock at $0.60; 384,334 shares at $0.10; and a $108,834 2001 - D 12% Senior Notes due December 31, 2003. For fiscal year 2003, includes a $100,000 Senior Note due 2005, including 200,000 shares valued at $.20, and $150,000 cash bonus for Mr. Jensen and $100,000 Senior Note due 2005, including 200,000 shares valued at $0.20 and $125,000 cash bonus for Mr. Herbert and a $25,000 cash bonus for Mr. Kolls; and a $100,000 Senior Note due 2005, including 200,000 shares valued at $.20 per share, a $41,095 Senior Note due 2004, and $100,000 cash bonus for Ms. Hepburn.

(2) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus as well as car allowance payments.

(3) In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employee: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; William Sellers - 15,500 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert
- 40,000 options; Michael Lawlor - 3,750 options; George Jensen - 200,000 options. In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003. Effective December 31, 2002, all of the outstanding options (whether vested or unvested) then held by each of Messrs. Jensen, Herbert, Kolls, Maxwell, Sellers, Van Alen, Katz, Lurio and Boynton were voluntarily canceled by each of the foregoing individuals.

(4) Employed by the Company through June 30, 2003.

During the fiscal year ended June 30, 2003, there were no grants of stock options to the executive officers or the employee named above.

TOTAL OPTIONS EXERCISED IN FISCAL YEAR ENDED JUNE 30, 2003 AND YEAR END VALUES

The following table gives information for options exercised by each of the named executive officers and an employee in fiscal year 2003, and the number of options held by these executive officers and an employee at fiscal year end:


                                                                  Number of
                                                                  Securities            Value of
                                                                  Underlying            Unexercised
                                                                  Unexercised           In-the -Money
                                                                  Options at            Options at
                                                                  FY-End (#)            FY-End($)
                            Shares Acquired                       Exercisable/          Exercisable/
Name                        On Exercise (#)  Value Realized ($)   Unexersisabble        Unexercisable
--------------------------------------------------------------------------------------------------------
Adele H. Hepburn            0                0                    77,000/0              0
--------------------------------------------------------------------------------------------------------

During the fiscal year ended June 30, 2003, there were no options exercised by the executive officers and there were no options held by executive officers at fiscal year end.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $180,000. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company. The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen`s employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

The Company has entered into an employment agreement with Mr. Herbert, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $165,000 per year. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Herbert has the right to terminate his agreement upon 30 days notice to USA.

Mr. Kolls has entered into an employment agreement with the Company, which expires on June 30, 2004, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $150,000 per year. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter.

Ms. Hepburn has entered into an employment agreement with the Company, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Ms. Hepburn or the Company. The agreement provides for an annual base salary of $91,000 per year. Ms. Hepburn is also entitled to receive such bonus or bonuses as the Board of Directors may award to her. The Agreement requires Ms. Hepburn to devote her full time and attention to the business and affairs of the Company, and obligates her not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

The employment agreements of Messrs. Maxwell and Lawlor expired on June 30, 2003.

COMPENSATION OF DIRECTORS

Members of the Board of Directors receive cash and equity compensation for serving on the Board of Directors.

In April 2002, the Company granted to each of the five outside Directors (Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton) options to purchase up to 100,000 shares of Common Stock at $0.40 per share as compensation for serving the one-year term, which commenced March 21, 2002. The options are fully vested and are exercisable at any time prior to April 12, 2005. Commencing on July 1, 2002 and at any and all times through June 30, 2003, each Director has been granted the right, without the payment of the per share exercise price of such options, to receive up to 50,000 shares represented by those options. In September 2002, Edwin P. Boynton elected to receive 50,000 shares in lieu of the above options.

In February 2001, the Company granted a total of 300,000 options to purchase Common Stock at $1.00 per share to each of the then outside members of the Board (Messrs. Sellers, Van Alen, Smith, Katz, Lurio, and Boynton). Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 vested on June 30, 2002. The options are exercisable at any time within five years following the vesting.

On December 31, 2002, each of Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton voluntarily canceled all of the outstanding options then held by them.

During June 2003, we paid $50,000 to each of Messrs. Sellers, Van Alen, and Katz for their services as Directors during the 2003 fiscal year. As a condition of the cash payment, each of these Directors agreed to purchase from the Company 500,000 shares of Common Stock at $0.10 per share.

PRINICIPAL SHAREHOLDERS

Common Stock

The following table sets forth, as of September 30, 2003, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, the other employee named in the summary compensation table set forth above, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

                                           Number of Shares
       Name and Address                    of Common Stock            Percent
       of Beneficial Owner                 Beneficially Owned(1)     of Class(2)
       -------------------                  ---------------------     --------
George R. Jensen, Jr.                       12,766,000 shares(3)         3.32%
517 Legion Road
West Chester, Pennsylvania 19382

Stephen P. Herbert                          2,186,050 shares(4)           *
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                      603,825 shares(5)             *
1573 Potter Drive
Pottstown, Pennsylvania  19464

Steven Katz                                 500,000 shares                *
20 Rebel Drive
East Brunswick NJ 08116

Adele H. Hepburn                            8,454,595 shares(6)          2.20%
208 St. Georges Road
Ardmore, Pennsylvania 19003

Douglas M. Lurio                            921,463 shares(7)             *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                          2,333,812 shares(8)           *
394 East Church Road
King of Prussia, Pennsylvania 19406

William L. Van Alen, Jr.                    1,148,340 shares(9)           *
Cornerstone Entertainment, Inc.
P.O. Box 727 Edgemont, Pennsylvania 19028

La Jolla Cove Investors, Inc.               28,736,059 shares(10)        8.50%
7817 Herschel Avenue, Suite 200
La Jolla, California 92037

Kazi Management VI Inc.                     22,857,145 shares(11)        6.76%
30 Dronnigens Gade Ste B
St. Thomas, Virgin Islands 00802

All Directors and Executive Officers
As a Group (8 persons)                     28,414,085 shares(12)         7.39%

---------
* Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, shares issuable upon the conversion of Convertible Senior Notes, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of September 2003, are deemed to be beneficially owned for purposes hereof.

(2) On September 30, 2003 there were 281,237,382 shares of Common Stock and 524,492 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 524,492 shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of September 30, 2003 (or within 60-days of September 30, 2003) have been converted into 2,646,485 shares of Common Stock. For purposes of computing such percentages it has also been assumed that all of the remaining Purchase Warrants have been exercised for 47,253,208 shares of Common Stock; that all of the Senior Notes have been converted into 52,251,733 shares of Common Stock; and that all of the accrued and unpaid dividends on the Preferred Stock as of September 30, 2003 have been converted, into 630,648 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 384,543,948 shares of Common Stock issued and outstanding.


(3) Includes 500,000 shares issuable upon conversion of Senior Notes, 311,000 shares of Common Stock beneficially owned by his spouse, 75,000 shares issuable upon the exercise of warrants beneficially owned by his son and 80,000 and 50,000 shares issuable upon conversion of Senior Notes beneficially owned by his son and spouse, respectively. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements".


(4) Includes 250,000 shares issuable to Mr. Herbert upon the conversion of Senior Notes, 1,000 shares of Common Stock beneficially owned by his child, 600,000 shares of Common Stock beneficially owned by his spouse and 250,000 shares issuable upon the conversion of Senior Notes beneficially owned by his spouse.


(5) Includes 22,500 shares of Common Stock issuable to Mr. Kolls upon the exercise of warrants, 12,000 shares of Common Stock owned by his spouse, 24,000 shares issuable to his spouse upon conversion of her Senior Note and 3,600 shares issuable upon the exercise of warrants beneficially owned by his spouse.




(6) Includes 473,044 shares of Common Stock owned by her spouse, 5,150 shares underlying Series A Preferred Stock held by her and her spouse, 1,109,420 shares issuable upon the conversion of her Senior Notes, 50,000 shares issuable to her spouse upon the conversion of his Senior Notes, 300,000 shares issuable upon the exercise of her warrants.

(7) Includes 225,000 shares issuable upon conversion of Senior Notes.

(8) Includes 17,846 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,952 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 10,423 shares of Common Stock owned by Mr. Seller's wife. Includes 408,334 shares issuable upon conversion of his Senior Notes.

(9) Includes 116,670 shares of Common Stock issuable to Mr. Van Alen upon conversion of his Senior Notes and 4,000 shares of Common Stock beneficially owned by his spouse.

(10) Includes 2,270,683 shares of Common Stock owned by La Jolla and 26,465,376 shares of Common Stock issuable to upon the exercise of Purchase Warrants. In October 2003, warrants exercisable for 9,000,000 of these shares were cancelled.

(11) Includes 3,571,429 shares of Common Stock owned by Kazi and 19,285,716 shares of Common Stock issuable upon the exercise of Purchase Warrants.

(12) Includes all shares of Common Stock described in footnotes (3) through (9) above.


Preferred Stock

The following table sets forth, as of September 30, 2003 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, the other employee named in the Summary Compensation Table set forth above, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------           --------
Adele H. Hepburn
208 St. Georges Road
Ardmore, Pennsylvania 19003             5,150 shares (2)              *

All Directors and
Executive Officers
As a Group (8 persons)                         0                      *


--------------
(1) There were 524,492 shares of Preferred Stock issued and outstanding as of September 30, 2003.

(2) Ms. Hepburn is an employee of the Company.

                              CERTAIN TRANSACTIONS


On December 31, 2000, Stitch Networks Corporation ("Stitch") executed a Vending Placement, Supply and Distribution Agreement with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. Pursuant to this agreement, Stitch, the Company`s subsidiary, purchases vending machines from Dixie-Narco, Inc. ("Dixie"). Dixie is owned by Maytag Corporation which is the owner of the Company`s shareholder, Maytag Holdings, Inc. Mr. Boyle, a former Director of the Company, is a Vice President of Maytag Corporation. There were purchases from Dixie of $201,000 and $8,000 for the fiscal year ended June 30, 2003 and for the period May 14, 2002 through June 30, 2002, respectively.There were no purchase during the three months ended September 30, 2003. Amounts payable to Dixie remains approximately $130,000 and $124,000 and are included in accounts payable in the June 30, 2003 and 2002 consolidated balance sheets of the Company.


During the fiscal years ended June 30, 2003 and June 30, 2002, the Company incurred charges to Lurio & Associates, P.C., of which Mr. Lurio is President and a shareholder, for professional fees of approximately $305,000 and $213,000 respectively, for legal services rendered to the Company by such law firm. During the years ended June 30, 2003 and 2002, the Company accrued approximately $22,000 and $30,000, respectively, for these services. Mr. Lurio is a Director of the Company.

     In October 2002, the Company approved the issuance to each of George R. Jensen, Jr., our Chief Executive Officer, and Stephen P. Herbert, our President and Chief Operating Officer, of $100,000 of the Senior Note offering. Pursuant thereto, each of them received a $100,000 12% Senior Note due December 31, 2005, and the related 200,000 shares of Common Stock. Both Mr. Jensen and Mr. Herbert earned the Note and related shares in fiscal 2003 for services rendered. In October 2002, the Company approved the issuance of $100,000 of the Senior Note offering and 200,000 related shares of Common Stock to Adele Hepburn for services rendered during the 2002 calendar year. Ms. Hepburn earned the Note and related shares in fiscal 2003 for services rendered.

     In April and May 2003, the Company authorized the payment of $420,000 over the following six months to its five executive officers. The payments are to assist in the 2002 tax liability incurred by the executives due to common stock bonuses received by them during calendar year 2002.

     During June 2003, the Company approved the following cash payments as a bonus for services rendered to the Company by the named executive during the 2003 fiscal year: Mr. Jensen-$150,000; Mr. Herbert-$125,000; Ms.
Hepburn-$100,000; and Mr. Kolls- $25,000. The payment of the bonus was conditioned upon the executive investing the entire cash bonus in common stock of the Company at $.10 per share.

On July 10, 2003, USA and George R. Jensen, Jr., Chief Executive Officer and Chairman of USA, agreed upon an amendment to Mr. Jensen's employment agreement. Pursuant thereto, the number of shares of Common Stock of USA issuable to Mr. Jensen by USA upon the occurrence of a "USA Transaction" (as such term is defined in his employment agreement) was fixed at 14,000,000 shares rather than seven percent of the then issued and outstanding shares as previously provided. USA also agreed to issue to Mr. Jensen an aggregate of 10,500,000 shares of restricted Common Stock, 2,500,000 shares of which will be issued as compensation to Mr. Jensen for future services, and 8,000,000 shares of which will be issued to Mr. Jensen in connection with the employment agreement amendment. Mr. Jensen has agreed to enter into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one-year period and 8,000,000 of the shares for a two-year period.

The Company does not have any policy with respect to entering into future related party transactions.


                              SELLING SHAREHOLDERS

Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder`s name. The issuance of the common stock to the selling shareholders as well as the issuance of the common stock to the selling shareholders upon exercise of the warrants or options or upon conversion of the convertible senior notes was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.

We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $85,000 in connection with the registration statement of which this prospectus is a part.

The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. Particular selling shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering. Shares of common stock may be sold from time to time by the selling shareholders or by pledgees, donees, transferees or other successors in interest.

The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                           STITCH COMMON STOCK OPTIONS


                                                  Beneficial Ownership
                                                  After Offering
                          Common Stock            --------------------
Selling Shareholder       Offered Hereby(7)       Number     Percent
-------------------       --------------          ------     -------
Scott Wasserman(3)        504,753                 160,000         *
Dan Kearney .......       504,753                       0         *
Scott Nissenbaum(6)       252,377                       0         *
David Goodman(1) ..       126,188               4,813,095         1.76%
Ritchie Snyder ....       126,188                       0         *
Diane Goodman(1) ..       126,188               4,813,095         1.76%
Roger Scholten(4) .       126,188               6,486,502         2.38%
Kenneth Boyle(2) ..       126,188                       0         *
Mike Bolton(5) ....       126,188               1,206,872         *
Scott Rosenthal ...        79,082                       0         *
Wendy Jenkins(3) ..        79,082                       0         *
Alex Kane .........        55,358                       0         *
Mark Rooney .......        39,541                       0         *
Ken May ...........        23,725                       0         *
Matthew Heilman ...        19,771                       0         *
Erika Bender(3) ...        15,816                       0         *
Susan Ledyard .....        11,862                       0         *
Chris Keane .......        11,862                       0         *
Aaron Watkins .....        11,862                       0         *
Staci Spitzer .....        11,862                       0         *
Jim Rosemary ......        11,862                       0         *
Doke Scott ........        11,862                       0         *
Maeve McKenna .....        11,862                       0         *
Doug Wiggins ......        11,862                       0         *
David Vrencur .....         7,908                       0         *
Ron Wood ..........         7,908                       0         *
Michael Knoll .....         7,908                       0         *
Rob Foehl .........         7,908                       0         *
Kate Jones ........         3,954                       0         *
Sean McGraw .......         3,954                       0         *
Eric Montgomery ...         3,163                       0         *
Patrick Brisiel ...         3,163                       0         *
Peter McNally .....         3,163                       0         *
                        ---------
           Total        2,475,318


-----------------
* less than one percent

(1) Mr. Goodman was the President and Chief Executive Officer of Stitch until May 14, 2002. Diane Goodman is the spouse of David Goodman.

(2) Mr. Boyle was a Director of the Company.

(3) Current employee of the Company.

(4) Mr. Scholten is a Director of Maytag Holdings, Inc. which beneficially owns 6,486,502 shares of the Company.

(5) Mr. Bolton is Managing Director of Pennsylvania Early Stage Partners, GP, L.L.C. which beneficially owns 1,206,872 shares of the Company.

(6) Former Director of the Company.

(7) Represents shares underlying options to purchase our shares that were issued to holders of options to purchase shares of Stitch on May 14, 2002 as part of our acquisition of Stitch. The options to purchase shares of Stitch were cancelled as part of the exchange. The options are exercisable at any time through May 13, 2007 at $.165 per share and none have been exercised as of the date of this prospectus. We have agreed to register these shares for resale under the Act at our cost and expense until May 13, 2005.

                           STITCH MERGER COMMON STOCK

                                                       Beneficial Ownership
                                                       After Offering
                                   Common Stock        --------------------
Selling Shareholder                Offered Hereby(4)   Number      Percent
-------------------                --------------      ------      --------
David Goodman(3) .............      4,813,095          252,376        *
Maytag Holdings, Inc. (1).....      6,486,502                0        *
PA Early Stage Partners, LP (2)     1,206,872                0        *
                                  ----------
         Total                    12,506,469


-------
* Less than one percent (1%).

(1) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Maytag Holdings, Inc., is Ken Boyle.

(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, PA Early Stage Partners, LP, is Mike Bolton.

(3) Mr. Goodman was the President and Chief Executive Officer of Stitch through May 14, 2002.

(4) Represents shares issued in exchange for shares of Stitch on May 14, 2002 as part of our acquisition of Stitch. We have agreed to register these shares for resale under the Act at our cost and expense until May 13, 2005. The number of shares originally issued was 22,762,341. Through the date hereof the above shareholders have sold an aggregate of 10,255,872 shares pursuant to Rule 144 and the shares are no longer reflected in the above table.

                         EMPLOYEE SEVERANCE COMMON STOCK



                                                          Beneficial Ownership~
                                                          After Offering
                                                          ---------------------
Selling Shareholder(1)     Common Stock Offered Hereby    Number   Percent
-------------------        ---------------------------    ------   ----------

Robert Foehl ....               16,200                    0               *
David Borgese ...               25,400                    0               *
Christopher Keane               26,500                    0               *
Kenneth May .....               16,700                    0               *
Sean McGraw .....                8,700                    0               *
James Rosemary ..               28,000                    0               *
Staci Spitzer ...               19,200                    0               *
David Vrencur ...               14,200                    0               *
Aaron Watkins ...               12,500                    0               *
Doug Wiggins ....               22,300                    0               *
                              --------

        TOTAL                  189,700

-----------
* less than one percent (1%)

(1) Represents shares issued to our former employees as severance payments in June 2002 at a value of $.25 per share. We have agreed to register these shares for a period of 9 months. The original amount issued was 234,600 shares, of which 44,900 shares were subsequently sold under Rule 144 and are no longer reflected in the above table.

                             KARL MYNYK COMMON STOCK

                                                       Beneficial Ownership
                                                       After Offering
                              Common Stock             --------------------
Selling Shareholder           Offered Hereby           Number         Percent
-------------------           --------------           ------         -------
Karl C. Mynyk(1)               125,000                     0               *


--------
* less than one percent

(1) The shares were issued to Mr. Mynyk (a former employee of USA) pursuant to a Settlement Agreement and Release between Mr. Mynyk and the Company. These shares were valued at $.20 per share. We have agreed to register these shares for resale for a period of one year.


                          KAZI MANAGEMENT COMMON STOCK


                                                           Beneficial Ownership
                                                           After Offering
                                                           --------------------
                                    Common Stock
Selling Shareholder                 Offered Hereby(1)      Number       Percent
-------------------                 --------------         ------       -------
Kazi Management VI, Inc. (2)            22,857,145             0           *

----------
(1) Consists of 3,571,429 shares of Common Stock purchased at $.07 per share and
19,285,716  shares  underlying   warrants.   Of  these  warrants  5,000,000  are
exercisable at $.10 per share and the balance at $.07 per share.

(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Kazi Management, is Zubair Kazi.

                           ALPHA CAPITAL COMMON STOCK

                                                           Beneficial Ownership
                                                           After Offering
                                                           --------------------
                                   Common Stock
Selling Shareholder                Offered Hereby(1)       Number       Percent
-------------------                --------------          ------       -------
Alpha Capital
Aktiengesellschaft (2)                2,250,000            500,000         *
----------


(1) Consists of 1,500,000 shares of Common Stock and 750,000 shares underlying warrants. The shares were purchased at $.10 per share and the 750,000 warrants are exercisable at $.0665 per share. Because of the occurence of a Non-Registration Event as defined in our agreement with Alpha, the selling shareholder no longer has the right to purchase an additional 1,500,000 shares and receive warrants to purchase up to 750,000 shares and these shares are no longer included in this prospectus.



(2)      The  natural   person  who  exercises  sole  and/or  shared  voting  or
         dispositive powers with respect to the shares held of record by the entity, Alpha Capital, is Konrad Ackerman.


                          2004 SENIOR NOTE COMMON STOCK

                                                          Beneficial Ownership~
                                                          After Offering
                                                          ---------------------
Selling Shareholder        Common Stock Offered Hereby(1) Number        Percent
--------------------       ---------------------------    ------        -------

Anderson, Wayne A                            20,835
Bjorklund, Alexandra O                       37,500
Boyar, Lea                                   12,500
Breslin, Billie                              25,000
Ciesielski, Judy A                           25,000
Cornerstone Public Relations Group (2)        2,345
Craven, Johanna                               8,960
Deacon, Benjamin                              6,250
Direnzo, Louis & Rose                         6,250
Effron, Howard                               25,000
Evanko, Dr. Mark A                            2,500
Foster, John S                               70,835
Fulmer, Samantha Harris                       2,500
Hamilton, IRA FBO Robert A. (3)              10,500          93,226         *
Harris Jr, Burt I                           400,000
Harris, Burt I                              400,000
Hrubala Assoc., a partnership (4)            10,418
Jones, Charles T                             12,500
Katchur, Michael                             18,750
Lewis, Warren D                              14,585
Lippincott Jr, H Mather & Margaret           25,000
Lockhart-Heberton, Cynthia                    1,250
Madan, Lewis F                                5,000
Mayer, Charles                               10,000
McGonigle, John & Rosemary                    2,500
Miller, Harley & Brook                       11,460
Nelson, Elizabeth L                          43,750

Orlik, Alex (3)                              20,313          68,270         *
Perry, Douglas                                5,210
Rogers, Gardiner                              7,500
Scranton, Mary L                             14,585

Stringfellow, Marcus & Emiko                 25,000
Wheeler, Arthur L                            87,500

                    Total                 1,371,285

-----------
* Less than one percent (1%)


(1) The amount listed for each selling shareholder reflects the shares into which the selling shareholder's senior note due December 31, 2004 would be convertible at the rate of $.40 per share. As of the date of this prospectus, none of these shares have been issued upon conversion of the Senior Notes. We have agreed to register these shares for resale under the Act at our cost and expense until June 2004. From March 2003 through December 2003, we granted the holders of these Notes the option to extend the maturity date of the Notes until December 31, 2007 in exchange for reducing the conversion rate from $.40 to $.20 per share. Each of the note holders who agreed to extend the maturity date of their Note are not reflected in the above table.


(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cornerstone Public Relations Group, is M. Darlene Herbert Felt.

(3) Current employee of USA.

(4) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Assoc, a Partnership, is David R. Molumphy.


                          2005 SENIOR NOTE COMMON STOCK

                                                       Beneficial  Ownership
                                                          After  Offering
                                                        ---------------------
Selling  Shareholder(33)  Common Stock Offered Hereby      Number     Percent
------------------------  ---------------------------      ------     ---------

Aanestad, Donald T.                    140,000
Alex Consulting(8) (14)                350,000          2,671,000          *
Alimachandani, Vijay                   210,000
Alvarez, Delia P.                       35,000
Anderson, Wayne A.                      35,000
Apple, Charles W                        70,000
Apple, Susan Schram                     70,000
Bachich, John                          350,000
Bellavia, Charles F.                    70,000
Beyer, Gunter(9)                        70,000             68,167          *
Blackburn, David C.                    105,000
Blackburn, Donald F.                   210,000
Bolitsky, Joseph                        70,000
Bransville Investment Ltd. (15)        140,000
Bray, David G.                          14,000
Brill Securities (16)                  210,000

Brittain, Douglas & Carolyn            140,000
Brodine, Gordon L.                     140,000
Budinetz, Michael J.                    99,750
Burks, William P.                       70,000
Carlson, Julie                          70,000
Cape MacKinnon, Inc. (17)              350,000
Castle Jr, August B.                    70,000
Clarke, Robert J.                      910,000
Coffey, Roger D.                        70,000
Cong Shearith Hapleta (18)             385,000
Craven, Johanna                          8,750
Crow, Dudley R.                         70,000
Currin, Clifton B.                     140,000
Curtis, William K.                      99,750
D`Angelo, David                        210,000
DeMaris, Sheri Lynn                    126,000
Diligent Finance Co. Ltd.(10)(19)      700,000          1,678,000          *
Din, Anees T                           189,000
Elliot, Ben                            210,000
Ellner, Solomon                        350,000
Ellshay, LLC (20)                      140,000
Fanelli, Anthony J.                     70,000
Firestone, Jeffrey                     280,000
Forigo, Daniele                        250,005
Fox, Helen K.                           70,000
Fusaro, Anthony A.                      70,000
Geddis, Margaret R                      17,500
GFG Consulting (21)                    420,000
Giddens, Robert G.                     311,967
Given, Charlotte (11)                  140,000            172,000          *
Deacon Jr. Benjamin H                   35,000
Finn Staff                             140,000
Herbert, Julie(7)                      350,000          1,288,720          *
Jones, Robert                          210,000
Glickstein, Harriet                     70,000
Glicksman, Rachel                      336,000
Goldstein, William M.                   70,000
Gregory, Alan V.                        70,000
Hainey, Bob                            350,000
Haldeman, Edward                       140,000
Haldeman, Pauline E.                   140,000
Hall, Robert & Virginia                 35,000
Harrity Jr, William                     70,000
Harris, Ken                             26,857
Hauptfuhrer Family Partnership (22)    175,000
Hauptfuhrer, Barbara D.                 70,000
Heald, Cynthia & Jack                   70,000
Hebenstreit, Andrew                    350,000
Hendron, Maureen                        70,000
Hepburn, Adele (1)                     700,000          1,616,983          *
Hepburn, Austin B.(1)                   70,000          3,855,788        1.41%
Herbert, Stephen B.(7)                 350,000            136,050          *
Hewson, Thomas A.                      140,000
Hrubala Associates, a Partnership (23)  70,000
Hudson, Gordon F.                       35,000

Hudson, Mark J.                         17,500
Hudson, Nicholas C.                     17,500
Hughes, Christine F.                    35,000
Ignite Capital (24)                    350,000
Illes, Steve (32)                      175,000          8,345,000        3.06%
Internet PR Group (25)                  70,000
Jalmarson, Graig H.                     42,000
Jenkins, Wendy                         140,000
Jensen, Burton(2)                       74,328          1,088,544          *
Jensen, David(2)                        74,328            339,000          *
Jensen, George(2)                      420,000          1,088,544          *
Jensen, Julie(2)                       280,000          1,088,544          *
Jones Sr, Donald & Joan                  9,332
Katchur, Thomas A.                     490,000
Katchur, Thomas John                    70,000
Keffer, John & Raelene                  70,000
Knode, Raplh H.                        140,000
Konsmo, Oystein                         87,500
Law, Jeannine P.                        70,000
Leboutillier, Sherril F                 70,000
Lee, Steven                             17,500
Lehmann, Aaron                         189,000
Leroux, Shelley                         70,000
Lewis, Warren D.                        70,000
Lexington Venutres (26)                420,000
Lippincott Jr., H. Mather               35,000
Lizzul, Paul & Dawn-Marie               70,000
Lockhart, Loretta                       40,005
Lozowski, Robert                        14,000
Luppino,  Frances                       70,000
Lurio, Douglas(3)                      105,000            152,213          *
Maloney, Virginia Marshall               7,000
Mason, Kathleen                        140,000
Max Communications (27)                420,000
McCabe, Barry N.                        70,000
McCormick, John F.                     175,000
Knerr, Shirley K                        70,000
Potts, Robert H                         70,000
Mcgarrah, Robert G(12)                 210,000            248,000          *
McGuire, Peter J.                      140,000
Merriman, James                        210,000
Miller, Harley & Brook                  24,500
Moffitt Jr, George W.                   70,000
Montgomery, Robert & Rosemary           70,000
Mosier, James                          140,000
Nash, Gary                              14,000
Neff, Ronnie                            70,000
Neil, James                            140,000
Nelson, Elizabeth L.                   140,000
Nemeth, Robert F.                      140,000
Newhuis, Gregg J.                    1,295,000
Newhuis, Jeffrey                        44,345
Nolan, Patrick                          24,325
Oakland, Gary                          105,000
OConnell, George                       280,000
ONeill, Brian J.                       105,000
Padrick, Robert                        280,000

Panorama Partners (28)                  21,000
Parker, Neil L.                         17,500
Parker, Richard & Laura                175,000
Pellegrino, Joseph                   1,400,000
Penjuke, William & Carol                70,000
Pett, Robert A.                        700,000
Pirhala, Roy T.                        146,003
Ransome III, Ernest L.                  70,000
Recktenwald, William                   140,000
Reichl, Thomas C.                       21,000
Reisner, Greg A.                        70,000
Reisner, William & Frances              70,000
Renner IV, Harry                        70,000
Rettew III, John B.                     35,000
Richardson, George B.                   72,917
Roberts, Norma Ann                      35,000
Roper, Lee & Lisa                       70,000
Rosenthal, Jerry                       140,000
Ruben, Peter B.                        700,000
Rugart, Karl F.                         35,000
Rupp, John S.                           70,000
Schoenhut III, William F.               70,000
Schoenhut Jr., William F.              210,000
Schonwald, Richard S.                  490,000
Schwartz, Stephen                      175,000
Scifers, Vicki S.                       70,000
Sellers, William W. (4)                280,000            632,108          *
Shotwell, Raymond K.                    35,000
Shute, Harry D.                         35,000
Singer, Joseph                           7,000
Padrick, Trustee, Robert G.
   Padrick P/S/P and Trust, Robert G   140,000
Padrick, Trustee FBO Kellie Nicle
   Padrick, Robert G                    70,000

Smitley, Kathy                          35,000
Snyder, Melvin G.                       70,000
Stanglein, Terry W.                    252,000
Steir, Michael & Ellen                  35,000
Stern, Shai L.(13)                     175,000             41,250          *
Stevens, Gertrude                      175,000
Stewart, Homer & Nathalie               15,400
Svedas, William                          7,000
Tauber, Barbara Ann                      7,000
Technology Partners(5)(29)             350,000          1,878,157          *
Tequesta Capital Corp. (30)             99,995
Thompson, Alfred & Susan                14,000
Thoroughgood, William E                 17,500
Torres, Guillermo                       70,000
Trinity Associates (31)                 70,000
Turesky, Stephen S.                     35,000
Turner, James                          280,000
Van Alen Jr, William L.(6)              140,000           134,005          *
Vodantis, John S. & Hope J.             35,000
Wagner, Robert E.                       70,000
Weaver, David E.                        21,000
Weaver, Dwane M.                        70,000

Weaver, Marlene                        700,000
Weaver, Wesley R.                       70,000
Wiener, Arthur                          37,403
Wiener, Arthur & Ruth                   80,850
Wiener, Bernard                         35,000
Wilson, Kenneth B.                      35,000
Winkle, Paul J. (8)                    120,001             25,715          *
Wolfe, Claudine W.                      21,000
Wright, C. Edwin & Janet Lyn            35,000
Wright, John D.                         35,000
Zelenka, Donald J.                     140,000
Zirbes, Joseph                          35,000
Zweigbaum, Ruth                         17,500
                                  ------------
Total                               29,988,062


------------
* Less than one percent (1%)

(1) Mr. Hepburn is the spouse of Adele Hepburn, Director of Public Relations of USA.

(2) George R. Jensen, Jr., is the Chairman of the Board and Cheif Executive Officer of USA.

(3) Mr. Lurio is a Director of USA and President of Lurio & Associates, P.C., general counsel to USA.

(4) Mr. Sellers is a Director of USA.

(5) Technology Partners was an investment banker for USA.

(6) Mr. Van Alen is a Director of USA.

(7) Mr. Herbert is Director, President and Chief Operating Officer of USA. Julie Herbert is his spouse.

(8) Mr. Winkle is president of Alex Consulting, a consultant to USA.

(9) Mr. Beyer is our consultant.

(10) Diligent Finance is our consultant.

(11) Charlotte Givens is our consultant.

(12) Robert McGarrah is our consultant.

(13) Mr. Stern is our consultant.

(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Alex Consulting, is Paul Winkle.

(15) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Bransville Investment Ltd., is Craig Hjalmarson.

(16) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Brill Securities, is Larry Berk. Brill Securities is an NASD registered broker-dealer and was issued these securities in exchange for financial advisory services rendered to us over a 12-month period commencing August 2002. These services included investment banking and other advisory matters such as in connection with mergers, acquisitions, joint ventures and other business arrangements. The payment was not made in connection with the sale of any securities of the Company by Brill but for the services provided to the Company. For these services rendered, the Company paid Brill an aggregate of three units of the 2005 Note offering consisting of a $30,000 senior note (convertible into 150,000 shares) and 60,000 shares.

(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cape MacKinnon, Inc., is Steve Frye.

(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Shearith Hapleta is Leiby Solomon.

(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Diligent Finance Co. Ltd., is Rai Hamilton.

(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Ellshay, LLC., is Mark Erlich.

(21) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, GFG Consulting, is Grant Galloway.

(22) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.

(23) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associate, a Partnership, is David R. Molumphy.

(24) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Ignite Capital, is Richard Gonda.

(25) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Internet PR Group, is Roland Perry.

(26) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Lexington Ventures, is Larry Gordon.

(27) The natural person who exercises sole and/or shared voting or dispositive
powers  with  respect  to  the  shares  held  of  record  by  the  entity,   Max
Communications,  is Richard Molinsky.

(28) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Panorama Partners, is Aaron Lehmann.

(29) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Technology Partners, is Porter Bibb.

(30) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Tequesta Capital Corp., is Gary F. Lobrozzi.

(31) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Trinity Associates, is Michael K. Stern.

(32) Mr. Illes served as our consultant from April through July 2003.


(33) The amount listed for each selling shareholder reflects the shares into which the selling shareholder`s senior note due December 31, 2005 would be convertible at $.20 per share as well as shares issued at the time of issuance of senior notes. For each $10,000 principal amount of senior note purchased, the holder also received 20,000 of our shares. As of the date hereof, 1,839,465 shares have been issued to the senior noteholders in exchange for conversion of their senior notes at $.20 per share, 19,542,581 shares are reserved for future conversions of the senior notes and 8,606,016 shares were issued to the holders of the senior notes at the time of the issuance of the senior notes. We have agreed to register these shares for resale under the Act at our cost and expense until October 2004.

                     2001 - B COMMON STOCK PURCHASE WARRANTS

                                        Common Stock
                                      Hereby Offered        Beneficial Ownership
                                                               After Offering
 Selling Shareholder(12)            -------------------      -------------------
 -------------------                                          Number   Percent
                                                              ------   -------
MICHELLE H & COSTA J ALVANOS                2,334
MICHELLE H ALVANOS                          5,000
WAYNE A ANDERSON                           16,667
CHARLES W APPLE                            30,000
CHARLES M & NANCY P BARCLAY                15,000
DAVID C BLACKBURN                          50,000
JOSEPH J BOLITSKY                         106,667
E DOUGLAS & CAROLYN BRITTAIN               13,334
VINCENT J CALVARESE                         6,667
JERROLD CARL & SUSAN E COHEN               50,000
JULIE CARLSON                             132,000
GORDON S & MARYLOU C CLAUSEN               10,000
MARC A COHEN                               70,000
GINO F. COLOMBO & JIM CROSS                 6,667
JOHANNA CRAVEN                              4,167
WILLIAM R CROTHERS                          5,000
CLIFTON B CURRIN                           33,334
WILLIAM K & LINDA S CURTIS                 66,667
DAVID S D`ANGELO                           43,334
HRUBALA ASSOCIATES, A PARTNERSHIP
         DAVID R MOLUMPHY, PARTNER (4)     16,667
LEO J DOLAN                                13,334
ROBERT F & MELANIE J DRESS                 36,668
ANTHONY J FANELLI                          30,000
JOHN S FOSTER                              26,667
ROBERT R FREY                               5,125
MARGARET R GEDDIS                           3,334
RONALD C & BONNIE H GIBSON                 12,334
HARRIET & CARY GLICKSTEIN                  30,000
JULIUS GOLDEN                              10,000
WILLIAM M GOLDSTEIN                        20,000
NANCY HANSEN                               10,000
NANCY HANSEN                               13,334
NANCY HANSEN                              187,334
CONG. SHARIT HAPLETA (5)                  175,000
IRA FBO ROBERT A HAMILTON                  16,667
WILLIAM F HARRITY JR                       63,334
ROBERT P HAUPTFUHRER
          FAMILY PARTNERSHIP (6)           20,000
JACK M HEALD                               14,000
ANDREW B HEBENSTREIT                       23,334
ANN HEBENSTREIT                            10,000
ADELE H HEPBURN(1)                        333,334          1,983,649       *
AHP HOLDINGS, LP (7)                       93,334
MICHELLE R HOLLENSHEAD                      4,167

DAVID W HUBBERT                            10,000
GORDON F HUDSON                            15,000
MARK J HUDSON                              15,000
NICHOLAS HUDSON                            11,667
CHRISTINE F HUGES                           5,834
HULL OVERSEAS, LTD (8)                     85,000
STEVE ILLES (11)                          100,000          7,420,000     2.72%
STEVE & ELIZABETH ILLES (11)            1,000,000          7,420,000     2.72%
ROBERT B & MARY LOU JACOBY                  6,667
DONALD R & JOAN F JONES SR                 16,667
MICHAEL KATCHER                            15,000
THOMAS A KATCHUR                          100,000
GEORGE H & JUNE Y KILMARX                  13,334
HARRIETTE D KLANN                           6,667
SHIRLEY K KNERR                            15,000
PHILLIP S KROMBOLZ                         33,334
WARREN D LEWIS                             11,667
H MATHER & MARGARET W LIPPINCOTT            1,167
JAMES P MACCAIN                            23,334
AIMEE MARCHAND                              2,500
MARIEL MARCHAND                             2,500
ROBIN H MARCHAND                           11,667
KATHLEEN J MASON                          153,334
CHARLES A MAYER                            13,334
PETER J MCGUIRE                           160,000
MICHAEL W MILES                            30,000
HARLEY & BROOK MILLER                      13,334
GEORGE W MOFFITT JR                        45,000
KENNETH G MOLTA                             6,667
ROBERT & ROSEMARY MONTGOMERY               13,334
ELIZABETH L NELSON                         50,000
GREGG J NEWHUIS                           293,334
JEFFREY M NEWHUIS                         106,668
PAUL NORDIN                                 6,667
ALEX ORLIK                                 17,501
GEORGE O`CONNELL                          160,000
SUSAN ODELL                                23,334
ERIC PAGH                                  15,000
MICHAEL A PARKER                           13,334
NEIL L PARKER                              10,000
DOUGLAS A PERRY                             4,167
LARRY R PERRY                               4,167
MATTIE A & WILLIAM R PERRY                  8,334
RICHARD D PERRY                             4,167
ROY T PIRHALA                               6,734
ROBERT H POTTS                             11,667
BARBARA L PRESCOTT                          2,500
CHARLES W & MARIA O PROCTOR III             1,667
PAUL RAFFERTY                              33,334
PAUL J & D JOAN RAFFERTY                   30,000
WILLIAM RECKTENWALD                        40,000
HARRY RENNER IV                            67,500
JOHN B RETTEW III                          16,667
GEORGE B RICHARDSON                        41,667
GARDINER ROGERS                            10,000
KARL F RUGART                              15,000

JOHN S RUPP                                18,750
CHARLES SCHWAB & CO FBO PETER
          A SANDS IRA ACCT 7780-9057       26,668
WILLIAM F SCHOENHUT JR                     13,334
RICHARD SCHONWALD                         250,000          1,842,875       *
MARY L SCRANTON                            23,334

DANIEL E SPEALMAN                          46,667
BB SECURITIES CO FBO
         DANIEL E SPEALMAN IRA             29,167
MICHAEL & ELLEN STEIR                      28,334
HOMER N & NATHALIE W STEWART               10,000
PRISCILLA STITT                             2,000
EDWARD B STOKES                            10,000
MARCUS B & EMIKO M STRINGFELLOW            40,000
WILLIAM L VAN ALEN JR(2)                   13,334            270,671       *
ROBERT E WAGNER                            27,857
HENRY W WESSELLS III                        1,667
DELTA WESTERN COMPANY (10)                150,000
ARTHUR L WHEELER                           33,334
J EDWARD WILLARD                           26,667
WILLIAM W SELLERS TR UA
         11/20/00 WILLIAM W
         SELLERS REV TRUST(3)              26,667          1,129,689       *
MARGARET S WILLIAMS                        34,334
ROBERT H WILLIAMS DDS
         ASSOC PROFIT SHARING PLAN         75,000
DONALD J ZELENKA                           90,000
RUTH ZWEIGBAUM                              7,084
                                       ----------
         TOTAL                          5,749,920
                                       ==========

------------
* Less than one percent (1%).

(1) Mrs. Hepburn is the Director of Public Relations of USA.

(2) Mr. Van Alen is a Director of USA.

(3) Mr. Sellers is a Director of USA.

(4) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, is David R. Molumphy.

(5) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Shearith Hapleta, is Leiby Solomon.

(6) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Robert P Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.

(7) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, AHP Holdings, LP, is Alex H. Petro.

(8) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hull Overseas, Ltd., is Mitch Hull.

(10) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Delta Western Company, is George W. Moffitt.

(11) Mr. Illes served as our consultant from April through July 2003.


(12) Represents 5,749,920 shares issued upon exercise of 2001- B Common Stock Purchase Warrants at $.10 per share. These warrants expired in September 2003, and all shares underlying any unexercised warrants have been eliminated from this prospectus.



                      2001-C COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered   Beneficial Ownership
Selling Shareholder(5)                    Hereby               After Offering
---------------------               --------------------    -------------------
                                                            Number  Percent
                                                            ------- -------
JACKSON L. ANDERSON                       6,000
CHARLES W APPLE                          10,000
KATHLYNE K BIRDSALL                       2,500
EDWIN R BOYNTON (1)                      25,000              414,762       *
WILLIAM P BURKS MD                        2,500
AUGUST B CASTLE JR                       31,358
ROBERT J CLARKE                          10,000
JOHANNA CRAVEN                            3,000
CLIFTON B CURRIN                          3,000
BENJAMIN H DEACON                         5,000
DONALD M & DIANNE M DENLINGER             6,000
LOUIS E & ROSE M DI RENZO                 5,000
JAMES W EFFRON                            7,000
ANTHONY J FANELLI                         2,000
JOHN S FOSTER MD                         30,000
ROBERT R FREY                             4,950
JAMES P & JOYCE M GREAVES                10,000
KIRSTEN BAZURO(4)                         5,000              185,775       *
DAVID DEMEDIO(4)                         15,000              249,349       *
LARRY AND SHERYL GROFF                    6,000
ANDREW B. HEBENSTREIT                    30,000
MAUREEN E. HENDRON                        4,167
ADELE H. HEPBURN (2)                     51,000            2,265,983       *
ROBERT B. & MARY LOU JACOBY               6,000
THOMAS A. KATCHUR                        10,000
HARRIETTE D. KLANN                        5,000
LOIS A. LANDIS                            2,000
LILY L. MCCARTNEY                         4,000
AL MIGLIACCIO                            10,000
HARLEY & BROOK MILLER                     2,500
ELIZABETH L NELSON                       10,000
SUSAN ODELL                              20,000
ERIC PAGH                                10,000
RICHARD G & LAURA J PARKER                4,000
STEPHEN LUCE (4)                          5,000              113,427       *
ALEX ORLIK (4)                            7,500               81,0083      *
ROY T PIRHALA                             3,317
JOHN S RUPP                               1,000
RAYMOND K SHOTWELL                        1,000
DANIEL E SPEALMAN                         9,000
HOMER N & NATHALIE W STEWART              3,000

PRISCILLA STITT                           1,000
ANDREW ANDERSON & MARY LYNN THOMPSON      1,000
WILLIAM W SELLERS TR UA 11/20/00         50,000              862,108       *
  WILLIAM W SELLERS REV TRUST (3)
MARGARET S WILLIAMS                       9,000
ROBERT H WILLIAMS DDS ASSOC PROFIT       12,000
  SHARING PLAN
RUTH ZWEIGBAUM                            3,000
                                        -------

         TOTAL                          464,292


------------
* Less than one percent (1%).


(1) Mr. Boynton was a Director of USA.


(2) Adele Hepburn and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.

(3) Mr.  Sellers is a Director of USA.

(4) Employee of USA.


(5) Represents 464,292 shares issued upon exercise of 2001-C Common Stock Purchase Warrants at $.10 per share. These warrants expired in September 2003, and all shares underlying any unexercised warrants have been eliminated from this prospectus.



                          NOTEHOLDER PURCHASE WARRANTS

                                                                                Beneficial Ownership
                                                                                   After Offering
                                                                                 --------------------
Selling Shareholder(30)                            Common Stock Offered Hereby    Number     Percent
-------------------                                ---------------------------    -------  -----------
AANESTAD, DONALD T                                                 30,000
ADAMSON, ANNA KATE                                                  3,000
ADAMSON, JOSIAH DAVID                                               3,000
ADAMSON, MICAH PAUL                                                 3,000
ADAMSON, PETER JOHN                                                 3,000
AGANS, ROBERT M                                                   105,000
AHP HOLDINGS (12)                                                 110,002
ALPERT, ALAN                                                        7,500
ALVANOS, MICHELLE & COSTA                                           4,500
ANDERSON, JACKSON L                                                 4,500
ANDERSON, WAYNE A                                                  50,010
APPLE, CHARLES W                                                   48,750
APPLE, CHARLES W & KATHARINE K                                     30,000
APPLE, SUSAN SCHRAMM                                               15,000
APPLE, THOMAS                                                      15,000
ARDNT, BARRY C                                                      7,500
AYERS, JOHN P                                                      15,000
BACHICH, JOHN                                                     150,000
BARCLAY, CHARLES & NANCY                                           75,000
BECK, ROBERT E                                                      3,000
BELIN JTWROS, MARION DOUGLAS & TEDDIE EARLINE                      45,000
BELLAVIA, CHARLES F                                                15,000
BESCH, NANCY A & EARL D                                            15,000
BEYER, GUNTER J                                                    15,000

BIRDSALL, KATHLYNE K                                                  938
BIRTZ REVOCABLE LIVING TRUST                                       30,000
Bjorklund Trustee U/A Dated 11-11-88, Alexandra O                  52,500
BLACKBURN, DAVID C                                                 60,000
BLACKBURN, DONALD F                                                45,000
BODINE, LOUISE D                                                   15,000
BOLITSKY, JOSEPH J                                                115,000
BOLLING, CHARLES L                                                 15,000
BOYAR, LEA                                                          3,750
BOYNTON PENSION PLAN, JAMES R                                      45,000
BOYNTON, EDWIN R(1)                                                48,750            279,137      *
BRAY, DAVID G                                                       3,000
BRILL SECURITIES (13)                                              37,500
BRITTAIN FAMILY TRUST (14)                                         10,000
BRITTAIN, DOUGLAS & CAROLYN                                        30,000
BRODINE, GORDON L                                                  60,000
BUDINETZ, MICHAEL J                                                20,625
BURKS MD, WILLIAM P                                                69,376
BUTLER, ESTATE OF SMEDLEY D                                        30,000
BUTLER, SUSAN L                                                    22,500
CALVARESE, JOANNE C & VINCENT J                                    15,000
CALVARESE, VINCENT J                                               18,750
CAPE MACKINNON INC (15)                                            75,000
CARABASI MD, RALPH A                                                7,500
CARL, JERROLD & SUSAN COHEN                                        37,500
CARLSON, JULIE                                                    114,000
CASTLE JR, AUGUST B                                                68,518
CHARRINGTON III, ARTHUR M.R.                                       15,000
CHARRINGTON, ARDIS B                                               15,000
CHIECO, MICHAEL G                                                  37,500
CHIORDI, MICHAEL J                                                 15,000
CIESIELSKI, JUDY A                                                 60,000
CLARK JR, GERALD E                                                 10,500
CLARKE, ROBERT J                                                  208,500
CLAUSEN, GORDON S & MARY LOU C                                     33,750
CLOUTIER, DIANE                                                    90,000
COFFEY, ROGER D                                                    15,000
COHEN, MARC A                                                      86,250
CONG. SHEARITH HAPLETA (16)                                       326,250
CRECRAFT, HELENA                                                   15,000
CROSS, JIM & HELEN COLUMBO                                          5,000
CROTHERS, WILLIAM R                                                 9,376
CROW, DUDLEY R                                                     15,000
CUNNINGHAM MD, T DAVID                                             15,000
CURRIN TRUSTEE, CLIFTON B                                          89,751
CURTIS, A KENNETH & WILLIAM K                                      30,000
CURTIS, WILLIAM K                                                  37,500
CURTIS, WILLIAM K & LINDA S                                        90,000
D`ANGELO, DAVID S                                                  76,252
DEACON, BENJAMIN H                                                 11,250
DELLARUSSO, RICHARD J                                              15,000
DELTA WESTERN COMPANY (17)                                         56,250
DEMARIS, SHERI LYNN                                               154,500
DEMEDIO, DAVID M (2)                                                7,500            256,849      *
DENLINGER, DONALD & DIANNE                                         18,000
DI RENZO, LOUIS & ROSE                                              7,500
DILIGENT FINANCE CO LTD(10)(18)                                   200,000          1,898,000      *
DIRENZO, LOUIS & ROSE                                               3,750
DOLAN, LEO J                                                       42,000
DRESS, ROBERT & MELANIE                                            11,000
DRESSLER, MITCHELL                                                 15,000
DURYEA, JUSTIN G                                                   11,250
EFFRON, HOWARD                                                     15,000

EFFRON, JAMES                                                       5,250
ELLIOTT, BEN                                                       60,000
ELLNER, SOLOMON                                                    75,000
EVANKO, DR. MARK A                                                  1,500
FANELLI, ANTHONY                                                   40,500
FIRESTONE, JEFFREY                                                 20,000
FOSTER, JOHN S                                                     51,250
FOX, HELEN K                                                       15,000
FREY, ROBERT R                                                      5,634
FUSARO, ANTHONY A                                                  45,000
GALVIN, DOROTHY                                                     1,500
GEDDIS, MARGARET R                                                 10,000
GIBSON, RONALD & BONNIE                                            10,001
GIDDENS, ROBERT G                                                 187,500
GILLESPIE, GALE S                                                   7,500
GIVEN, CHARLOTTE(10)                                               30,000            282,000      *
GLICKSMAN, RACHEL                                                  72,000
GLICKSTEIN, HARRIET & CARY                                         32,500
GLOCKNER, FREDERICK & JOAN                                          1,500
GOLDEN, JULIUS                                                      7,500
GOLDSTEIN, WILLIAM M                                               75,000
GOMES, GREGORY R                                                   75,000
GOTTLIEB, MIKLOS                                                   15,000
GRAY, HAROLD N                                                     60,000
GREAVES, JAMES & JOYCE                                              7,500
GREEN, JOHN R                                                       5,000
GROFF, LARRY K & SHERYL L                                           4,500
GUERIERA JR, ROBERT                                                30,000
HALDEMAN, EDWARD                                                   30,000
HALDEMAN, PAULINE E                                                30,000
HALL, ROBERT & VIRGINIA                                             7,500
HAMILTON, JOHN E                                                    4,500
HAMILTON, ROBERT A(2)                                              10,500             89,026      *
HANSEN, NANCY H                                                   138,000
HARRIS, BURT I                                                    240,000
HARRITY JR, WILLIAM F                                             137,501
HARRITY, R JOHNSTONE                                               15,000
HARRITY, VIRGINIA W                                                 7,500
HAUPTFUHRER FAMILY PARTNERSHIP, ROBERT P (19)                      67,500
HAUPTFUHRER, BARBARA D                                             52,500
HEALD FAMILY TRUST (20)                                            30,000
HEALD, CYNTHIA & JACK                                              15,000
HEALD, JACK M                                                       8,750
HEBENSTREIT, ANDREW B                                             171,639
HEBENSTREIT, TODD                                                  12,000
HENDRON MD, MAUREEN E                                             102,500
HEPBURN, ADELE H (3)                                              471,502          1,846,232      *
HEPBURN, AUSTIN B(3)                                               44,549          4,110,488    1.5%
HERBERT, STEPHEN P (4)                                             75,000          1,488,720      *
HERBERT, JULIE(4)                                                  75,000          1,488,720      *
HEWSON, THOMAS A                                                   30,000
HODGES, JOYCE                                                       7,500
HOLLENSHEAD, MICHELLE                                               3,125
HOLT, ALTON R                                                      78,000
HRUBALA ASSOCIATES, A PARTNERSHIP (21)                             36,250
HUBBERT, DAVID W                                                   26,250
HUDSON, GORDON F                                                   30,000
HUDSON, MARK J                                                     15,750
HUDSON, NICHOLAS C                                                  9,150
HUDSON, WILBUR E                                                    7,500
HUGHES, CHRISTINE F                                                15,626

HYMAN, MICHAEL                                                     15,000
IGNITE CAPITAL (22)                                                 2,000
ILLES, STEVE  (29)                                                450,000          8,070,000    2.96%
IRA FBO BETTY A HARRIS DLJSC                                       15,000
IRA FBO KENNETH R HARRIS DLJSC                                     14,970
IRA FOR ROBERT E WAGNER                                            30,000
JACKSON, NATA M                                                    60,000
JACOBY, ROBERT &  MARY LOU                                         34,000
JENSEN JR, GEORGE R(5)                                            240,000            519,000      *
JENSEN, BURTON(6)                                                   1,245
JENSEN, GEORGE R & RON RAYMOND(5)                                 150,000            609,000      *
JENSEN, JULIE(5)                                                   75,000          1,472,200      *
JOHNSTON, WILLIAM ROBERT                                           37,500
JONES JTWROS, ROBERT F & DEBORAH L                                 15,000
JONES SR, DONALD & JOAN                                             2,000
JONES, CHARLES T                                                    7,500
JONES, DONALD & JOAN                                                6,252
KARN, GLORIA S & FRED S                                             1,500
KATCHUR, MICHAEL                                                   11,250
KATCHUR, THOMAS A                                                 187,500
KATCHUR, THOMAS JOHN                                               31,200
KEFFER, JOHN & RAELENE                                             15,000
KENT, MAUDE WOOD                                                   15,000
KENT, MAUDE WOOD  & THOMAS D                                       15,000
KILGORE, KATHLEEN COUGHLIN                                         15,000
KILGORE, ROBERT A                                                  75,000
KILMARX, GEORGE H & JUNE                                           85,001
KIM, ANTHONY Y.K.                                                  75,000
KLANN TRUST, HARRIETTE D                                            5,000
KLANN, HARRIETTE D                                                 22,500
KNERR, SHIRLEY K                                                   30,000
KNODE, RALPH H                                                     30,000
KROMBOLZ, PHILLIP S                                                30,000
KROMBOLZ, ROCHELLE L & PHILLIP S                                   30,000
LANNI, PAUL G                                                       7,500
LAW, JEANNINE P                                                    15,000
LEBOUTILLIER, SHERRILL F                                          150,000
LEE TRUST W/D/T 10/5/92, JOHN N                                    45,000
LEE, STEVEN                                                         3,750
LEENE, JENNIFER BEIRNES                                            15,000
Legg Mason Cust FBO DennisL Gilbert IRA                            15,000
LEGG MASON FBO RICHARD SCHONWALD IRA                               22,500
LEHMANN, AARON                                                     55,500
LEROUX, SHELLEY                                                    45,000
LEWIS, WARREN D                                                    23,751
LIPPINCOTT JR, H MATHER                                            22,500
LIZZUL, PAUL & DAWN-MARIE                                          15,000
LOPEZ, ANTHONY & BARBARA                                           30,000
LOPEZ, PATRICK                                                     15,000
LOZOWSKI, ROBERT                                                    3,000
LUPPINO,  FRANCES                                                  15,000
LURIO, DOUGLAS(7)                                                  22,500            234,713      *
LURIO, DOUGLAS M & MARGARET SHERRY(7)                              45,000            212,213      *
MacCAIN, JAMES P                                                   40,001
MACCARTNEYROBERT F & LILY L                                        15,000
MACKENZIE, DONALD                                                  30,000
MADAN, LEWIS F                                                      3,000
MALISCHEWSKI, ALBERT P & MARY E                                    15,000
MALONEY, VIRGINIA MARSHALL                                          1,500
MARCHAND, AIMEE                                                     1,876

MARCHAND, MARIEL                                                    1,876
MARCHAND, ROBIN                                                     8,750
MARIE G ROPER, MARIE G                                              7,500
MARINO, SALVATORE                                                  15,000
MARKOWITZ DDS Retirement Fund, IRWIN H                             75,000
MARTIN, C LEONARD                                                  30,000
MASON, KATHLEEN J                                                 160,001
MAX COMMUNICATIONS (24)                                            90,000
MAYER, CHARLES A                                                   21,000
MCCABE, BARRY N                                                    15,000
MCCARTHY, DUANE C                                                     750
MCCARTHY, G ELLARD & JOAN R BENNETT                                 7,500
MCCARTNEY, LILY                                                     3,000
McCauley Jr Trustees, David E & Sue A                              45,000
MCCORMICK, JOHN F                                                  37,500
MCGONIGLE, JOHN & ROSEMARY                                          1,500
MCGONIGLE, MARY C                                                   1,500
MCGUIRE, PETER J                                                  225,000
MERRIMAN, JAMES F                                                  41,250
MIGLIACCIO, AL                                                      7,500
MILLER, EILEEN & LAWRENCE                                           6,000
MILLER, HARLEY & BROOK                                             31,626
MILLIKIN, GEORGE & CAROLINE                                        45,000
MOFFITT JR, GEORGE W                                               31,875
MOFFITT REVOCABLE TRUST DATED 9/25/97, WANDA S                     15,000
MOLUMPHY CAPITAL MGMT Profit Sharing  (25)                         15,000
MOLUMPHY, THOMAS J                                                  7,500
MONTGOMERY, ERNEST E                                               15,000
MONTGOMERY, ROBERT & ROSEMARY                                      25,000
MONTGOMERY, ROBERT H                                               30,000
MORRIS, MAC G                                                       7,500
MOSIER, JAMES                                                      30,000
MOYER, F STANTON                                                   37,500
MURRAY, BARBARA J                                                  15,000
NASH, GARY                                                          3,000
NEFF, RONNIE                                                       15,000
NELSON, ELIZABETH L                                                71,250
NEMETH, ROBERT F                                                   30,000
NEWHUIS, GREGG J                                                  300,000
NEWHUIS, JEFFREY M                                                 20,003
NIX, JOHN BRADLEY & CAROL C                                         2,250
NOLAN, PATRICK                                                     35,212
NORDIN, PAUL                                                        5,000
OAKLAND, GARY                                                      22,500
OCONNELL, GEORGE                                                  360,000
ODELL, SUSAN                                                       32,500
ORLIK, ALEX (2)                                                    18,188             82,583      *
PADRICK, ROBERT                                                    60,000
PADRICK, TRUSTEE, ROBERT G PADRICK P/S/P AND TRUST, ROBERT G.      30,000
PADRICK, TRUSTEE FBO KELLIE NICOLE PADRICK, ROBERT G.              15,000
PAGH, ERIC                                                         18,750
PAKRADOONI, PETER B                                                30,000
PANORAMA PARTNERS (26)                                              4,500
PARKER, MICHAEL A                                                   5,000
PARKER, NEIL L                                                      7,500
PARKER, RICHARD                                                    15,000
PARKER, RICHARD & LAURA                                            49,500
PELLEGRINO, JOSEPH                                                300,000
PENJUKE, WILLIAM & CAROL                                           15,000

PERRY, DOUGLAS                                                      3,125
PERRY, LARRY R                                                      3,126
PERRY, MATTIE & WILLIAM                                            71,245
PERRY, RICHARD                                                      3,125
PIRHALA, ROY T                                                     86,000
PONTON JR, JOHN W                                                  15,000
POTTS, ROBERT H                                                    15,000
POWELL, J STEVE                                                     4,500
PRESCOTT, BARBARA L                                                 1,875
PROCTOR, CHARLES & MARIA                                              626
RAFFERTY, PAUL & JOAN                                              47,501
RANSOME III, ERNEST L                                              22,500
RECKTENWALD, WILLIAM                                               75,000
REICHL, THOMAS C                                                    4,500
REISNER, GREG A                                                    15,000
REISNER, WILLIAM & FRANCES                                         33,000
RENNER IV, HARRY                                                  125,625
RETTEW III, JOHN B                                                 20,001
REYBOK, ROBERT & JOAN                                              15,000
RICHARDSON, GEORGE & SHARON                                        15,625
RICHARDSON, GEORGE B                                               15,625
ROBERTS, NOMA ANN                                                  45,000
Rogers JR. Family Limited Partnership, E H (27)                    30,000
ROGERS, DOYLE                                                      15,000
ROPER, LEE R & LISA ANN                                            67,500
ROPER, MARIE G                                                     22,500
ROSENTHAL, JERRY                                                   30,000
ROUSE III, GEORGE PARKE                                            15,000
RUBEN, PETER S                                                    180,000
RUGART, KARL F                                                     48,750
RUPP, FRANK S                                                      15,000
RUPP, JOHN S                                                       70,126
SAS, VALENTINA                                                      3,000
SCAMMAHORN, KEITH & LYNNE                                          15,000
SCHOENHUT III, WILLIAM F                                           30,000
SCHOENHUT JR, WILLIAM F                                            70,001
SCHOENHUT, EDWARD L                                                30,000
SCHOLL PROFIT SHARING PLAN, DB                                     15,000
SCHOLL, MARGARET J                                                 15,000
SCHONWALD, RICHARD S                                              333,750
SCHWARTZ, STEPHEN                                                  37,500
SCIFERS, VICKI S                                                   15,000
SCRANTON, MARY L                                                    8,750
SELDERS, THOMAS A & KRISTIN M                                       7,500
SELLERS TRUST, WILLIAM W (11)                                      47,500            864,608      *
SELLERS, NICHOLAS                                                  15,000
SELLERS, WILLIAM W (11)                                            75,000            777,108      *
SELTZER, SCOTT                                                      7,500
SHEVLIN, CELIA E                                                    3,000
SHOTWELL, RAYMOND K                                                 8,250
SHUPE, JOHNNYE F                                                    1,500
SICHEL JR, LEONARD H                                               15,000
SINGER, JOSEPH                                                      1,500
SINGER, LESLIE & ETHEL                                             15,000
SINGH, KRISHNA K                                                   45,000
SMITLEY, KATHY                                                      7,500
SNYDER, MELVIN G                                                   15,000
SPEALMAN IRA, DANIEL                                               25,938
SPEALMAN, DANIEL E                                                 58,500

STANGLEIN, TERRY W                                                 54,000
STEIR, MICHAEL & ELLEN                                             18,750
STEVENS, GERTRUDE                                                  37,500
STEWART, HOMER & NATHALIE                                          13,050
STEWART, HOMER N                                                   13,755
STITT, PRISCILLA A                                                 32,250
STOKES, EDWARD B                                                   45,000
STULL JTWROS, CLARK D & CAROLYN S                                  30,000
STULL, CLARK D                                                      1,050
SVEDAS, WILLIAM                                                     1,500
SWANTON,TERRY L & MOLLY B                                          30,000
SZYCHOSKI, GEORGE E                                                   150
SZYCHOSKI, MICHAEL W                                                  375
SZYMBORSKI, CONSTANTINE T                                          15,000
TAUBER, BARBARA ANN                                                 1,500
THOMPSON, ALFRED & SUSAN                                            4,125
THOROUGHGOOD, WILLIAM E                                             3,750
TORRES, GUILLERMO M                                                30,000
TRINITY ASSOCIATES (28)                                           165,000
TURESKY, STEPHEN S                                                 15,000
TURNER, JAMES                                                      30,000
UNANUE, CURTIS & MARIA                                             45,000
VAN ALEN JR, WILLIAM L(9)                                          35,001            411,001      *
VESPER JR, JOHN H                                                   7,500
VODANTIS, JOHN S & HOPE J                                           7,500
WAGNER, ROBERT E                                                   35,894
WAHLSTROM, BORJE                                                   15,000
WAHLSTROM, JEAN STEEL                                              15,000
WEAVER, DAVID                                                       7,800
WEAVER, DWANE M                                                    15,000
WEAVER, KEVIN & ALICIA                                             45,000
WEAVER, MARLENE                                                   150,000
WEAVER, MICHAEL L                                                   1,500
WEAVER, WESLEY R                                                   22,500
WESSELLS III, HENRY W                                               5,001
WHEELER, ARTHUR L                                                 102,500
WIENER, ARTHUR                                                      8,016
WIENER, ARTHUR & RUTH                                              17,324
WIENER, BERNARD                                                     7,500
WILLARD, J EDWARD                                                 147,501
WILLIAMS DDS PROFIT SHARING                                        88,500
WILLIAMS, MARGARET S                                               53,700
WILSON, KENNETH B                                                   7,500
WOLFE, CLAUDINE W                                                   4,500

WRIGHT, C EDWIN & JANET LYN                                         7,500
WRIGHT, JOHN D                                                     15,000
WRIGHT, WILLIAM M                                                  15,000
WYMAN JR, SAMUEL D                                                  7,500
YAMAGUCHI, JONI CARLEY                                             15,000
YUTZY, JOHN A & LUCINDA K                                          12,000
ZELENKA, DONALD J                                                 213,750
ZIRBES, JOSEPH                                                      7,500
ZWEIGBAUM, RUTH                                                    16,938

TOTAL                                                          15,478,052

* Less than one percent.



(1) Mr. Boynton was a Director of the Company.


(2) Employee of the Company.

(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of the Company.

(4) Mr. Herbert is President, Director and Chief Operating Officer of the Company. Julie Herbert is Mr. Herbert's spouse.

(5) George and Julie Jensen are husband and wife. Mr. Jensen is Chairman of the Board and Chief Operating Officer of the Company.

(6) Son of George Jensen.

(7) Douglas and Magaret Lurio are husband and wife. Mr. Lurio is a Director of the Company and he is the President of Lurio Associates, P.C.


(8) Technology Partners was the Company`s investment banker.


(9) Mr. Van Alen is a Director of the Company.

(10) Consultant to the Company.

(11) Director of USA

(12) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, AHP Holdings, is Alex H. Petro.

(13) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Brill Securities, is Larry Berk.

(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Brittain Family Trust, is E. Douglas Brittain.

(15) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cape MacKinnon, Inc., is Steve Frye.

(16) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Shearith Hapleta, is Leiby Solomon.

(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Delta Western Company, is George W. Moffitt.

(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Diligent Finance Co. Ltd., Rai Hamilton.

(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.

(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Heald Family Trust, is Jack Heald.

(21) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, a Partnership, is David R. Molumphy.

(22) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Ignite Capital, is Richard Gonda.

(23) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, J.M. Hull Associates LP, is Mich Hull.

(24) The natural  person who exercises  sole and/or shared voting or dispositive
powers  with  respect  to  the  shares  held  of  record  by  the  entity,   Max
Communications, is Richard Molinsky.

(25) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Molumphy Capital Mgmt. Profit Sharing, is Mitch Hull.

(26) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Panorama Partners, is Aaron Lehmann.

(27) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, E H Rogers Jr. Family Limited Partnership, is Edmund H. Rogers.

(28) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Trinity Associates, is Michael K. Stern.


(29) Mr. Illes served as our consultant from April through July 2003.

(30) Represents 15,478,052 shares issued upon exercise of warrants issued to our holders of Senior Notes in October 2002 at $.10 per share. We have agreed to register these shares for resale under the Act at our cost and expense until April 2004. These warrants expired in September 2003, and all shares underlying any unexercised warrants have been eliminated from this prospectus.


                              EMPLOYEE COMMON STOCK


                                                Beneficial Ownership
                                                 After Offering
                                 Common Stock   --------------------
Selling Shareholder(3)          Offered  Hereby   Number   Percent
-------------------             --------------   ------  --------
Bazuro, Kirsten (1)                    160,000    30,775       *
Demedio, David(1)                      160,000   104,349       *
Harrum, George(1)                       80,000    14,333       *
Ledesma, Cecil(1)                       80,000    90,500       *
Luce, Steven(1)                         80,000    38,427       *
Sagady, Cary(2)                        160,000       0         *
Seymour, Amy(1)                         80,000    11,550       *
Stroud, Vivian(1)                      160,000    35,794       *
Tobin, Mary F.(1)                       80,000    25,217       *
Vista Marketing Research(2)            280,000   133,333       *
Wasserman, Scott(1)                    160,000       0         *
                                --------------
        Total                        1,480,000

--------
* less than one percent

(1) Current employee of USA.

(2) Current consultant of USA.

(3) Represents shares issued to employees and consultants in October 2002 at $.15 per share for services to be rendered to USA. We have agreed to register these shares for resale under the Act for a period of 9 months at our cost and expense.

                             MARKET FOR COMMON STOCK

The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:


Fiscal

2002                                               High           Low
----                                               ----           ---
First Quarter (through September 30, 2001)        $ 1.05         $ 0.60
Second Quarter (through December 31, 2001)        $ 0.74         $ 0.34
Third Quarter (through March 31, 2002)            $ 0.80         $ 0.39
Fourth Quarter (through June 30, 2002)            $ 0.41         $ 0.20

2003
----
First Quarter (through September 30, 2002)        $ 0.39         $ 0.14
Second Quarter (through December 31, 2002)        $ 0.23         $ 0.13
Third Quarter (through March 31, 2003)            $ 0.22         $ 0.16
Fourth Quarter (through June 30, 2003)            $ 0.64         $ 0.17


2004
----
First Quarter (through September 30, 2003)        $ 0.54         $ 0.34


Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

At September 30, 2003, there are 2,646,485 shares of Common Stock issuable upon exercise of outstanding options. The following table shows the number of options outstanding and their exercise price:

                                                      Option
                          Options Outstanding     Exercise Price
                          -------------------     --------------
                              2,475,318               $ 0.165
                                125,000               $ 1.00
                                  5,000               $ 1.50
                                 41,167               $ 2.00
                           ------------------
                       Total  2,646,485
                           ==================



All of the aforesaid options have been issued to our employees, former Stitch option holders or consultants.


As of September 30, 2003, a total of 47,253,208 warrants were outstanding with exercise prices ranging from $.07 per share to $4.00 per share. See Footnote 13 to the Consolidated Financial Statements.

As of September 30, 2003, there were 524,492 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and 591,311 shares issuable upon the conversion of cumulative preferred dividends.

As of September 30, 2003 there are $11,046,651 face value of Senior Notes outstanding, which are convertible into 52,251,733 shares of Common Stock.


On June 30, 2003 there were 1,519 record holders of the Common Stock and 565 record holders of the Preferred Stock.


The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of September 30, 2003, such accumulated unpaid dividends amount to $6,306,476.


During fiscal year 2003, certain holders of the Company's Preferred Stock converted 4,790 shares into 4,790 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $56,050 into 5,605 shares of Common Stock.

                            DESCRIPTION OF SECURITIES

General


We are authorized to issue up to 400,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 preferred shares have been designated as series A convertible preferred stock, no par value. As of September 30, 2003, there were 281,237,382 shares of common stock issued and outstanding and 524,492 shares of series A preferred stock issued and outstanding which are convertible into 524,492 shares of common stock. Through September 30, 2003, a total of 586,658 shares of preferred stock have been converted into 663,102 shares of common stock and $2,662,004 of accrued and unpaid dividends thereon have been converted into 286,377 shares of common stock.

La Jolla Debenture and Warrants

During  August  2001,  the  Company  issued to La Jolla a  $225,000  Convertible
Debenture (increased by $100,000 on June 18, 2002) bearing 9 3/4 percent interest with a maturity date of August 2, 2003 (extended to August 2, 2004). Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later reduced to 72%) of the lowest closing bid price of the Common Stock during the 20 days (changed to 270 calendar days) preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. From inception through June 30, 2003, La Jolla converted the entire debenture for which the Company issued 2,800,903 shares of Common Stock, and exercised 10,543,673 warrants to purchase Common Stock.

In March 2003, we issued to La Jolla a warrant to purchase up to 9,000,000 of our shares at $.10 per share. We had agreed to register all of the shares underlying these warrants for resale by La Jolla for a one year period. In October 2003, the parties agreed to rescind and cancel this warrant.


As of the date of this prospectus, La Jolla is the holder of warrants to purchase up to 17,465,370 shares at $.10 per share. These warrants were issued at the time of conversion of the debenture. La Jolla is also the holder of 2,252,683 shares issued upon conversion of warrants at $.07 per share. This prospectus does not cover the resale of any of these shares by La Jolla. See "Description of Securities-Registration Rights."



Common Stock

The holder of each share of common stock:

o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;

o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and

o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

Series A Convertible Preferred Stock

The holders of shares of Series A preferred stock:

o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);

o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and

o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.


The record dates for payment of dividends on the Series A Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of September 30, 2003 the accumulated and unpaid dividends were $6,306,476.

Each share of Series A Preferred Stock is convertible at any time into 1 share of fully issued and non-assessable Common Stock. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $10.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by USA. As of September 30, 2003 a total of 586,658 shares of series A Preferred Stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 286,377 shares of Common Stock. The conversion rate of the Series A Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.


We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

12% Senior Notes

As of September 30, 2003, we had outstanding $3,523,492 of Senior Notes due December 31, 2007, $3,156,000 of Senior Notes due December 31, 2006, $3,426,150
of Senior Notes due December 31, 2005, $571,009 of Senior Notes due December 31, 2004, and $370,000 of Senior Notes due December 31, 2003. The principal amount of each senior note which is not voluntarily converted shall be payable on the maturity date thereof, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until maturity. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock.

Of the Senior Notes due December 31, 2003, a total of $3,823,000 were purchased through the exchange of $3,823,000 of the old senior notes previously due December 31, 2001. The holders of these notes are not selling shareholders in this prospectus. The principal amount of these notes is convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes is also convertible into shares of common stock at the rate of $1.00 per share. For the quarters ended September 31, 2001 and December 31, 2001, the conversion rate relating to the interest payments was reduced to $.50 per share and for the quarter ended March 31, 2002 to $.40 per share and for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003, and September 30, 2003, to $.20 per share together with one warrant at $.20 per share for each share issued with an exercise termination date of June 30, 2004. We have agreed to use our best efforts to register these shares as well as the shares underlying the warrants for resale under the Act. These shares are not included in this prospectus. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2006. The noteholder was required to make the election on or prior to March 31, 2003 (later extended until December 31, 2003). A total of $4,819,000 of these notes have been extended to December 31, 2006. In connection with any extensions other than the reduction of the conversion rate, there were no other payments or benefits exchanged between USA and the noteholders. None of the shares underlying the 2006 Notes are covered by this prospectus.

The principal amount of each Senior Note due December 31, 2004 is convertible at any time into shares of Common Stock at the rate of $.40 per share. The holders of these notes are selling shareholders in this prospectus. In January 2002, the Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last three quarters of fiscal 2002. The conversion rate for this interest payment due for the quarter ended March 31, 2002 was $.40 per share. The Company continued this option at $.20 per share for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003, together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. These shares are not included in this prospectus. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2007. The noteholder was required to make the election on or prior to March 31, 2003 (later extended until December 31, 2003). A total of $4,071,493 of these notes have been extended to December 31, 2007 and are convertible at $.20 per share. In connection with any extensions other than the reduction of the conversion rate, there were no other payments or benefits exchanged between USA and the noteholders. None of the shares underlying the 2007 Notes are covered by this prospectus.


The principal amount of each Senior Note due December 31, 2005 is convertible at any time into shares of Common Stock at the rate of $.20 per share. The holders of these notes are selling shareholders in this prospectus. The Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last quarter of fiscal 2002 at the rate of $.20 per share. The Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002, March 31, 2003, June 30, 2003, and September 30, 2003, together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. These shares are not included in this prospectus.

The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all
"Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;

o    any debt owed by USA to any officer, director or stockholder of USA;

o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party; o any operating lease obligations of USA;

o any other indebtedness which by its terms is subordinated to the senior note; or

o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

Common Stock Purchase Warrants


As of the date hereof, there are outstanding warrants to purchase 14,285,716 shares at $.07 per share, warrants to purchase 25,965,376 shares at $.10 per share, warrants to purchase 1,500,000 shares at $.0665, warrants to purchase 3,196,288 shares at $.20 per share, warrants to purchase 650,000 shares at $.70 per share, warrants to purchase 1,200,000 shares at $.91 per share, warrants to purchase 377,927 shares at $1.00 per share, warrants to purchase 2,901 shares at $1.03 per share and warrants to purchase 75,000 shares at $1.25 per share.

The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.


     Registration Rights

         Pursuant to our subscription agreement with Alpha Capital Atkiengesellschaft, we agreed to register for resale the 1,500,000 shares and 750,000 shares underlying the warrants issued to Alpha Capital in November 2002 within 120 days of issuance of the shares and the warrants. In addition, the subscription agreement with Alpha Capital provides that if the shares have not been registered for resale within such 120 day period, the Company shall deliver shares to Alpha Capital at the rate of four shares for every ten shares already issued to Alpha Capital or issuable under the warrants to Alpha Capital. From and after the date of issuance of these securities and until the date of this prospectus there was no effective registration statement covering these shares. Because of the delay in registering these shares, in October 2003, the Company and Alpha agreed that the Company would issue to Alpha Capital an aggregate of 500,000 shares in full satisfaction of the above described provision of the subscription agreement.

         Pursuant to the registration rights agreement with La Jolla, the Company agreed to maintain an effective registration statement for the resale of the 2,252,683 shares and the 17,465,370 shares underlying the unexercised warrants held by La Jolla on the date of this prospectus at all times from and after the date of issuance of the shares or warrants, as the case may be. These shares and warrants were issued by the Company to La Jolla in April, May and June 2003. From and after the date of issuance of these securities and until the date of this prospectus there was no effective registration statement covering these shares. In October 2003, the Company received a letter from La Jolla stating that the Company had failed to maintain an effective registration statement for these shares and demanding that the Company cause the registration statement to be declared effective as soon as possible. The registration rights agreement did not specify any penalties for failure to maintain an effective registration statement. Through the date of this prospectus, La Jolla has not asserted any claim relating to our failure to register the shares.

         The Company's registration rights agreement with Kazi Management VI, Inc. requires the Company to use its best efforts to register for resale the 3,571,429 shares and the 19,285,716 shares underlying the warrants purchased by Kazi in October 2002 within 90 days following purchase. In addition, the subscription agreement with Kazi provides that if the shares have not been registered for resale within such 90 day period, the Company shall deliver additional shares to Kazi at the rate of 3% per month (i.e., approximately 686,000 shares per month). In September 2003, the Company received a letter from counsel for Kazi requesting delivery of the penalty shares accrued through the date of the letter. By letter dated October 16, 2003 Lurio & Associates, P.C. counsel for the Company, advised Kazi that the penalty provisions set forth in the subscription agreement are unenforceable under Pennsylvania law, and no penalty shares are due to Kazi. Counsel's letter stated that the penalty provision is unenforceable because the provision does not provide nor was it ever intended to provide a reasonable estimate of the damages, if any, sustained by Kazi as a result of such delay, and serves no purpose other than to punish the Company for any such delay. The Company believes that because the Company has used its best efforts to have the registration statement covering the Kazi shares to be declared effective as required in the registration rights agreement, the Company does not have any liability to Kazi as it is not probable that such shares will be delivered to Kazi.

         The Company's subscription agreements with each of Wellington Management Company, LLP, and three other investors executed in September 2003 in connection with the purchase of a total of 20,010,000 shares at $.25 per share requires the Company to register these shares for resale within 90 days of purchase (i.e., before December 22, 2003). If the Company fails to do so, the Company has agreed to pay each investor a cash penalty of three percent of the purchase price of the shares purchased by each investor, or an aggregate of approximately $150,000. The Company believes that it will have the registration statement covering these shares declared effective by this date, and there would be no payments due to the investors.

         In addition to each of the above-described agreements, the Company has agreed to use its best efforts to register for resale the shares as well as the shares underlying the warrants or notes covered by this prospectus as well as by the two concurrent registration statements. The Company has, as required, used and continues to use its best efforts to register these shares for resale and management does not believe that it is probable that there will be incremental consideration given to these security holders in connection with these matters.



Shares Eligible for Future Sale



Of the 281,237,382 shares of common stock issued and outstanding on September 30, 2003, a total of 145,630,801 are restricted securities of which 19,161,770 are currently eligible for sale under Rule 144 promulgated under the Act. Of these restricted securities, we have agreed to use our best efforts to register all of these shares for resale under the Act (of which 41,064,862 shares are covered by this prospectus). As of the date hereof, there were 524,492 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA).



The shares of preferred stock issued and outstanding as of the date hereof, are convertible into 524,492 shares of common stock all of which would be fully transferable without further registration under the Act (other than shares held by "affiliates" of USA).

Shares of our common stock which are not freely tradeable under the Act are known as "restricted securities" and cannot be resold without registration under the Act or pursuant to Rule 144 promulgated thereunder.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and profit on the resale of the shares purchased by them may be deemed to be underwriting discounts under the Act.

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling shareholders against certain losses and liabilities, including liabilities under the Act.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

The consolidated financial statements of USA Technologies, Inc. at June 30, 2003 and 2002, and for each of the two years in the period ended June 30, 2003 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.


The financial statements of Bayview Technology Group, LLC as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this Prospectus and in the Registration Statement have been audited by Anton Collins Mitchell, LLP, independent certified public accountants, as set forth in their report thereon (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included upon the authority of said firms as experts in auditing and accounting.

                             USA Technologies, Inc.

                        Consolidated Financial Statements

                       Years ended June 30, 2003 and 2002




                                    Contents


Report of Independent Auditors..............................................F-1

Consolidated Financial Statements

Consolidated Balance Sheets.................................................F-2
Consolidated Statements of Operations.......................................F-3
Consolidated Statements of Shareholders' Equity ............................F-4
Consolidated Statements of Cash Flows.......................................F-6
Notes to Consolidated Financial Statements..................................F-7

                         Report of Independent Auditors



USA Technologies, Inc.
Board of Directors and Shareholders

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring operating losses and has a working capital deficiency at June 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                        /s/ Ernst & Young LLP

Philadelphia,  Pennsylvania
September 12, 2003,
except for Note 17, as to which
the date is September 30, 2003

                             USA Technologies, Inc.

                           Consolidated Balance Sheets


                                                                                         June 30                    September 30
                                                                                  2003             2002                  2003
                                                                            ---------------------------------       -------------
Assets                                                                                           (Restated)          (Unaudited)
Current assets:
   Cash and cash equivalents                                                $   2,384,455       $     557,970       $   4,618,420
   Accounts receivable, less allowance for uncollectible accounts of $69,000 (unaudited) at September 30, 2003 and
     $65,000 and $37,000 in 2003 and 2002, respectively                           414,796             340,293           1,466,017
   Other receivable                                                                    --                  --             395,249
   Inventory                                                                      457,900             877,814             911,463
   Prepaid expenses and other current assets                                      201,383             124,865             312,328
   Subscriptions receivable                                                     1,013,400              35,000             406,687
   Investment                                                                     904,049                  --             658,264
                                                                            ---------------------------------       -------------
Total current assets                                                            5,375,983           1,935,942           8,768,428

Property and equipment, net                                                       943,784           1,932,427           1,150,959
Software development costs, at cost, less accumulated amortization of $4,660,413 (unaudited) at September 30, 2003 and
   $4,327,526 and $2,995,979 in 2003 and 2002, respectively                       998,660           2,330,207             665,773
Goodwill                                                                        7,945,580           7,945,580           8,275,141
Intangibles, net                                                                2,591,500           2,883,500          11,759,282
Other assets                                                                       37,174              29,117              10,094
                                                                            ---------------------------------       -------------
Total assets                                                                $  17,892,681       $  17,056,773       $  30,629,677
                                                                            =================================       =============

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                         $   2,266,156       $   3,081,495       $   2,497,806
   Accrued expenses                                                             2,720,743           2,131,289           3,071,905
   Current obligations under long-term debt                                       830,674             850,644             813,681
   Convertible Senior Notes                                                       349,942                  --             246,962
   Deposits                                                                            --             480,000                  --
                                                                            ---------------------------------       -------------
Total current liabilities                                                       6,167,515           6,543,428           6,630,354

Convertible Senior Notes, less current portion                                  7,808,469           6,289,825           6,326,047
Long-term debt, less current portion                                              224,614             762,085             101,564
Convertible debenture                                                                  --              65,543                  --
                                                                            ---------------------------------       -------------
Total liabilities                                                              14,200,598          13,660,881          13,057,965

Shareholders' equity:
   Preferred Stock, no par value:
     Authorized shares--1,800,000
     Series A  Convertible  Preferred--Authorized  shares - 900,000
     Issued and  outstanding  shares--524,492 (unaudited) at September
       30, 2003 and  524,492 and 529,282 at June 30, 2003 and 2002,
       respectively (liquidation preference of $11,551,396 (unaudited)
       at September  30, 2003 and $11,158,027 at June 30, 2003)                 3,715,246           3,749,158           3,715,246
   Common Stock, no par value:
     Authorized shares--400,000,000 at September  30, 2003 and
       400,000,000 and 150,000,000 at June 30, 2003 and 2002, respectively
     Issued and outstanding shares--281,237,382 (unaudited) at September
       30, 2003 and 218,741,042 and 65,339,188 at
       June 30, 2003 and 2002, respectively                                    78,790,405          56,588,503         101,855,015
   Subscriptions receivable                                                            --            (149,750)                 --
   Accumulated other comprehensive income                                              --                  --             118,103
   Accumulated deficit                                                        (78,813,568)        (56,792,019)        (88,116,652)
                                                                            ---------------------------------       -------------
Total shareholders' equity                                                      3,692,083           3,395,892          17,571,712
                                                                            ---------------------------------       -------------
Total liabilities and shareholders' equity                                  $  17,892,681       $  17,056,773       $  30,629,667
                                                                            =================================       =============



See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Operations


                                                                                                          Three months ended
                                                                         Year ended June 30                   September 30
                                                                      2003             2002              2003              2002
                                                                  ------------------------------    ------------------------------
Revenues:                                                                                                      (Unaudited)
   Equipment sales                                                $   1,034,427    $     795,938    $   1,286,478    $     188,488
   License and transaction fees                                       1,373,573          778,906          319,649          342,653
   Product sales                                                        445,068          107,857           74,481          203,304
                                                                  ------------------------------    ------------------------------
Total revenues                                                        2,853,068        1,682,701        1,680,608          734,445

   Cost of sales (including amortization of software
     development costs)                                               2,971,443        4,062,901        1,082,163          667,460
                                                                  ------------------------------    ------------------------------
   Gross profit                                                        (118,375)      (2,380,200)         598,445           66,985

Operating expenses:
   General and administrative                                         7,194,684        7,868,064        1,501,769        1,642,378
   Compensation                                                       4,973,210        4,654,662        5,703,198          845,719
   Depreciation and amortization                                      1,251,716          440,238          394,959          247,084
   Loss on debt modification                                          1,521,654               --          277,297               --
                                                                  ------------------------------    ------------------------------
Total operating expenses                                             14,941,264       12,962,964        7,877,223        2,735,181
                                                                  ------------------------------    ------------------------------
                                                                    (15,059,639)     (15,343,164)      (7,278,778)      (2,668,196)
Other income (expense):
   Interest income                                                       18,691           15,791            7,729            2,974
   Loss on investment                                                (1,945,951)              --           31,361               --
   Interest expense:
     Coupon or stated rate                                           (1,163,192)        (966,974)        (265,491)        (256,278)
     Non-cash interest and amortization of debt discount             (3,815,408)      (1,513,118)      (1,797,905)        (652,718)
     Less: amount capitalized                                                --          492,658
                                                                  ------------------------------    ------------------------------
   Total interest expense                                            (4,978,600)      (1,987,434)      (2,063,396)        (908,996)
                                                                  ------------------------------    ------------------------------
Total other income (expense)                                         (6,905,860)      (1,971,643)      (2,024,306)        (906,022)
                                                                  ------------------------------    ------------------------------
Net loss                                                            (21,965,499)     (17,314,807)      (9,303,084)      (3,574,218)
Cumulative preferred dividends                                         (793,586)        (822,561)        (393,369)        (396,962)
                                                                  ------------------------------    ------------------------------
Loss applicable to common shares                                  $ (22,759,085)   $ (18,137,368)   $  (9,696,453)   $  (3,971,180)
                                                                  ==============================    ==============================

Loss per common share (basic and diluted)                         $       (0.20)   $       (0.50)   $       (0.04)   $       (0.06)
                                                                  ==============================    ==============================

Weighted average number of common shares outstanding (basic and
   diluted)                                                         111,790,358       35,994,157      249,989,212       71,192,921
                                                                  ==============================    ==============================

See accompanying notes.

                             USA Technologies, Inc.

                 Consolidated Statements of Shareholders' Equity
                                   (Restated)


                                             Series A
                                            Convertible                        Deferred   Subscriptions  Accumulated
                                          Preferred Stock   Common Stock     Compensation   Receivable     Deficit        Total
                                         -----------------------------------------------------------------------------------------
Balance, June 30, 2001                      $ 3,933,253      $32,977,922      $(103,000)          -   $ (39,209,072)  $(2,400,897)
Conversion of 26,002 shares of Preferred
   Stock to 26,002 shares of Common Stock      (184,095)         184,095              -           -               -             -
Conversion of $268,140 of cumulative
   preferred dividends into 26,814
   shares of Common Stock at $10.00 per
   share                                              -          268,140              -           -        (268,140)            -
Issuance of 2,784,134 shares of Common
   Stock for professional services                    -        1,330,944              -           -               -      1,330,944
Issuance of 500,000 Common Stock
   Warrants for professional services                 -          115,000              -           -               -        115,000
Issuance of 2,340,000 shares of Common
   Stock for Officer compensation                     -          981,000              -           -               -        981,000
Issuance of 200,000 Common Stock Options
   for professional services                          -           66,000              -           -               -         66,000
Issuance of 498,000 shares of Common
   Stock from the conversion of $622,500
   of the 2000 12% Senior Notes at $1.25
   per share                                          -          622,500              -           -               -        622,500
Exercise of 2,333,529 Common Stock
   Warrants at exercise prices  ranging from
   $0.10 to $0.50 per share, net of
   offering costs                                     -          336,921              -           -               -        336,921
Issuance of 333,678 shares of Common Stock from the
   conversion of $82,000 of a 9-3/4% Convertible
   Debenture, and the related exercise of Common
   Stock Warrants at varying prices per share to
   purchase 3,336,780 shares of Common Stock, net
   of offering costs                                  -          886,250              -           -               -        886,250
Issuance of 8,772,724 shares of Common
   Stock in connection with Private
   Placement Offerings at varying
   offering prices, net of offering
   costs of $343,944                                  -        4,747,223              -    (149,750)              -      4,597,473
Issuance of 674,431 shares of Common
   Stock in lieu of cash payments for
   interest on the Convertible Senior
   Notes and the related issuance of
   303,829 Common Stock Warrants                      -          301,856              -           -               -        301,856
Debt discount relating to beneficial
   conversion feature on the 2001 12%
   Senior Notes and on the $325,000
   9-3/4% Convertible Debenture                       -        4,067,813              -           -               -      4,067,813
Issuance of Common Stock in connection
   with Stitch acquisition                            -        8,710,816              -           -               -      8,710,816
Issuance of Common Stock Options and
   Common Stock Warrants in connection
   with Stitch acquisition                            -          963,583              -           -               -        963,583
Compensation expense related to deferred
   stock awards                                       -                -        103,000           -               -        103,000
Other                                                 -           28,440              -           -               -         28,440
Net loss                                              -                -              -           -     (17,314,807)   (17,314,807)

                                           ----------------------------------------------------------------------------------------
Balance, June 30, 2002                        3,749,158       56,588,503              -    (149,750)    (56,792,019)     3,395,892

                             USA Technologies, Inc.

                 Consolidated Statements of Shareholders' Equity

                                                Series A
                                               Convertible                     Subscriptions    Accumulated
                                             Preferred Stock     Common Stock    Receivable       Deficit           Total
--------------------------------------------------------------------------------------------------------------------------------
Conversion of 4,790 shares of Preferred
   Stock to 4,790 shares of Common Stock         (33,912)              33,912              -               -                -
Conversion of $56,050 of cumulative
   preferred dividends into 5,605 shares
   of Common Stock at $10.00 per share                 -               56,050              -         (56,050)               -
Issuance of 5,749,442 shares of Common
   Stock for professional services                     -            1,245,631        149,750               -        1,395,381
Exercise of 17,686,489 Common Stock
   Warrants at $0.10 per share                         -            1,768,650              -               -        1,768,650
Issuance of 5,727,383 shares of Common
   Stock from the conversion of 12%
   Senior Notes                                        -            1,145,442              -               -        1,145,442
Issuance off 2,467,225 shares of Common Stock
   from the conversion of $243,000 of 9-3/4%
   debentures, and the related exercise of
   Common Stock Warrants at varying prices per
   share to purchase 7,206,893 shares of Common
   Stock, net of offering costs                        -              873,000              -               -          873,000
Issuance of 89,207,511 shares of Common
   Stock in connection with various
   Private Placement Offerings at varying
   prices per share                                    -            8,750,058              -               -        8,750,058
Issuance of  2,315,000  shares  of  Common
   Stock in lieu of cash payments for
   interest on the Convertible Senior Notes
   and the issuance of 2,315,000 Common
   Stock Warrants                                      -              860,250              -               -          860,250
Debt Discount relating to beneficial
   conversion feature on the various 12%
   Senior Notes                                        -            2,947,130              -               -        2,947,130
Issuance of 8,031,516 shares of Common
   Stock in connection with the issuance
   of 12% Senior Notes                                 -            1,664,819              -               -        1,664,819
Issuance of 15,000,000 shares of Common
   Stock for the investment in Jubilee                 -            2,850,000              -               -        2,850,000
Other                                                  -                6,960              -               -            6,960
Net loss                                               -                    -              -     (21,965,499)     (21,965,499)

                                           -------------------------------------------------------------------------------------
Balance, June 30, 2003                     $   3,715,246          $78,790,405     $        -   $ (78,813,568)  $    3,692,083

                                                                                                       Accumulated
                                                   Series A                                               Other
                                                  Convertible                          Accumulated    Comprehensive
                                                Preferred Stock      Common Stock        Deficit          Income           Total
------------------------------------------------------------------------------------------------------------------------------------
Exercise of 535,258 Common Stock
   Warrants at $0.10 per share (Unaudited)                  -               53,526              -               -           53,526
Issuance of 7,500,834 shares of Common
   Stock from the conversion of 12%
   Senior Notes (Unaudited)                                 -            1,500,167              -               -        1,500,167
Issuance of 475,000 shares of Common
   Stock in exchange for professional
   services (Unaudited)                                     -              177,000              -               -          177,000
Issuance of 10,500,000 shares of Common
   Stock to executive in connection with
   employment agreement (Unaudited)                         -            4,620,000              -               -        4,620,000
Issuance of  22,737,791  shares of Common Stock
   with  various  private placement offerings
   at varying prices per share (Unaudited)                  -            5,275,279              -               -        5,275,279
Issuance of 577,457  shares of Common  Stock
   and related  Common  Stock
   Warrants in lieu of cash payment for
   interest on the 12% Senior Notes (Unaudited)             -              363,831              -               -          363,831
Debt discount relating to beneficial
   conversion feature on 12% Senior
   Notes (Unaudited)                                        -            1,796,607              -               -        1,796,607
Issuance of 20,170,000 shares of Common
   Stock in connection with the Bayview
   acquisition (Unaudited)                                  -            9,278,200              -               -        9,278,200
Net loss (Unaudited)                                        -                    -     (9,303,084)              -       (9,303,084)
Unrealized gain on investment (Unaudited)                   -                    -              -         118,103          118,103
                                                                                                                      ------------
Total comprehensive loss (Unaudited)                                                                                    (9,184,981)
                                                ------------------------------------------------------------------------------------
Balance, September 30, 2003 (Unaudited)         $   3,715,246        $ 101,855,015  $ (88,116,652)     $  118,103     $ 17,571,712
                                                ====================================================================================

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Cash Flows

                                                                                                       Three months ended
                                                                   Year ended June 30                      September 30
                                                                  2003             2002               2003                2002
                                                           ----------------------------------    ----------------------------------
                                                                                (Restated)                 (Unaudited)
Operating activities:
Net loss                                                   $  (21,965,499)    $  (17,314,807)    $   (9,303,084)    $   (3,547,218)
Adjustments to reconcile net loss to net cash
  used in operating activities:
     Charges incurred in connection with the
       issuance of Common Stock, Common Stock
       Warrants and Senior Notes                                2,573,301          5,532,037          4,692,000            160,142
     Interest expense on the Senior Notes paid
       through the issuance of Common Stock                       860,250            301,856            363,831            139,113
     Interest amortization related to Senior
       Notes and Convertible Debentures                         2,955,158          1,513,699          1,434,074            513,605
     Depreciation                                               1,119,536            403,738            143,356            174,084
     Amortization                                               1,623,547          3,032,479            614,105            364,276
     Gain on sale of investment                                        --                 --            (31,361)                --
     Loss on investment                                         1,945,951                 --            277,297                 --
     Loss on debt modification                                  1,521,654                 --                 --                 --
     Loss on property and equipment                                    --            195,722                 --                 --
     Changes in operating assets and liabilities:
       Accounts receivable                                        (74,503)          (232,653)        (1,051,221)            47,524
       Inventory                                                  419,914            (36,642)          (453,563)            21,970
       Prepaid expenses, deposits and other assets                (38,325)           774,845              4,039            (77,588)
       Accounts payable                                          (759,337)          (259,627)           231,650          1,052,811
       Accrued expenses                                           589,454            (44,413)            35,162           (122,811)
                                                           ----------------------------------    ----------------------------------
Net cash used in operating activities                          (9,228,899)        (6,133,766)        (2,727,715)        (1,301,092)
Investing activities:
Purchase of property and equipment                               (186,895)          (102,917)          (105,826)           (45,468)
Cash acquired in connection with Stitch
  Acquisition, net of financing costs                                  --          2,278,229           (727,969)                --
Increase in software development costs                                 --         (2,238,771)                --                 --
                                                           ----------------------------------    ----------------------------------
Net cash used in investing activities                            (186,895)           (63,459)          (833,795)           (45,468)

Financing activities:
Net proceeds from the issuance of Common Stock
  and the exercise of Common
   Stock Purchase Warrants and Options                          9,930,879          3,912,765          4,933,355            294,931
Net proceeds from issuance of Senior Notes and
  Convertible Debenture                                         1,833,841          4,269,223                 --          1,064,560
Net repayment of long-term debt                                  (510,314)        (2,472,324)          (140,043)          (175,834)
Collection of subscriptions receivable                             35,000             29,000          1,002,163             35,000
Repayment of principal on capital lease obligations               (47,127)           (61,039)                --                 --
Proceeds received from deposits for future financings                  --            500,000                 --                 --
Repayment of the Senior Notes                                          --           (240,000)                --                 --
                                                           ----------------------------------    ----------------------------------
Net cash provided by financing activities                      11,242,279          5,937,625          5,795,475          1,218,657
                                                           ----------------------------------    ----------------------------------

Net increase (decrease) in cash and cash equivalents            1,826,485           (259,600)         2,233,965           (127,903)
Cash and cash equivalents at beginning of year                    557,970            817,570          2,384,455            557,970
                                                           ----------------------------------    ----------------------------------
Cash and cash equivalents at end of year                   $    2,384,455     $      557,970     $    4,618,420     $      430,067
                                                           ==================================    ==================================

Supplemental disclosures of cash flow information:
Cash paid for interest                                     $    1,479,984     $      603,312     $      249,423     $      347,752
                                                           ==================================    ==================================
Conversion of Convertible Preferred Stock to
  Common Stock                                             $       33,912     $      184,095     $           --     $           --
                                                           ==================================    ==================================
Conversion of Cumulative Preferred Dividends to
  Common Stock                                             $       56,050     $      268,140     $           --     $           --
                                                           ==================================    ==================================
Subscriptions receivable                                   $    1,013,400     $       35,000     $      406,687     $           --
                                                           ==================================    ==================================
Conversion of Senior Notes and Debenture to
  Common Stock                                             $    1,388,442     $      622,500     $    1,500,167     $      120,000
                                                           ==================================    ==================================
Purchase of investment in Jubilee through the
  issuance of Common Stock                                 $    2,850,000     $           --     $           --     $           --
                                                           ==================================    ==================================
Beneficial conversion feature related to Senior
  Notes and Convertible Debenture                          $    2,947,130     $    4,067,813     $    1,796,607     $      410,247
                                                           ==================================    ==================================

Issuance of Common Stock in connection with Senior
  Note Conversions                                         $    1,664,819     $           --     $           --     $           --
                                                           ==================================    ==================================
Issuance of Common Stock, Common Stock Options
  and Warrants in connection with Stitch acquisition       $           --     $    9,674,399     $           --     $           --
                                                           ==================================    ==================================
Capital lease obligations incurred                         $           --     $       62,984     $           --     $           --
                                                           ==================================    ==================================
Prepaid stock expenses through issuance of
  Common Stock                                                                                   $      105,000     $      204,000
                                                                                                 ==================================
Issuance of Common Stock in connection with the
  Bayview acquisition                                                                            $    9,278,200     $           --
                                                                                                 ==================================
Other receivable for sale of Jubilee investment                                                  $      395,249     $           --
                                                                                                 ==================================
Deposits used to fund debt and equity                                                            $           --     $      360,000
                                                                                                 ==================================
Issuance of Common Stock related to Senior
   Note Offering                                                                                 $           --     $      854,288
                                                                                                 ==================================

See accompanying notes.               F-6

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2003

1. Business

USA Technologies, Inc., a Pennsylvania corporation (the Company), was incorporated on January 16, 1992. The Company provides unattended cashless payment/control systems and associated network and services for the copy, fax, debit card, smart card personal computer, laundry, and vending industries. The Company's devices make available credit and debit card and other payment methods in connection with the sale of a variety of products and services. The Company's customers are principally located in the United States and are comprised of hotels, chains, consumer package goods companies, information technology and vending operators.

The Company offers the Business Express(R) and Business Express(R) Limited Service (LSS) principally to the hospitality industry. The Business Express(R) and Business Express(R) Limited Service (LSS) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit. The Company has developed its next generation of cashless control/payment systems (e-Port(TM)), which includes capabilities for interactive multimedia and e-commerce, acceptance of other forms of electronic payments and remote monitoring of host machine data and is being marketed and sold to operators, distributors and original equipment manufacturers (OEM) primarily in the vending industry.

2. Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values that might be necessary should the Company be unable to continue in existence. The Company has incurred recurring operating losses of $22 million and $17.3 million during each of the fiscal years ended June 30, 2003 and 2002, respectively, and a loss of $9.3 million (unaudited) during the three months ended September 30, 2003. Cumulative losses from its inception through June 30, 2003 amount to approximately $75.2 million and the Company had a working capital deficiency at June 30, 2003. Cumulative losses through September 30, 2003 amounted to approximately $84.5 million (unaudited) and the Company has a positive working capital balace at September 30, 2003. Losses have continued through September 2003 and are expected to continue during fiscal year 2004. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace. Until the Company's products can generate sufficient operating revenues, the Company will be required to raise capital to meet its cash flow requirements. These factors raise substantial doubt about the Company's ability

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

2. Accounting Policies (continued)

to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings (Note 17) and continued efforts to reduce costs.

Interim Financial Information

The consolidated financial statements and disclosures included herein for the three months ended September 30, 2003 and 2002 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ended June 30, 2004.


Restatement


The Company restated the June 30, 2002 balance sheet, statement of shareholders' equity and statement of cash flows to correct the valuation of the marketable equity securities issued in connection with the Company's May 2002 acquisition of Stitch Corporation (Note 4) in accordance with EITF 99-12: "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination". The Company originally valued the marketable securities issued in connection with this acquisition at the market price a few days before and a few days after May 14, 2002, which was the date the Company's shareholders approved the increase in the Company's Common Stock to allow for this transaction to close. The restated June 30, 2002 balance sheet, statement of shareholders' equity and statement of cash flows reflect the marketable securities issued in connection with this transaction at the market price a few days before and a few days after April 10, 2002, the date the definitive agreement was signed. The restated June 30, 2002 consolidated financial statements reflect an increase in Goodwill from $6,800,827 to $7,945,580 and an increase in Common Stock from $55,443,750 to $56,588,503. The restatement did not impact the net loss or loss per common share reported during 2002 or 2003.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements include the accounts of Stitch. All significant intercompany accounts and transactions have been eliminated in consolidation.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


2.  Accounting Policies (continued)

Cash Equivalents

Cash  equivalents   represent  all  highly  liquid   investments  with  original
maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first-in, first-out basis) or market.

Property and Equipment

Property and equipment is recorded at cost. Property and equipment is depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the respective lease term.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over fair value of the net assets acquired from Stitch. The Company adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets," on July 1, 2002. Under SFAS No. 142, Goodwill is no longer permitted to be amortized to earnings, but instead is subject to periodic testing for impairment. The Company tests goodwill for impairment using the two-step process prescribed by SFAS No. 142. The first step screens for potential impairment, while the second step measures the amount of impairment, if any. The Company uses a discounted cash flow analysis to complete the first step in this process. The Company completed the transitional test of goodwill as of July 1, 2002, as prescribed in SFAS No. 142, during the quarter ended December 31, 2002. The Company concluded that there were no goodwill impairment indicators as a result of the transitional test. The Company also performed an annual impairment test of goodwill as of April 1, 2003 and concluded there was no goodwill impairment. During the quarter ended September 30, 2003, no events or circumstances arose indicating an impairment of goodwill may have occurred.

Intangible assets include patents and trademarks acquired in the Stitch acquisition. The aggregate amortization expense was $292,000 and $36,500 during the years ended June 30, 2003 and 2002, respectively and $281,218 (unaudited) for the three months ended September 30, 2003. The intangible asset balance and related accumulated amortization consists of the following:

                                                                        June 30, 2003
                                          ---------------------------------------------------------------------------
                                             Gross Carrying               Accumulated              Net Carrying
                                                 Amount                  Amortization                 Value
                                          ------------------------ -------------------------- -----------------------
Amortized intangible assets
     Trademark                               $        1,050,000         $       (118,125)       $         931,875
     Patents                                          1,870,000                 (210,375)               1,659,625
                                           --------------------       -------------------     -------------------
Total                                        $        2,920,000         $       (328,500)       $       2,591,500
                                           ====================       ===================     ===================


                                                                        June 30, 2002
                                          ---------------------------------------------------------------------------
                                             Gross Carrying               Accumulated              Net Carrying
                                                 Amount                  Amortization                 Value
                                          ------------------------ -------------------------- -----------------------
Amortized intangible assets
     Trademark                               $        1,050,000         $        (13,125)       $       1,036,875
     Patents                                          1,870,000                  (23,375)               1,846,625
                                           --------------------       -------------------     -------------------
Total                                        $        2,920,000         $        (36,500)       $       2,883,500
                                           ====================       ===================     ===================

                                                                September 30, 2003  (Unaudited)
                                          ---------------------------------------------------------------------------
                                             Gross Carrying               Accumulated              Net Carrying
                                                 Amount                  Amortization                 Value
                                          ------------------------ -------------------------- -----------------------
Amortized intangible assets
     Trademark                               $        2,064,000         $       (144,375)       $       1,919,625
     Patents                                          9,294,000                 (420,772)               8,873,228
     Non-Compete Agreement                            1,011,000                  (44,571)                 966,429
                                           --------------------       -------------------     -------------------
Total                                        $       12,369,000         $       (609,718)       $      11,759,282
                                           ====================       ===================     ===================

At June 30, 2003, the expected amortization of the intangible assets is as follows: $292,000 per year in fiscal year 2004 through fiscal year 2011, and $255,500 in fiscal year 2012. The weighted average useful life of these intangibles is 10 years at June 30, 2003 and 9.75 at September 30, 2003.

Concentration of Credit Risk

Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions, and the Company's policy is designed to limit exposure to any one institution. The Company's accounts receivable is net of an allowance for uncollectible accounts. The Company does not require collateral or other security to support credit sales, but provides an allowance for uncollectible accounts based on historical experience and specifically identified risks. Accounts receivable are determined to be carried at fair value and charged off against the allowance for uncollectible accounts when management determines that recovery is unlikely and the company ceases collection efforts. Approximately 57% and 41% of the Company's accounts receivable at June 30, 2003 and 2002, and 35% and 12% of the Company's revenues for the years ended June 30, 2003 and 2003, respectively are concentrated with two customers.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

2.  Accounting Policies (continued)

Revenue Recognition


Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. Service fees for access to the Company's equipment and network services are recognized on a monthly basis. Product revenues are recognized from the sale of products from Company owned vending machines when there is purchase and acceptance of product by the vending customer. Customers have the ability to return vending products for a full refund. The Company estimates an allowance of product returns at the date of sale.


Investment

The Company accounts for investments in debt and equity securities under the provisions of Statement of Financial Accounting Standards No. 115, (SFAS No.
115), "Accounting for Certain Investments in Debt and Equity Securities". Management determines the appropriate classifications of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of shareholders' equity in other comprehensive income (loss). If the investment sustains an other than temporary decline in fair value, the investment is written down to its fair value by a charge to earnings.

Software Development Costs

The Company capitalizes software development costs pursuant to Statement of Financial Accounting Standards No. 86 (SFAS No. 86), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Amortization of software development costs commences when the product becomes available for general release to customers. Amortization of software development costs is calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset. During May 2000, the Company reached technological feasibility for the development of the multi-media e-Port client product and related enhanced network and, accordingly, the Company commenced capitalization of software development costs related to

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


2.  Accounting Policies (continued)

Software Development Costs (continued)

this product and network. Costs capitalized through 2002 were $5.1 million, which included capitalized interest of approximately $493,000, pursuant to SFAS No. 34, "Capitalization of Interest Costs".


During the fourth quarter of fiscal 2002, the multi-media e-Port(TM) client product and enhanced network became available for general release to the Company's customers. The multimedia e-port(TM) client product is equipped with both the audit and cashless payment features, but also includes the capability of displaying interactive advertising and content via a LCD screen. During this quarter, Management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port(TM) client product and enhanced network and as a result of this evaluation the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port client product was zero. Therefore, the Company wrote down $2,663,000 of software development costs related to the multi-media e-Port client product. The unamortized balance of the software development costs after the impairment charge is being amortized over an estimated useful life of two years. Amortization expense for the three months ended September 30, 2003 was $332,887 (unaudited). Amortization expense was approximately $1,331,000 during the year ended June 30, 2003 and $2,996,000 during the year ended June 30, 2002 (including the above impairment adjustment of $2,663,000). Such amortization is reflected in cost of sales in the accompanying consolidated statements of operations.


Fair  Value  of  Financial  Instruments

The carrying  value of cash and cash  equivalents,  accounts  receivable,  other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes, Debenture, and other Long-Term Debt approximates book value as such notes are at market rates currently available to the Company.

Impairment of Long Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144 (SFAS No. 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" on July 1, 2002. In accordance with SFAS No. 144, the Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. During the fourth quarter of fiscal year 2003, the Company reviewed certain long-lived assets (vending machines) and determined that such assets were impaired. These vending machines were used and intended for use in connection with the Company's Kodak Program to sell disposable cameras and film. Management determined that it was more likely than not that these vending machines would be disposed of before the end of their previously estimated useful lives. The estimated undiscounted cash flows for this group of assets was less than the carrying value of the related assets. As a result, the Company recorded a charge of approximately $321,000 representing the difference between the fair value as determined from a quoted market price and the carrying value of the group of assets. Such amount is reflected in depreciation expense in the 2003 consolidated statement of operations.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

2. Accounting Policies (continued)

Advertising Expenses

Advertising expenses for the years ended June 30, 2003 and 2002 were approximately $72,000 and $429,000, respectively and were expensed as incurred. Advertising expenses for the three months ended September 30, 2003 and 2002 were approximately $20,000 (unaudited) and $1,000 (unaudited), respectively.

Research and Development Expenses

Research and development expenses are expensed as incurred. Research and development expenses, which are included in general and administrative and compensation expense in the consolidated statements of operations, were $1,505,000 and $1,187,000 for the years ended June 30, 2003 and 2002, respectively and $166,000 (unaudited) and $673,000 (unaudited) for the three months ended September 30, 2003 and 2002, respectively..

Accounting for Stock Options

Statement of Financial Accounting Standards No. 123 (SFAS No.123), "Accounting for Stock-Based Compensation", provides companies with a choice to follow the provisions of SFAS No. 123 in determination of stock-based compensation expense or to continue with the provisions of APB No. 25, "Accounting for Stock Issued to Employees and Related Interpretations in Accounting for Stock-Compensation Plans" and the related FASB Interpretation No. 44. The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized.

The effect of applying SFAS No. 123 to the Company's stock-based awards results in the same net loss and net loss per common share for the year ended June 30, 2003 and for the three months ended September 30, 2003 on a pro-forma basis under SFAS No. 123 and under APB 25. The effect of applying SFAS No. 123 to the Company's stock-based awards resulted in a net loss and net loss per common share for the year ended June 30, 2002 as follows:

Net loss applicable to common shares as reported
    under APB 25                                         $(18,137,368)
Stock option expense per SFAS 123                            (985,046)
                                                         ------------
Pro forma net loss                                       $(19,122,414)
                                                         ============

Loss per common share as reported                        $      (0.50)
                                                         ============
Pro forma net loss per common share                      $      (0.53)
                                                         ============

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal year 2002: an expected life of 2 years; no expected cash dividend payments on Common Stock, and a risk-free interest rate of 4.5% to 5.5%, and volatility factors of the expected market price of the Company's Common Stock, based on historical volatility of .85 to .95 for fiscal 2002.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


2.  Accounting Policies (continued)

Accounting for Stock Options (continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options. The pro forma results above are not necessarily reflective of the effects of applying SFAS 123 in future periods.

Loss  Per Common  Share

Basic earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period plus the dilutive effect (unless such effect is anti-dilutive) of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock, cumulative preferred dividends or Senior Notes was assumed during fiscal year 2003 or 2002 because the assumed exercise of these securities would be antidilutive.

New   Accounting Pronouncements

In December 2002,  Statement of Financial Accounting Standards No. 148 (SFAS No.
148), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" (SFAS No. 123) was issued. SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provided alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has provided the prescribed disclosure format required by SFAS No. 148 during the year ended June 30, 2003.

3. Investment in Jubilee  Investment  Trust

During February 2003, the Company issued 15,000,000 shares of its Common Stock ($2,850,000) for an investment of 1,870,091 shares in the Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom Investment Trust whose shares trade on the London Stock

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


3. Investment in Jubilee Investment Trust (continued)

Exchange. The Company agreed not to sell the Jubilee shares for a period of 90 days from January 24, 2003 and to sell a maximum of 10% of the Jubilee shares during each month thereafter. Jubilee has agreed not to sell the Company's shares of Common Stock for a period of two years from the date of issuance unless agreed to by the Company. As the investment declined in value below its cost basis for a period of six months or more, the Company determined that the decline in the market value of this available for sale investment was "other than temporary" and, accordingly, the Company wrote down the investment to its fair value as of June 30, 2003 realizing an impairment loss of $1,945,951.

4. Acquisition of Stitch Networks Corporation

On May 14, 2002, USA Acquisition Corp., a wholly owned subsidiary of the Company acquired Stitch pursuant to an Agreement and Plan of Merger by and among the Company, USA Acquisition Corp., Stitch and the stockholders of Stitch. Additionally, on May 14, 2002, the Company's shareholders voted to increase the number of authorized shares of Common Stock to 150,000,000. The Company acquired Stitch to strengthen its position as a leading provider of wireless remote monitoring and cashless and mobile commerce solutions and to increase the Company's revenue base. These revenues would include product revenues and monthly service and transaction fees. Additionally, the acquisition of the Stitch technology enhanced the Company's existing technology and complemented the revenue and transaction processing revenue of the Company's existing products. Certain Stitch personnel were believed to possess some key strengths in several disciplines that the Company believed to be of great value in its plans for growth.

Stitch became a wholly-owned subsidiary of the Company effective May 14, 2002. The acquisition was accounted for using the purchase method and, accordingly, the results of the operations of Stitch have been included in the accompanying consolidated statements of operations since the acquisition date. The purchase price consisted of the issuance of 22,762,341 shares of the Company's Common Stock in exchange for the outstanding shares of Stitch, and the issuance of warrants to purchase up to 7,587,447 shares of the Company's Common Stock at $.40 per share at any time through June 30, 2002. The purchase price also included the assumption of outstanding Stitch stock options that were converted into options to purchase an aggregate of 2,475,318 shares of the Company's Common Stock at $.165 per share at any time prior to May 14, 2007, warrants to purchase up to 412,553 shares of the Company's Common Stock at $.40 per share at any time through June 30, 2002 and other acquisition related expenses. None of the warrants issued in connection with the acquisition were exercised as of June 30, 2003. A total of 4,800,000 shares of the Common Stock issued to the former stockholders of Stitch are held in escrow to secure the former stockholder's indemnification obligations under the Agreement and Plan of Merger. Such shares are subject to cancellation if there is a breach of the indemnification (as defined). The value of the marketable equity securities issued in connection with this acquisition was determined based on the average market price of the Company's Common Stock over a two-day period before and after April 10, 2002, the date the definitive agreement to acquire Stitch was entered into. Such valuation was in accordance with

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


4. Acquisition of Stitch Networks Corporation (continued)

EITF 99-12: "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination".

The Company's vending machines for the Kodak Program are purchased from Dixie-Narco (Dixie) and the film and cameras are purchased directly from Eastman Kodak Company. Product revenues through the fiscal year ended June 30, 2003 were approximately $445,000. In May 2003, Stitch notified Maytag and Dixie-Narco that they had breached the Kodak Agreement because Maytag had failed to create and maintain during the term of the Kodak Agreement a customer focus team and Dixie had failed to service, place and pick up the machines as required in the Kodak Agreement. In June 2003, Maytag and Dixie-Narco indicated to Stitch that they were not in breach of the Kodak Agreement and that Stitch had breached the Agreement by failing to pay certain payments due thereunder. Maytag and Dixie indicated that the customer focus team was terminated due to Stitch's breach of the Kodak Agreement by failing to pay fees due thereunder and Stitch's not taking delivery of vending machines ordered from Dixie. The parties have been negotiating  a  resolution  of this  matter  although  no  settlement  has  been finalized. The Company believes that any settlement would involve the termination of the Kodak Agreement. In such event, although related revenues would be reduced, because the Kodak program is and has been operating at a loss, the termination of the program would eliminate these losses. The Company also believes that any settlement would involve the payment of the amount due by Stitch to U.S. Bancorp by the other parties to the Kodak Agreement and the forgiveness of the payments due by Stitch to Dixie of approximately $124,000.

During June 2002, the Company determined that it would vacate the office space previously occupied by Stitch. Accordingly, the Company accrued the remaining lease exit costs relating to this property in the amount of approximately $354,000 as part of the cost of Stitch. While the Company is attempting to sublease this space, no provision for recovery was estimated.

The following table summarizes the final purchase price allocation of the fair value of the assets and liabilities assumed at the date of acquisition:

Current assets                  $ 2,710,000
Property and equipment            1,700,000
Goodwill                          7,946,000
Intangibles                       2,920,000
Current liabilities              (1,554,000)
Long-term debt (Note 9)          (3,976,000)
                                -----------
                                $ 9,746,000
                                ===========

Unaudited pro-forma combined results of the Company as if the Company acquired Stitch on July 1, 2001 is as follows:

                                                           Year ended June 30
                                                                 2002
                                                             ------------
Revenues                                                     $  2,869,466
                                                             ============
Net loss                                                      (19,583,216)
Cumulative preferred dividends
                                                                 (822,561)
                                                             ------------
Loss applicable to common shares                             $(20,405,777)
                                                             ============
Loss per common share (basic and diluted)                    $      (0.36)
                                                             ============
Weighted average number of common shares outstanding
   (basic and diluted)                                         56,676,823
                                                             ============

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

5. Property and Equipment

Property and equipment consist of the following:

                                                Useful                        June 30                    September 30,
                                                Lives                 2003                2002               2003
                                        ----------------------------------------------------------      --------------
                                                                                                          (Unaudited)
Computer equipment and purchased
   software                                     3 years        $    1,931,912      $    1,855,459       $    2,086,886
Vending machines and related components         7 years               688,284           1,050,220              701,320
Control systems                                 3 years               980,759             982,371              971,428
Furniture and equipment                       5-7 years               532,570             503,110              715,859
Leasehold improvements                       Lease term                16,140              94,031               16,140
Vehicles                                        5 years                10,258              10,258               10,258
                                                           ---------------------------------------      --------------
                                                                    4,159,923           4,495,449            4,501,891
Less accumulated depreciation                                      (3,216,139)         (2,563,022)          (3,350,932)
                                                           ---------------------------------------      --------------
                                                               $      943,784      $    1,932,427       $    1,150,959
                                                           =======================================      ==============

6. Accrued Expenses

Accrued expenses consist of the following:

                                                                              June 30                         September 30,
                                                                      2003               2002                     2003
                                                               ---------------------------------------       --------------
                                                                                                               (Unaudited)
Accrued professional fees                                       $       650,974      $     628,372           $     444,496
Accrued consulting fees                                                 662,010             62,480                 831,370
Accrued lease termination payments, net                                 344,934            344,934                 344,934
Accrued compensation and related sales commissions                      250,808            225,917                 263,304
Accrued interest                                                        291,315            209,885                 276,193
Accrued software license and support costs                              125,385            144,755                 125,385
Accrued product warranty costs                                          104,406             85,827                 104,797
Accrued taxes and filing fees                                            94,529            134,411                 100,603
Advanced customer billings                                               62,540             30,190                  67,119
Accrued other                                                           133,842            264,518                 513,704
                                                               ---------------------------------------       --------------
                                                                $     2,720,743      $   2,131,289           $   3,071,905
                                                               =======================================       ==============

7. Related Party  Transactions

During the years ended June 30, 2003 and 2002, the Company incurred approximately $305,000 and $213,000, respectively, in connection with legal services provided by a member of the Company's Board of Directors. During the quarter ended September 30, 2003, the Company incurred approximately $150,000 (Unaudited) in connection with legal services provided by a member of the Company's Board of Directors. At June 30, 2003 and 2002, approximately $22,000 and $30,000,

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

7. Related Party Transactions (continued)

respectively, of the Company's accounts payable and accrued expenses were due to this Board member. At September 30, 2003 approximately $28,000 (Unaudited) of company's accounts payable and accrued expenses were due to this Board member. During the years ended June 30, 2003 and 2002 and during the quarter ended September 30, 2003, certain Board members participated in various debt or equity offerings of the Company for a total investment of approximately $661,500, $277,500 and $0 (unaudited) respectively. Stitch currently purchases parts and services from Dixie-Narco, Inc. (Dixie), an affiliate of a shareholder (Maytag Holdings, a subsidiary of Maytag Inc.) of the Company. There were purchases from Dixie of $201,000 and $8,000, for the fiscal year ended June 30, 2003 and for the period May 14, 2002 to June 30, 2002, respectively. Amounts payable to Dixie included in accounts payable in the accompanying June 30, 2003 and 2002 consolidated balance sheets were approximately $130,000 and $124,000, respectively. There were no additional purchases from Dixie during the qarter ended September 30, 2003.

8. Commitments

o In July 2003 the Company and the Company's Chief Executive Officer (CEO) amended the terms of his employment agreement (expiring June 2005). Under the terms of the previous Executive Employment Agreement, the CEO would have been granted seven percent (non-dilutive) of all the then issued and outstanding shares of the Company's Common Stock in the event a "USA Transaction" (as defined) occurs, which among other events includes a change in control of the Company. The amended terms of the Executive Employment Agreement, eliminates the seven percent (non-dilutive) right to receive Common Stock upon a "USA Transaction" and now grants the CEO an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations in the event a "USA Transaction" occurs. In exchange for the amendment of these terms, the Company issued an aggregate of 10,500,000 shares of its Common Stock to the CEO valued at $4,620,000 (Unaudited) or $0.44 per share representing the quoted market price of the Company's Common Stock on the date the purchase agreement was entered into and the shares were valued. In connection with this amendment, the CEO also entered into a lock-up agreement pursuant to which he shall not sell 2,500,000 of these shares for a one-year period and 8,000,000 of these shares for a two-year period. The CEO will not be required to pay any additional consideration for these shares of Common Stock. At the time of a "USA Transaction", all of the 14,000,000 shares to be issued to the CEO in connection with this amendment are automatically deemed to be issued and outstanding, and will be entitled to be treated as any other issued and outstanding shares of Common Stock. These shares will be irrevocable and fully vested, and have no expiration date and will not be affected by the termination of the CEO with the Company for any reason whatsoever.

o The Company conducts its operations from various facilities under operating leases. During March 2003, the Company entered into a lease agreement for its new corporate headquarters. The lease provides for escalating rent payments and a period of free rent prior to the commencement of the lease payments in January 2004. The Company has provided for deferred rent expense for the difference between the rent payments to be made and the straight line allocation of total rent payments to be made over the lease term. In connection with this lease agreement, the Company has provided the landlord with a security deposit comprised of shares in the Jubilee Investment Trust valued at $100,000.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


8. Commitments (continued)

Rent expense under such arrangements was approximately $292,000 and $220,000 during the years ended June 30, 2003 and 2002, respectively. The Company has $180,000 of equipment under capital lease agreements. Capital lease amortization of approximately $46,000 and $54,000 is included in depreciation expense for the years ended June 30, 2003 and 2002, respectively. Future minimum lease payments subsequent to June 30, 2003 under capital and noncancelable operating leases are as follows:

                                                               Capital Leases    Operating Leases
                                                             ---------------------------------------
2004                                                         $          15,960  $         244,000
2005                                                                     1,779            346,000
2006                                                                         -            343,000
2007                                                                         -            313,000
2008 and thereafter                                                          -            480,000
                                                             ---------------------------------------
Total minimum lease payments                                             17,739 $       1,726,000
                                                                                ====================
Less amount representing interest                                         1,882
                                                             -------------------
Present value of net minimum lease payments                              15,857
Less current obligations under capital leases                            14,161
                                                             -------------------
Obligations under capital leases, less current portion        $           1,696
                                                             ===================


9. Long-Term Debt

Long-term debt consists of the following:

                                                                            June 30                    September 30,
                                                                    2003              2002                 2003
                                                               ---------------- -----------------     --------------
                                                                                                        (Unaudited)
        Bank facility                                          $       828,466    $   1,255,113       $     696,305
        Working capital loans                                          166,765          275,000             166,765
        Other, including capital lease obligations                      60,057           62,984              52,175
        IBM inventory financing                                              -           19,632                 --
                                                               ---------------- -----------------     --------------
                                                                     1,055,288        1,612,729             915,245
        Less current portion                                           830,674          850,644             813,681
                                                               ---------------- -----------------     --------------
                                                               $       224,614    $     762,085             101,564
                                                               ================ =================     ==============


In connection with the Stitch acquisition (Note 4), the Company assumed long-term debt of $3,976,000, which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002 leaving an outstanding balance of $275,000 at June 30, 2002. These loans are secured by certain assets of Stitch. At June 30, 2003 and September 30, 2003, $166,765 of the working capital loans are outstanding which bear interest at 6.75% per annum. Such loans were payable on July 8, 2002. During fiscal year

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

9. Long-Term Debt (continued)

2003 the bank extended the due date on these loans on several occasions under forbearance agreements. At June 30, 2003, the Company is in default under this working capital loan agreement and has agreed to satisfactory payment arrangement.

The bank facility (the Facility) was utilized by Stitch to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings were made from time to time under the Facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company.

10. Income Taxes

At June 30, 2003 and 2002, the Company had net operating loss carryforwards of approximately $76,211,000 and $54,769,000, respectively, to offset future taxable income expiring through approximately 2023. At June 30, 2003 and 2002, the Company recorded a net deferred tax asset of approximately $29,771,000 and $20,546,000, respectively, which was reduced by a valuation allowance of the same amount as the realization of the deferred tax asset is not certain, principally due to the lack of earnings history.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Stitch had net operating loss carryforwards of approximately $10,985,000 at the acquisition date. Such net operating loss carryforwards are limited under these provisions as to the amount available to offset future taxable income.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                          June 30
                                                 2003                  2002
                                             ------------          ------------
Deferred tax assets:
Net operating loss carryforwards             $ 28,431,000          $ 19,837,000
Deferred research and development costs           730,000               480,000
Software development costs                      1,324,000             1,008,000
Other                                             338,000               392,000
                                             ------------          ------------
                                               30,823,000            21,717,000
Deferred tax liabilities:
Intangibles                                    (1,052,000)           (1,171,000)
                                             ------------          ------------
                                               29,771,000            20,546,000
Valuation allowance                           (29,771,000)          (20,546,000)
                                             ------------          ------------
Deferred tax asset, net                      $         --          $         --
                                             ============          ============

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

10. Income Tax (continued)

Amounts assigned to intangibles acquired in the Stitch acquisition exceeded the tax basis. Such excess will increase taxable income as the intangibles are amortized. The net operating loss carryforwards will be used to offset the increase in taxable income. Accordingly, the Company recorded a deferred tax liability of $1,171,000 and a deferred tax asset in the same amount related to these intangibles at the acquisition date.

11. Senior Notes and Debenture

During June 2002, the Company commenced a $2,500,000 2002-A private placement offering (subsequently increased to 430 units or $4,300,000), consisting of 12% Convertible Senior Notes due December 31, 2005 ("2002 Senior Notes"). Each $10,000 Senior Note is convertible into Common Stock at $.20 per share and interest is payable quarterly. Each Note holder initially received 20,000 Common Stock warrants, however subsequent to June 30, 2002, the Board of Directors amended the offering to replace the warrants with 20,000 shares of the Company's Common Stock. The fair value of the Common Stock issued and the intrinsic value of the beneficial conversion feature aggregating $2,881,847 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2005. Through June 30, 2003, the Company issued a total of
401.5 units in this offering, of which 7.5 units are reflected in subscriptions receivable at June 30, 2003. During the year ended June 30, 2003, $489,608 of the 2002 Senior Notes were converted into 2,448,215 shares of the Company's Common Stock. During the three months ended September 30, 2003, $100,000 (unaudited) of the 2002 Senior Notes were converted into 500,000 shares of Common Stock.

During fiscal year 2002, the Company commenced a $2,500,000 2001-D private placement offering (subsequently increased to 650 units or $6,500,000), consisting of 12% Convertible Senior Notes due December 31, 2004 ("2001 Senior Notes"). Each $10,000 Senior Note is convertible into Common Stock at $.40 per share and interest is payable quarterly. Certain shareholders of the Company, who held warrants to purchase Common Stock of the Company as part of an earlier private placement at $.50 per share, were offered the opportunity to cancel a portion of such warrants and to receive an equivalent number of new Common Stock warrants at $.10 expiring on December 31, 2002 (subsequently extended to August 31, 2003), if they invested in the 2001-D offering. The original warrants were scheduled to expire on December 31, 2001 or March 31, 2002 (according to their original terms) (Note 13). The estimated fair value of the new warrants was determined to be $1,787,084 (using the Black-Scholes method) and the intrinsic value of the beneficial conversion feature of $1,623,352 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2004. During fiscal year 2002, the Company issued a total of 481.4 units, resulting in the issuance of $4,814,000 of 2001 Senior Notes.

During fiscal year 2001, the Company authorized a $6,700,000 private placement offering ("2000 Senior Notes") of 670 units at $10,000 per unit. Each unit consisted of a $10,000 12% Convertible Senior Note, maturing December 31, 2003, and 2,000 shares of Restricted Common Stock. Each Note is convertible

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

11. Senior Notes and Debentures (continued)

into Common Stock at $1.25 per share anytime through December 31, 2003. The Company issued 1,136,300 shares of Common Stock in connection with this Offering. The fair value of the Common Stock on the date such shares were granted of $1,215,843 and the intrinsic value of the beneficial conversion feature in the 2000 Senior Notes of $409,104 was allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2003. Through June 30, 2003, $647,500 of such Notes were converted into 518,000 shares of Common Stock. There have been no conversions subsequent to June 30, 2003.

In March 2003, the Company granted to the holders of the 2000 Senior Notes and 2001 Senior Notes the right to extend the maturity date of these Senior Notes to December 31, 2006 and December 31, 2007, respectively, in exchange for reducing the conversion rates from $1.25 to $0.20 per share for the 2000 Senior Notes and from $0.40 to $0.20 per share for the 2001 Senior Notes. This offer has been extended by the Company's Board of Directors until October 31, 2003. Through June 30, 2003, $3,548,000 of the 2000 Senior Note holders and $3,363,397 of the 2001 Senior Note holders agreed to this offer and exchanged their Notes. Subsequent to June 30, 2003 and through September 12, 2003, an additional $456,000 of the 2000 Senior Notes and $276,701 of the 2001 Senior Notes have been exchanged for the 2006 Senior Notes and 2007 Senior Notes, respectively.
From September 13, 2003 to September 30, 2003, an additional $660,000 (unaudited) of the 2000 Senior Notes and $430,390 (unaudited) of the 2001 Senior Notes have been exchanged for the 2006 Senior Notes and 2007 Senior Notes, respectively. For all 2000 Senior Note holders who agreed to exchange their Notes, such amounts have been reflected as long-term in the accompanying June 30, 2003 consolidated balance sheet. The exchange of the 2000 Senior Notes and 2001 Senior Notes to the 2006 Senior Notes and 2007 Senior Notes was deemed a significant modification of the terms of the Senior Notes and, accordingly the 2000 and 2001 Senior Notes have been extinguished. Accordingly, at June 30, 2003 and September 30, 2003, the Company expensed $1,521,654 and $277,297 (unaudited) of unamortized debt discount and other issuance costs remaining on the 2000 Senior Notes and 2001 Senior Notes. Such amounts have been reported as loss on debt modification in the June and September 2003 statement of operations.

As the share price was greater than the conversion rate in the fourth quarter of fiscal year 2003, the Company recorded the intrinsic value of this beneficial conversion feature of $1,318,500 and $590,710 for the Senior Notes due in 2006 and 2007, respectively. For the three months ended September 30, 2003, an additional $1,796,607 (unaudited) was recorded as beneficial conversion. Such amount has been allocated to equity and the resulting debt discount is being amortized to interest expense through the Notes maturity dates. During fiscal year 2003, $332,500 and $323,334 of the Senior Notes maturing in 2006 and 2007, respectively, were converted into 1,662,500 and 1,616,668, shares of the Company's Common Stock. During the three months ended September 30, 2003 $1,175,500 (unaudited) and $224,667 (unaudited) of the Senior Notes maturing in 2006 and 2007, respectively, were converted into 7,000,834 shares of the Company's Common Stock.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

11. Senior Notes and Debentures (continued)

A summary of the various Senior Note activities is as follows:

                                                               Senior Notes Maturing December 31,
                                      -----------------------------------------------------------------------------------
                                          2003              2004               2005              2006             2007
                                      -----------------------------------------------------------------------------------
                                      (2000 Senior      (2001 Senior       (2002 Senior      (2006 Senior     (2007 Senior
                                          Notes)            Notes)             Notes)            Notes)           Notes)
Outstanding at June 30, 2001          $ 5,656,500       $        --        $       --        $       --       $        --
Issued for cash and services                   --         4,814,593           444,083                --                --
Converted into Common Stock              (622,500)               --                --                --                --
Repaid at maturity                             --                --                --                --                --
Less:  Unamortized debt discount
   and other issuance costs              (750,295)       (2,928,567)         (323,989)               --                --
                                      -----------------------------------------------------------------------------------
Balance at June 30, 2002                4,283,705         1,886,026           120,094                --                --
Issued for cash and services/
   (rescinded)                                 --          (172,091)        3,571,675                --                --
Exchange of 2000 and 2001 Senior
   Notes for 2006 and 2007
   Senior Notes                        (3,548,000)       (3,363,397)               --         3,548,000         3,363,397
Converted into Common Stock                    --                --          (489,608)         (332,500)         (323,334)
Less: Unamortized debt discount
   and other issuance costs, net
   of accretion                           670,062         2,474,637        (1,829,234)       (1,104,169)         (596,852)
                                      -----------------------------------------------------------------------------------
Balance at June 30, 2003              $ 1,405,767       $   825,175       $ 1,372,927       $ 2,111,331       $ 2,443,211
Exchange of 2000 and 2001 Senior
   Notes for 2006 and 2007
   Senior Notes  (Unaudited)           (1,116,000)         (708,096)               --         1,116,000           708,096
Converted into Common Stock
  (Unaudited)                                  --                --          (100,000)       (1,175,500)         (224,667)
Less: Unamortized debt discount
   and other issuance costs, net
   of accretion (Unaudited)                68,570           295,414           269,972          (146,932)         (572,259)
                                      -----------------------------------------------------------------------------------
Balance at September 30, 2003
(Unaudited)                           $   358,337       $   412,493       $ 1,542,899       $ 1,904,899       $ 2,354,381
                                      ===================================================================================


The unamortized debt discount and other issuance costs represents fees paid in connection with these financings, the estimated fair value of the detachable equity instruments issued in connection with these financings, and any beneficial conversion embedded in the debt at the commitment date. Such amounts are being amortized over the remaining life of the respective debt instruments. Debt discount amortization for the Senior Notes, which has been reflected as interest expense in the consolidated statements of operations, was approximately $2,690,000 and $1,513,000 for the years ended June 30, 2003 and 2002,
respectively.   For  the  three  months  ended  September  30,  2003  $1,434,074
(Unaudited) was charged to interest expense for the amortization of debt discount on the Senior Notes.

During October 2002, the Company's Board of Directors approved that for the quarterly interest payment payable by the Company on its 12% Convertible Senior Notes (for all quarters in fiscal year 2003), at the option of the note holder, the interest payment due can be used to purchase shares of the Company's Common Stock at a rate of $.20 per share. Additionally, for each share purchased, the note holder also received a warrant to purchase one share of the Company's Common Stock at $.20 per share exercisable at any time prior to June 30, 2004. During the years ended June 30, 2003 and 2002, 2,315,000 and 674,431 shares respectively, were issued for the payment of the quarterly interest. A total of 2,315,000 and 303,831 warrants were also issued during the years ended June 30, 2003 and 2002, respectively. The estimated fair value of the

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


11. Senior Notes and Debenture (continued)

warrants issued of approximately $279,000 and $43,000 was determined using a Black-Scholes method and has been recorded as interest expense.

The Company executed a Securities Purchase Agreement with an investment company for the purchase of $325,000 (as amended) of a 9.75% Convertible Debenture (the Debenture) due August 2004. Interest on the Debenture was payable monthly in arrears and the Debenture was convertible at a price equal to the lesser of $1.00 or 72% (80% prior to June 18, 2002) of the lowest closing bid price of the Company's Common Stock during the 20 day period prior to the conversion. The Company reserved the right to prepay the portion of the Debenture that the investment company elected to convert, plus interest, at 150% of such amount, if the price of Common Stock is less than $0.40 per share. At the time of conversion, the Company issued to the Debenture holder warrants to purchase an amount of Common Stock equal to ten times the number of shares issued upon the conversion of the Debenture. The warrants are exercisable at the same conversion price as the Debenture. Due to the significance of the beneficial conversion feature associated with this instrument, the entire $325,000 of proceeds was allocated to the warrants and has been allocated to equity. This debt discount is being amortized to interest expense over the term of the Debenture. During the fiscal years ending June 30, 2003 and 2002, the investment company converted $243,000 and $82,000, respectively of the Debenture, resulting in the issuance of 2,467,225 and 333,678 shares, respectively of Common Stock. The investment company also exercised warrants resulting in the issuance of 7,206,893 and 3,336,780 shares of Common Stock and generating net cash proceeds of $630,000 and $804,250 during the years ended June 30, 2003 and 2002, respectively. At June 30, 2002, $280,000 of deposits represented funds advanced to the Company by the investment company for future warrant exercises. Such funds were utilized for this purpose during fiscal year 2003.

12. Series A Preferred Stock

The authorized Preferred Stock may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2003 and 2002 amounted to $5,913,107 and $5,175,571, respectively and $6,306,476 at September 30, 2003.
Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2003 and 2002, certain holders of the Preferred Stock converted 4,790 and 26,002 shares, respectively, into 4,790 and 26,002 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $56,050 and $268,140, respectively, into 5,605 and 26,814 shares of Common Stock during the years ended June 30, 2003 and 2002, respectively. During the three months ended September 30, 2003, there were no conversions of preferred stock or cumulative preferred dividends. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


12. Series A Preferred Stock (continued)

of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2003 or September 30, 2003. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

13. Common Stock Transactions

During the years ended June 30, 2003 and 2002, the Company's Board of Directors authorized various Common Stock private placement offerings as follows:

    o 2003-A Private Placement Offering to sell up to 15,000,000 restricted shares of Common Stock (subsequently amended to 86,000,000 shares in August 2003). Through June 30, 2003, the Company issued 78,636,082 shares of its Common Stock generating net proceeds of $7,792,133 ($7,863,082 less offering costs of $71,475). Included in this amount are subscriptions receivable totaling $937,830. Such subscriptions are reflected in current assets in the 2003 balance sheet as such amounts were collected by the Company as of September 12, 2003. The Company also issued 1,854,390 shares from this offering for services rendered by consultants in the amount of $397,889. Subsequent to June 30, 2003 and through September 12, 2003, the Company issued an additional 2,228,390 shares of Common Stock in this offering generating gross cash proceeds of $222,839.

    o Five private placement offerings during fiscal year 2003 to individual investors aggregating 10,571,429 shares of Common Stock generating net proceeds of $957,925 as follows:

                  i.) 2,500,000 million shares to an accredited investor at $0.10 per share generating proceeds of $250,000;

                  ii.) 1,000,000 shares to an accredited investor at $0.10 per share generating proceeds of $100,000, plus warrants to purchase up to 4,000,000 shares of the Company's Common Stock at $0.10 per share at any time through November 28, 2003;

                  iii.) 1,500,000 shares to an accredited  investor at $0.10 per share generating proceeds of $50,000, plus warrants to purchase 750,000 shares of Common Stock at $0.15 per share through October 2007. This investor has also agreed to purchase an additional 1,500,000 shares of Common Stock at $0.10 per share and receive an additional 750,000 warrants upon the effectiveness of a registration statement to register the initial 1,500,000 million shares purchased;

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

13. Common Stock Transactions (continued)


                  iv.) 3,571,429 shares to an accredited investor at $.07 per share generating net proceeds of $244,925 ($250,000 less offering costs of $5075). This investor also received a warrant to purchase 7,142,858 shares of the Company's Common Stock at $.07 per share at any time before October 26, 2007, and an additional warrant to purchase 5,000,000 shares at $0.10 per share expiring October 2003; and

                  v.) 2,000,000 shares to an accredited investor at $0.12 per share generating proceeds of $240,000. The investor also received a warrant to purchase 2,000,000 shares of Common Stock at $.10 per share through May 31, 2003. No warrants were exercised during fiscal year 2003.

o 2001-C Private Placement Offering for the issuance of 4,500,000 shares of Common Stock at $.50 per share. For each share purchased the holder received a warrant to purchase one share of Common Stock at $.50 per share expiring in May 2002. During fiscal year 2002, the Company issued 4,046,684 shares of Common Stock generating net proceeds of $1,992,852 ($2,077,124 less offering costs of $84,272).

o 2001-B Private Placement Offering for the issuance of 8,400,000 shares of Common Stock at $.60 per share. For each dollar invested in this offering the Company also issued a Common Stock Warrant to the investor at $.50 per share (subsequently reduced to $.10 if the shareholder invested in the 2001 D Senior Note Offering). Through June 30, 2001, the Company issued 2,669,400 shares of Common Stock generating net proceeds of $1,546,885 ($1,601,640 less offering costs of $54,755).
         During fiscal year 2002, the Company issued an additional 4,726,040 shares of Common Stock generating net proceeds of $2,754,371 ($3,014,043 less offering costs of $259,672).

Participants in the 2001-B offering exercised 3,375,761 and 1,684,504 warrants during the years ending June 30, 2003 and 2002, respectively, generating proceeds of $337,577 and $168,451, respectively. Participants in the 2001-C offering exercised 284,934 and 122,358 warrants at $0.10 per share during the years ending June 30, 2003 and 2002, respectively, generating proceeds of $28,494 and $12,236, respectively.

The Company  also issued  2,855,042  and  2,784,134  shares of Common  Stock for professional services during the years ended June 30, 2003 and 2002, respectively. Such shares were valued based on the fair value of the Company's Common Stock on the date the shares were granted. During the year ended June 30, 2003 and 2002, the Company also issued 1,040,000 and 2,340,000 shares of Common Stock to certain employees and officers for services. These shares were fully vested on the date of grant; accordingly, the Company recorded compensation expense of $166,400 and $981,000 during the years ended June 30, 2003 and 2002, respectively, based on the fair value of the Company's Common Stock on the date the shares were granted.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

13. Common Stock Transactions (continued)

During October 2002, the Company's Board of Directors authorized granting to all of the holders of the 12% Convertible Senior Notes (hereinafter referred to as Investors), 10,306,026 Common Stock warrants to purchase the Company's Common Stock at $0.10 per share. The total number of the warrants issued was equal to 75% of the dollar amount of the Senior Notes held by the then Investors. These warrants were exercisable through November 30, 2002 (subsequently extended through October 31, 2003). Upon the exercise of the warrant by the Investor, the Company granted an identical number of warrants to that Investor with an exercise price of $0.10 per share exercisable through October 31, 2003. Through June 30, 2003, the Investors exercised a total of 7,127,508 Common Stock warrants, generating gross proceeds to the Company of $712,751. At June 30, 2003, an additional 7,127,508 warrants were granted upon the exercise of the initial warrant to these Investors. Of the additional warrants, 6,898,296 were exercised as of June 30, 2003, generating gross proceeds to the Company of $689,830.

During the year ended June 30, 2003, the Company's shareholders approved the increase in the Company's authorized Common Stock on several occasions. At June 30, 2003, the Company's shareholders approved an increase in the authorized shares of Common Stock to 400,000,000.

A summary of Common Stock Warrant activity for the years ended June 30, 2003 and 2002 and three months ending September 30, 2003 is as follows:

                                                         Warrants
                                                    -------------------
Outstanding at June 30, 2001                               8,233,028
    Issued                                                22,602,593
    Exercised                                             (1,833,529)
    Cancelled                                            (22,162,272)
                                                    -------------------
Outstanding at June 30, 2002                               6,839,820
    Issued                                                76,286,145
    Exercised                                            (18,894,241)
    Cancelled                                             (2,104,000)
                                                    -------------------
Outstanding at June 30, 2003                              62,127,724
    Issued (unaudited)                                       577,457
    Exercised (unaudited)                                   (640,258)
    Cancelled (unaudited)                                (14,811,715)
                                                    -------------------
Outstanding at September 30, 2003 (Unaudited)             47,253,208
                                                    ===================

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

13. Common Stock Transactions (continued)

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at June 30, 2003 are as follows:

                 Outstanding and
                   Exercisable       Exercise Price         Expiration Date
           ---------------------------------------------------------------------
                      5,796,973         $ 0.10              September 30, 2003
                      7,142,858           0.07              October 26, 2007
                      7,142,858           0.07              To Be Determined
                      5,000,000           0.10              To Be Determined
                      4,000,000           0.10              November 28, 2003
                      2,480,150           0.10              April 18, 2005
                      3,472,220           0.10              April 24, 2005
                     11,513,006           0.10              June 2, 2005
                      1,500,000           0.15              November 15, 2007
                      2,618,831           0.20              June 30, 2004
                        150,000           0.70              August 2, 2003
                        650,000           0.70              November 23, 2003
                      1,200,000           0.91              August 29, 2010
                        377,927           1.00              April 24, 2011
                          2,901           1.03              April 30, 2011
                         75,000           1.25              June 30, 2006
                          5,000           4.00              August 17, 2003
                      9,000,000           0.10              To Be Determined
           --------------------
                     62,127,724
           ====================

During the years ended June 30, 2003 and 2002, the Company's Board of Directors amended the terms of certain outstanding Common Stock Warrants whereby the exercise price was reduced and the expiration dates were extended. The above table reflects the status of the warrants as of June 30, 2003. Certain of the warrant expiration dates will be determined upon the registration of the shares of Common Stock underlying such warrants.

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at September 30, 2003 are as follows (Unaudited):

                 Outstanding and
                   Exercisable       Exercise Price         Expiration Date
           ---------------------------------------------------------------------
                        650,000         $ 0.07              November 23, 2003
                      3,196,288           0.20              June 30, 2004
                         75,000           1.25              June 30, 2006
                      1,200,000           0.906             August 29, 2010
                        377,927           1.00              April 24, 2011
                          2,901           1.03              April 30, 2011
                      7,142,858           0.07              To Be Determined
                      5,000,000           0.10              To Be Determined
                      3,500,000           0.10              November 28, 2003
                      2,480,150           0.1008            April 18, 2005
                      3,472,220           0.1008            April 24, 2005
                     11,513,006           0.1008            June 2, 2005
                      7,142,858           0.07              To Be Determined
                      1,500,000           0.067             November 15, 2007
           --------------------
                     47,253,208
           ====================

14. Stock Options

The Company's Board of Directors has granted options to employees and its Board members to purchase shares of Common Stock at or above fair market value. The option term and vesting schedule are established by the contract that granted the option.

The following table summarizes all stock option activity during the years ended June 30, 2003 and 2002 and for the three months ended September 30, 2003:

                                    Common Shares Under   Exercise Price Per
                                      Options Granted            Share
                                 -----------------------------------------------
Balance at June 30, 2001                4,886,667          $    0.50-$5.00
Granted                                 4,505,318          $    0.165-$.70
Canceled or expired                    (4,101,500)         $    0.40-$5.00
                                 -----------------------------------------------
Balance at June 30, 2002                5,290,485          $   0.165-$5.00
Canceled or expired                    (2,383,000)         $    0.40-$5.00
                                 -----------------------------------------------
Balance at June 30, 2003                2,907,485          $   0.165-$2.50
Canceled or expired (Unaudited)          (261,000)         $    0.70-$2.50
                                 -----------------------------------------------
Balance at September 30, 2003
(Unaudited)                             2,646,485          $   0.165-$2.50
                                 ===============================================

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

14. Stock Options (continued)

The price range of the outstanding Common Stock options at June 30, 2003 is as follows:

                                                            Weighted Average
          Option             Options Outstanding and    Remaining Contract Life
      Exercise Prices              Exercisable                   (Yrs.)
--------------------------------------------------------------------------------
      $   .165                       2,475,318                   3.87
      $    .70                         150,000                   0.09
      $   1.00                         125,000                   2.85
      $   1.50                          42,000                   0.10
      $   2.00                          41,167                   1.25
      $   2.50                          74,000                   0.04
                            ---------------------------
                                     2,907,485
                            ===========================

The price range of the outstanding Common Stock options at September 30, 2003 is as follows (Unaudited):

                                                            Weighted Average
          Option             Options Outstanding and    Remaining Contract Life
      Exercise Prices              Exercisable                   (Yrs.)
--------------------------------------------------------------------------------
      $   .165                       2,475,318                   3.6192
      $   1.00                         125,000                   2.60
      $   1.50                           5,000                   0.20
      $   2.00                          41,167                   1.00
                            ---------------------------
                                     2,646,485
                            ===========================

As of June 30, 2003, the Company has reserved shares of Common Stock for the following:

Exercise of Common Stock options                                              2,907,485
Exercise of Common Stock warrants                                            62,127,724
Conversions of Preferred Stock and cumulative Preferred Stock dividends       1,115,803
Conversions of Senior Notes                                                  53,295,128
                                                                           ------------
                                                                            119,446,140
                                                                           ============

As of September 30, 2003, the Company has reserved shares of Common Stock for the following (Unaudited):

Exercise of Common Stock options                                              2,646,485
Exercise of Common Stock warrants                                            47,253,208
Conversions of Preferred Stock and cumulative Preferred Stock dividends       1,155,140
Conversions of Senior Notes                                                  52,251,733
                                                                           ------------
                                                                            103,306,566
                                                                           ============

15. Retirement Plan

The Company's Savings and Retirement Plan (the Plan) allows employees who have attained the age of 21 and have completed six months of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. Through June 30, 2000, the Plan did not provide for any matching contribution by the Company, however, starting at the beginning of fiscal year 2001, the Company has amended the Plan to include a Company matching contribution up to 10% of an employee's compensation. Effective January 1, 2003, the matching contribution changed to a dollar-for-dollar matching contribution on salary deferrals up to 3% of the employee's compensation then a fifty-cents on the dollar matching contribution on salary deferrals from 3% to 5%. The Company contribution for the years ended June 30, 2003 and 2002 was approximately $67,000 and $48,000, respectively and for the three months ended September 30, 2003 the Company contribution was approximately $17,000 (Unaudited).

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

16.  Contingencies

In the normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

17. Subsequent Events

On July 11, 2003, the Company acquired substantially all of the assets of Bayview Technology Group, LLC (Bayview). Under the terms of the asset purchase agreement the Company issued to Bayview 20,000,000 shares of its restricted Common Stock and cash of $631,247 (unaudited) to settle an obligation of Bayview. The definitive agreement also provides for the Company to assume certain obligations under a royalty agreement expiring May 31, 2006. In connection with this transaction the Company also agreed to issue 170,000 shares of its restricted Common Stock to a consultant who provided certain services to the Company in connection with this acquisition.

The acquired energy control equipment reduces energy consumption in vending machines, glass front coolers, laser printers, monitors and other office peripherals throughout the United States. As a result of the acquisition, the Company believes it will be a leading provider of end-to-end networked solutions that includes wireless and internet connections, cashless transaction and security/ID capability and interactive media functionality, and remote inventory and auditing control and energy cost reductions and environmental emissions reductions. The Company also expects to reduce costs through economies of scale.

The acquisition cost of Bayview was $10,030,894 (unaudited), which principally was comprised of the issuance of 20,000,000 shares of restricted Common Stock valued at $9,200,000 (unaudited) and a cash payment of $631,247 (unaudited). The value of the 20,000,000 shares of Common Stock was determined based on the average market price of the Company's Common Stock over the two-day period before and after the definitive agreement date of July 11, 2003. The purchase price also included acquisition related costs of $199,647 (unaudited).

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition (Unaudited):

               Current assets                 $            7,628
               Property and equipment                    244,704
               Intangible assets                       9,449,000
               Goodwill                                  329,562
                                                    ------------
               Total assets acquired          $       10,030,894
                                              ==================


Of the $9,449,000 (Unaudited) of acquired intangible assets, $7,424,000 (Unaudited) was assigned to patents that are subject to amortization over a 10-year period, $1,011,000 (Unaudited) was assigned to non-compete agreements that are subject to amortization over a 5-year period and $1,014,000 (Unaudited) was assigned to trademarks and trade names that are not subject to amortization.

The acquisition was accounted for using the purchase method and, accordingly, the results of operations of Bayview have been included in the accompanying consolidated statements of operations since the date of acquisition. Results of operations of the Company for the three months ended September 30, 2003 would not have been significantly different than reported had the acquisition taken place July 1, 2003. Pro-forma combined results for the three months ended September 30, 2002 would have been as follows had the acquisition taken lace
July 1, 2002 - revenues of $2,431,270 (unaudited); net loss of $3,511,604 (unaudited); loss applicable to common shares of $3,908,566 (Unaudited); loss per common share (basic and diluted) of $0.04 (Unaudited).

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

17. Subsequent Events (continued)

Other Subsequent Events

On September 26, 2003, the Company completed a sale of 20,000,000 shares of Common Stock to accredited investors at $0.25 per share generating gross proceeds of $5,000,000. Of these shares, Wellington Management Company, LLP purchased 18,000,000 on behalf of their clients, and the balance of the shares were purchased by other investors.

During September 2003, the Company issued 500,000 shares of Common Stock to an existing investor in connection with provision from a fiscal year 2003 equity transaction. The Company also reduced the exercise price on 750,000 Common Stock Warrants previously issued to this investor from $0.10 per share to $0.0665 per share. Such shares were viewed as an adjustment to the original shares issued in connection with the original private placement offering.

On September 16, 2003 and September 24, 2003, the Company sold an aggregate of 700,000 shares of its investment in Jubilee realizing net cash proceeds of approximately $395,000.

During September 2003, the Company's Board of Directors authorized the establishment of the 2003-A Stock Compensation Plan whereby 500,000 shares of the Company's Common Stock shall be available for future issuance to Company employees, directors or consultants as compensation.

During the period from September 12, 2003 through September 30, 2003, an additional $660,000 of the 2000 Senior Notes and $430,390 of the 2001 Senior Notes have been exchanged for the 2006 and 2007 Senior Notes, respectively. For the 2000 Senior Noteholders who agreed to exchange their notes, such amounts have been reflected as long-term in the accompanying June 30, 2003 consolidated balance sheet.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

17. Subsequent Events (continued)

Other Subsequent Events (continued)

The following condensed consolidated pro forma balance sheet reflects the effects of these subsequent events as if they have occurred as of June 30, 2003:

                                                      As Reported                             Proforma
Condensed Consolidated Proforma Balance Sheet        June 30, 2003         Adjustments      June 30, 2003
                                                    -----------------------------------------------------
Total current assets                                  $ 5,375,983         $ 4,426,000         $ 9,801,983

Property and equipment                                    943,784             237,000           1,180,784

Intangibles, including goodwill                        11,535,740           9,805,000          21,340,740

Other assets                                               37,174                  --              37,174
                                                    -----------------------------------------------------
Total assets                                          $17,892,681         $14,468,000         $32,360,681
                                                    =====================================================

Current liabilities                                   $ 6,215,108         $   190,000         $ 6,405,108

Long-term liabilities                                   7,985,490                  --           7,985,490

Total shareholders' equity                              3,692,083          14,278,000          17,970,083
                                                    -----------------------------------------------------
Total liabilities and shareholders' equity            $17,892,681         $14,468,000         $32,360,681
                                                    =====================================================


The adjustment column reflects the recording of the operating assets of Bayview. The purchase price is comprised of the issuance of 20,000,000 shares of the Company's Common Stock valued at $9,200,000, a cash payment of $631,000, the assumption of $40,000 of liabilities and the payment of acquisition related expenses of $228,000. The adjustment column also reflects the issuance of 20,000,000 shares of the Company's Common Stock at $0.25 per share generating gross proceeds of $5,000,000.

18. Subsequent Events (Unaudited)

         Pursuant to the registration rights agreement with La Jolla, the Company agreed to maintain an effective registration statement for the resale of the 2,252,683 shares and the 17,465,370 shares underlying the unexercised warrants held by La Jolla on the date of this prospectus at all times from and after the date of issuance of the shares or warrants, as the case may be. These shares and warrants were issued by the Company to La Jolla in April, May and June 2003. From and after the date of issuance of these securities and until the date of this prospectus there was no effective registration statement covering these shares. In October 2003, the Company received a letter from La Jolla stating that the Company had failed to maintain an effective registration statement for these shares and demanding that the Company cause the registration statement to be declared effective as soon as possible. The registration rights agreement did not specify any penalties for failure to maintain an effective registration statement. Through the date of this prospectus, La Jolla has not asserted any claim relating to our failure to register the shares.

         The Company's registration rights agreement with Kazi Management VI, Inc. requires the Company to use its best efforts to register for resale the 3,571,429 shares and the 19,285,716 shares underlying the warrants purchased by Kazi in October 2002 within 90 days following purchase. In addition, the subscription agreement with Kazi provides that if the shares have not been registered for resale within such 90 day period, the Company shall deliver additional shares to Kazi at the rate of 3% per month (i.e., approximately 686,000 shares per month). In September 2003, the Company received a letter from counsel for Kazi requesting delivery of the penalty shares accrued through the date of the letter. By letter dated October 16, 2003 Lurio & Associates, P.C., counsel for the Company, advised Kazi that the penalty provisions set forth in the subscription agreement are unenforceable under Pennsylvania law and no penalty shares are due to Kazi. Counsel's letter stated that the penalty provision is unenforceable because the provision does not provide nor was it ever intended to provide a reasonable estimate of the damages, if any, sustained by Kazi as a result of any such delay, and serves no purpose other than to punish the Company for any such delay. The Company believes that because the Company has used its best efforts to have the registration statement covering the Kazi shares to be declared effective as required in the registration rights agreement, the Company does not have any liability to Kazi as it is not probable that such shares will be delivered to Kazi.

         The Company's subscription agreements with each of Wellington Management Company, LLP, and three other investors executed in September 2003 in connection with the purchase of a total of 20,010,000 shares at $.25 per share requires the Company to register these shares for resale within 90 days of purchase (i.e., before December 22, 2003). If the Company fails to do so, the Company has agreed to pay each investor a cash penalty of three percent of the purchase price of the shares purchased by each investor, or an aggregate of approximately $150,000. The Company believes that it will have the registration statement covering these shares declared effective by this date, and there would be no payments due to the investors.


Table of Contents

            Independent Auditors' Report.                                                  F-33

            Balance Sheets as of December 31, 2002 and 2001.                               F-34

            Statements   of  Operations   for  year  ended   December  31,  2002
            (Successor),  period from June 1, 2001  (Commencement of Operations)
            through  December  31, 2001  (Successor)  and period from January 1,
            2001 through May 31, 2001 (Predecessor)                                        F-35

            Statements  of Members'  Equity/Stockholders'  Equity for year ended
            December   31,   2002   (Successor),   period   from  June  1,  2001
            (Commencement of Operations)  through December 31, 2001 (Successor),
            and period from January 1, 2001 through May 31, 2001 (Predecessor).            F-36

            Statements   of  Cash  Flows  for  year  ended   December  31,  2002
            (Successor),  period from June 1, 2001  (Commencement of Operations)
            through  December  31, 2001  (Successor)  and period from January 1,
            2001 through May 31, 2001 (Predecessor).                                       F-37

            Summary of Accounting Policies.                                                F-38

            Notes to Financial Statements.                                                 F-44

            Unaudited Financial Statements:

            Balance Sheet as of June 30, 2003 (Unaudited).                                 F-51

            Statements of Operations for the six months ended June 30, 2003
            and 2002 (Unaudited).                                                          F-52

            Statements of Member's Equity (Deficit) for the six months
            ended June 30, 2003 and 2002 (Unaudited).                                      F-53

            Statements of Cash Flows for the six months ended June 30, 2003
            and 2002 (Unaudited).                                                          F-54

            Summary of Significant Accounting Policies for the six months
            ended June 30, 2003 and 2002 (Unaudited).                                      F-55

            Selected Notes to Financial Statements for the six months
            ended June 30, 2003 and 2002 (Unaudited).                                      F-58

(b) Pro Forma Financial Information (Unaudited):

    Pro Forma Consolidated Balance Sheet as of June 30, 2003 (Unaudited).                  F-63

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2003 (Unaudited).                                                             F-64

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2002 (Unaudited).                                                             F-65

    Notes to Pro Forma Consolidated Financial Statements (Unaudited)                       F-66

                          INDEPENDENT AUDITORS' REPORT

Members
Bayview Technology Group, LLC
Denver, Colorado

We have audited the accompanying balance sheets of Bayview Technology Group, LLC (the "Company" and "Successor") as of December 31, 2002 and 2001, and the related statements of operations, members' equity and cash flows for the year ended December 31, 2002 and for the period from June 1, 2001 (commencement of operations) through December 31, 2001, and the statements of operations, stockholders' equity and cash flows of Bayview Technology Group, Inc. ("Predecessor") as described in Summary of Accounting Policies - Organization, Description of Business and Basis of Presentation for the period from January 1, 2001 to May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and cash flows for the year ended December 31, 2002 and for the period from June 1, 2001 (commencement of operations) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor financial statements referred to above present fairly, in all material respects the results of operations and cash flows of the Predecessor for the period January 1, 2001 to May 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Summary of Accounting Policies - Organization, Description of Business and Basis of Presentation, the Successor purchased certain assets and assumed certain liabilities of the Predecessor on May 31, 2001, in a business combination accounted for as a purchase. As a result, the financial statements of the Sucessor are presented on a new basis of accounting from the financial statements of Predecessor and, therefore, are not comparable.

As discussed in Summary of Accounting Policies, the Company changed its method of accounting for goodwill in 2002.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in the Summary of Accounting Policies - Going Concern and Management's Plans, the Company sold substantially all of its revenue producing assets in 2003 and is dependent on funding from its members for its continuing operations. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management's Plans are also described in the Summary of Accounting Policies, Going Concern and Management's Plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                /s/ Anton Collins Mitchell LLP

Denver, Colorado
September 4, 2003

                          BAYVIEW TECHNOLOGY GROUP, LLC

                                 BALANCE SHEETS



                                                                                        December 31
                                                                                2002                 2001
                                                                         ---------------------------------------
Assets (Notes 3 and 4)
Current Assets:
  Cash                                                                     $         54,604    $        3,242
  Accounts receivable (Note 10)                                                     858,397           970,478
  Inventories                                                                       317,202           437,840
  Prepaid expenses and other current assets                                          37,138            13,468
                                                                         ---------------------------------------
Total current assets                                                              1,267,341         1,425,028

Goodwill (Note 1)                                                                 1,820,758         1,820,758
Deposits                                                                             27,577            42,672
Property and equipment, net (Note 2 and 13)                                         253,748           229,398
Patents and trademarks, net of $79,779 and $29,167 of accumulated
    amortization (Notes 1 and 13)                                                   701,758           720,833
                                                                         ---------------------------------------
Total assets                                                               $      4,071,182    $    4,238,689
                                                                         =======================================

Liabilities and Members' Equity
Current Liabilities:
  Accounts payable and accrued expenses (Notes 4 and 8)                    $        458,473    $      483,447
  Line of credit (Note 3)                                                                 -           320,578
  Line of credit - related party (Note 3)                                           245,000                 -
  Commissions and royalties payable (Note 7)                                        224,164           231,779
  Current maturities of long-term debt - related party (Note 4)                     591,568           553,983
                                                                         ---------------------------------------
Total current liabilities                                                         1,519,205         1,589,787

Long-Term Debt - related party, less current maturities (Note 4)                    621,257         1,216,017
                                                                         ---------------------------------------
Total liabilities                                                                 2,140,462         2,805,804

Commitments and Contingencies (Notes 5, 7, 8 and 11)

Members' Equity (Note 6 and 13)                                                   1,930,720         1,432,885
                                                                         ---------------------------------------
Total liabilities and members' equity                                      $      4,071,182    $    4,238,689
                                                                         =======================================



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                                               BAYVIEW TECHNOLOGY GROUP, LLC

                                                 STATEMENTS OF OPERATIONS



                                                                                Period from
                                                                                June 1, 2001       Period from
                                                                             (Commencement of    January 1, 2001
                                                             Year Ended     Operations) through      through
                                                          December 31, 2002  December 31, 2001     May 31, 2001
                                                             (Successor)        (Successor)       (Predecessor)
                                                          --------------------------------------------------------
Revenues (Note 10)                                          $   5,793,029      $   2,364,787        $  785,836

Cost of Sales (Note 8)                                          2,500,803          1,288,412           223,017
                                                          --------------------------------------------------------
Gross Profit                                                    3,292,226          1,076,375           562,819

Operating Expenses:
   Selling (Note 7)                                             1,228,465            456,512           170,596
   General and administrative                                   1,323,979            709,652           336,821
   Depreciation and amortization                                  118,407            116,919             6,900
                                                          --------------------------------------------------------
Total operating expenses                                        2,670,851          1,283,083           514,317
                                                          --------------------------------------------------------
Income (loss) from operations                                     621,375           (206,708)           48,502

Other (expense):
   Interest expense                                              (123,540)           (73,685)           (6,911)
                                                          --------------------------------------------------------

Net income (loss)                                          $      497,835      $    (280,393)       $   41,591
                                                          ========================================================



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

               STATEMENTS OF MEMBERS' EQUITY/STOCKHOLDER'S EQUITY

PERIOD FROM JANUARY 1, 2001 THROUGH MAY 31, 2001 (PREDECESSOR)



                                 Common Stock
                             ---------------------
                                                      Retained    Stockholders'
                              Shares     Amount       Earnings       Equity
                             ---------------------------------------------------
Balance, January 1, 2001      250,000   $ 25,000      $  93,602    $  118,602
Net income for the period           -         -          41,591        41,591
                             ---------------------------------------------------
Balance, May 31, 2001         250,000   $ 25,000      $ 135,193    $  160,193
                             ===================================================



PERIOD FROM JUNE 1, 2001 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2002 (SUCCESSOR)


                                                             Total
                                                            Members'
                                                            Equity
                                                        --------------
Balance, June 1, 2001 (Commencement of Operations)       $          -
Cash received for 60,000 membership units issued
  to founders (Note 6)                                          1,000
Issuance of 35,000 membership units, net of issuance
  costs of $37,722 (Note 6)                                 1,712,278
Net loss for the period                                      (280,393)
                                                        --------------
Balance, December 31, 2001                               $  1,432,885
Net income for the period                                     497,835
                                                        --------------
Balance, December 31, 2002                               $  1,930,720
                                                        ==============



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                                               BAYVIEW TECHNOLOGY GROUP, LLC

                                                 STATEMENTS OF CASH FLOWS



                                                                                Period from
                                                                                June 1, 2001       Period from
                                                                             (Commencement of    January 1, 2001
                                                             Year Ended     Operations) through      through
                                                          December 31, 2002  December 31, 2001     May 31, 2001
                                                             (Successor)        (Successor)       (Predecessor)
                                                         --------------------------------------------------------
Cash flows from Operating Activities
Net income (loss) for the period                            $     497,835      $    (280,393)      $     41,591
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
  Depreciation and amortization                                   118,407            116,919              6,900
  Decrease (increase) in current assets:
     Accounts receivable                                          112,081           (954,592)           166,534
     Inventories                                                  120,638           (247,134)           (25,463)
     Prepaid expenses and other current assets                    (23,670)           (13,468)            (3,948)
  Increase (decrease) in current liabilities:
     Accounts payable and accrued expenses                        (24,974)           347,000             64,173
     Commissions and royalties payable                             (7,615)           231,779            (47,875)
                                                          -------------------------------------------------------
Net cash provided by (used in) operating activities               792,702           (799,889)           201,912

Cash flows from Investing Activities
Purchases of property and equipment                               (92,145)          (168,478)              (812)
Acquisition of the assets of
  Bayview Technology Group, Inc (Note 2)                                -         (1,023,959)                 -
Investment in patents and trademarks                              (31,537)                 -                  -
Other deposits                                                     15,095            (38,288)                 -
                                                          -------------------------------------------------------
Net cash used in investing activities                            (108,587)        (1,230,725)              (812)

Cash flows from Financing Activities
Borrowings of bank revolving line of credit                       795,000            520,578                  -
Payments on bank revolving line of credit                      (1,115,578)          (200,000)          (148,387)
Proceeds from issuance of membership units                              -          1,751,000                  -
Payment of issuance costs                                               -            (37,722)                 -
Payments on long-term debt                                       (557,175)                 -            (79,657)
Borrowings on line of credit - related party                      470,000                  -                  -
Payments on line of credit - related party                       (225,000)                 -                  -
                                                          -------------------------------------------------------
Net cash provided by (used in) financing activities              (632,753)         2,033,856           (228,044)
                                                          -------------------------------------------------------
Net (decrease) increase in cash                                    51,362              3,242            (26,944)

Cash, beginning of period                                           3,242                  -             26,944
                                                          -------------------------------------------------------
Cash, end of period                                         $      54,604      $       3,242        $         -
                                                          =======================================================



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                         SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Bayview Technology Group LLC (the "Company" or "Successor") was organized as a Limited Liability Company ("LLC") under the laws of the State of Colorado in December 2000. In July 2003, The Company changed its name to BT LLC. The Company acquired Bayview Technology Group, Inc. (the "Predecessor," subsequently changing its name to Bayview Ventures, Inc.) on May 31, 2001 (effectively June 1, 2001) and began operations on June 1, 2001. The Company is engaged in the sale and distribution of energy saving devices, more particularly, plug load controllers. The accompanying financial statements reflect the results of operations and cash flows of the Predecessor for the period January 1, 2001 through May 31, 2001.

GOING CONCERN AND MANAGEMENT'S PLANS

As more fully described in Note 13, the Company sold substantially all of its long-lived assets in July 2003 and does not currently anticipate continuing its operations. Based on projections, management currently estimates that the Company will not have the ability to meet all of its obligations as they come due. The Company is attempting to raise additional funds from its members to meet this budgeted shortfall but has not received a firm commitment from any of its members to provide the necessary funding. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. In response to this condition, management is actively trying to secure the necessary additional funds from its members, reduce or eliminate all non-essential costs, and negotiate extensions and reductions in the Company's obligations with various creditors. No assurances can be provided that the Company will be successful in executing its plans.

The financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

INVENTORIES

Inventories are stated at the lower of cost (using the first in, first out method) or market, and consist primarily of saleable finished goods including electronic components and devices.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives ranging from 3 to 7 years. Maintenance and repairs are charged to expense as incurred.

INCOME TAXES

There is no provision for income taxes because, as a limited liability company, the Company's taxable income is passed through to its members who pay income taxes on their proportionate share of the taxable income.

STATEMENTS OF CASH FLOWS

The Company considers all short-term investments purchased with maturity of three months or less and money market accounts to be cash equivalents.

PATENTS AND TRADEMARKS

Patents and trademarks were recorded at cost less accumulated amortization, and were amortized using the straight-line method over their estimated life of fifteen years.

Amortization expense on patents and trademarks was $50,612 for the year ended December 31, 2002 and $29,167 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001.

GOODWILL

Goodwill represents the excess of the cost over the fair value of net assets acquired at the date of acquisition (Note 1) and was being amortized on the straight-line method over fifteen years through December 31, 2001. (See Summary of Account Policies - Recent Accounting Pronouncements for treatment of goodwill as of January 1, 2002). Goodwill amortization was $73,672 for the period ended December 31, 2001.

LONG-LIVED ASSETS AND LONG-LIVED ASSETS FOR SALE

Long-lived assets, including property and equipment and patents and trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

In the period when the plan of sale criteria of Statement of Financial Accounting Standards ("SFAS") No. 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell.

USE OF ESTIMATES

The preparation of the Company's financial statements, in conformity with accounting principles generally accepted in the United States of America, requires the Company's management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalent balances in excess of the insurance provided by governmental insurance authorities. The Company's cash and cash equivalents are placed with financial institutions and are primarily in demand deposit accounts.

Concentrations of credit risk with respect to accounts receivable are associated with many customers dispersed across geographic areas. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. No allowance for doubtful accounts was established at December 31, 2002 and 2001.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs amounted to $54,525 for the year ended December 31, 2002 and $13,080 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001.

REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped to its customers, at which time title passes to the customer and the risks and rewards of ownership are transferred. Revenue from certain sales programs with utility organizations are not recognized until the product has been installed at designated locations and the Company has no remaining performance obligation.

RESEARCH AND DEVELOPMENT

Research and development expenditures are expensed in the period in which incurred. For the period from June 1, 2001 (Commencement of Operations) through December 31, 2001, research and development expenses were $9,432 and for the year ended December 31, 2002 they were $32,676.

STOCK OPTION PLAN

The Company has a stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25,
Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation is reflected in the Company's net income
(loss), as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Had the Company employed the fair value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the pro forma net income (loss) of the Company would not be materially different than the reported net income (loss) for any period presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial  Accounting  Standards Board (the "FASB")  finalized
SFAS No.  141,  Business  Combinations,  and SFAS No.  142,  Goodwill  and Other
Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that companies recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria and, upon adoption of SFAS No. 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that companies identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142.

Effective January 1, 2002 the Company adopted SFAS No. 142. As of December 31, 2001 the Company had $1,820,758 in unamortized goodwill. Upon the adoption of SFAS No. 142, goodwill is no longer amortizable and will be subject to impairment testing. As a result, the Company has not amortized goodwill for the year ended December 31, 2002. Had the Company not amortized goodwill during the period ended December 31, 2001, amortization expense would have decreased by $73,672 and net loss would have decreased by $73,672 to ($206,721).

In accordance with SFAS No. 142, the Company completed a transitional impairment test and an annual impairment test of goodwill and has determined goodwill and other intangible assets were not impaired. Goodwill will be tested annually and whenever events and circumstances occur indicating that the asset may be impaired.

Upon the adoption of SFAS No. 142, the Company evaluated the useful lives of existing intangible assets and determined that the existing useful lives are appropriate.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for the Company for fiscal years beginning after June 15, 2002. The Company's adoption of this statement had no material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

In April 2002, the FASB issued SFAS No. 145, Rescissions of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred that at the date of commitment to an exit or disposal plan. Examples of such costs covered by the standard include lease termination costs and certain employee severance costs associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 is effective prospectively for exit and disposal activities initiated after December 31, 2002. As the provisions of SFAS No. 146 are to be applied prospectively after its adoption date, the Company cannot determine the potential effects that adoption of SFAS No. 146 will have on its future results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements effective December 31, 2002 in its financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                          NOTES TO FINANCIAL STATEMENTS

1. BUSINESS COMBINATIONS

On May 31, 2001 the Company acquired substantially all of the assets of Bayview Ventures, Inc., a California corporation, for a purchase price of $2,906,447. The acquisition has been accounted for using the purchase method and the results of operations are reflected in the financial statements from the date of acquisition. Pursuant to the purchase agreement, the Company paid $1,000,000 in cash, assumed liabilities of $136,447 and executed a note to the seller in the amount of $1,770,000 (see Note 4). The Company incurred costs of $23,959 in connection with the acquisition. Amounts in excess of the fair market value of the assets acquired are accounted for as goodwill. The following represents the allocation of the purchase price:



                                      Amount
                                  ---------------

Accounts receivable                $     15,886
Inventory                               190,706
Deposits                                  4,384
Fixed assets                             75,000
Patents and trademarks                  750,000
Goodwill                              1,894,430
                                  ---------------
                                   $  2,930,406
                                  ===============

2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:



                                                       December 31
                                                 2002               2001
                                           -----------------------------------
Equipment                                    $    237,425        $   147,846
Furniture and fixtures                             98,198             95,632
                                           -----------------------------------
                                                  335,623            243,478
Less accumulated depreciation                      81,875             14,080
                                           -----------------------------------
                                             $    253,748        $   229,398
                                           ===================================



Depreciation expense for the year ended December 31, 2002 and for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001 was $67,795 and $14,080.

3. LINE OF CREDIT AND LINE OF CREDIT - RELATED PARTY

The Company had a $500,000 revolving line of credit with a bank. The line of credit was entered into on August 3, 2001 and expired on August 3, 2002. The line of credit bore interest at a variable rate that was calculated based on an index, which is the Bank Base Rate plus 1.5%. During the period August 3, 2001 through December 31, 2001 the rates ranged from 6.5% to 8.5% per annum. The Line of Credit had an outstanding balance of $320,578 at December 31, 2001 and was secured by substantially all of the assets of the Company. In addition, two of the Company's members (who were also executive officers of the Company) guaranteed the line of credit and pledged personal assets as additional security.

Effective September 30, 2002, the Company entered into a new $500,000 line of credit agreement with Bayview Ventures, Inc. (Note 1). The line of credit expired on June 1, 2003. The line of credit bears interest at the prime rate as published in the Wall Street Journal, plus 1.75%. The line of credit is secured by substantially all of the assets of the Company. In addition, one of the Company's members (who is also an executive officer) has guaranteed the line of credit and pledged personal assets as additional security. The balance of the line of credit at December 31, 2002 was $245,000 and the interest rate was 6.259%.

Effective June 1, 2003, Bayview Ventures, Inc. agreed to extend the repayment date of the Line of Credit Agreement to November 8, 2003.

Interest expense recognized in connection with the line of credit - related party, was $6,493 for the year ended December 31, 2002. Accrued interest payable in connection with the line of credit - related party was $1,282 at December 31, 2002.

4. LONG-TERM DEBT - RELATED PARTY

Long-term debt consists of a note payable to Bayview Ventures, Inc. (see Note
1). The sole stockholder of Bayview Ventures, Inc. is an employee of the Company. The note was in the original amount of $1,770,000 and bears interest at the rate of 6.9% per annum and was originally payable in three annual installments plus accrued interest beginning on June 1, 2002. The note is secured, subject to certain subordination, by all inventories, accounts receivable, and substantially all of the assets acquired in the business combination (Note 1).

Effective April 30, 2002, the terms of the note payable were amended. An initial payment of $250,000 was made June 30, 2002. Subsequent payments are to be made based on 50% of excess cash flow defined as earnings before interest, taxes, depreciation and amortization less fixed charges (interest expense for the period of determination plus minimum rent payments under operating leases) and total capital expenditures. The calculation is to be completed by the tenth day of the subsequent month and reviewed and agreed to by the note holder. Payments will be made immediately thereafter. During the year ended December 31, 2002, the Company made principal payments of $557,175. Included in accounts payable and accrued interest at December 31, 2002 and 2001 is $43,807 and $65,730 of accrued interest due on the note.

The term of the note agreement was modified in both May and June 2003, pursuant to which the maturity date of the note payable was extended to July 14, 2003.

Bayview Ventures, Inc. agreed to modify the repayment terms of the principal and accrued interest on the note payable in connection with the acquisition of certain assets of the Company by USA Technologies, Inc. ("USAT").(See Note 13)

In accordance with the modified terms, in July 2003, the Company paid Bayview Ventures, Inc. approximately $631,000 and 1,200,000 shares of USAT common stock having an agreed upon value of $333,333. The remaining balance owed to Bayview Ventures, Inc. (including both principal and accrued interest) of $333,333 is to be repaid no later than November 8, 2003.

5. LEASE OBLIGATIONS

The Company leases office space under three operating lease agreements. The lease agreements generally require the Company to pay certain operating expenses, maintenance, and property taxes. The lease agreements are noncancellable. Two agreements expire in June 2005 and one agreement expires in October 2003.

Rent expense was $48,324 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001 and $111,633 for the year ended December 31, 2002.

Future minimum lease payments under the noncancellable operating leases are as follows:

Years Ending


  December 31,                 Amount
-----------------------------------------

  2003                     $   121,560
  2004                         101,172
  2005                          51,864
                          --------------
                           $   274,596
                          ==============



6. MEMBERS' EQUITY

The Company issued 60,000 units to its founding members, for $1,000 at the formation of the Company.

Pursuant to the terms of a private placement memorandum ("PPM") in 2001, the Company issued 35,000 membership units at a per unit price of $50 for total proceeds of $1,750,000. Issuance expenses in connection with the offering were $37,722. Under terms of the PPM, the Company guaranteed the investors that the value of their units would appreciate at no less than a 20% cumulative return over the three-year period following the issuance of the units. In the event that the overall value (as determined by a calculation defined in the PPM) of the Company in June 2004 or the value received by the Company upon the sale of its assets prior to that time does not provide for the minimum return, the investors are to receive additional units as determined by a calculation contained in the PPM. The PPM also granted the investors the right, after the payment of amounts due to Bayview Ventures, Inc. (see Note 4), to an annual preferential right to distributions of $200,000. No such distributions have been paid through 2002.

Option Plan

Effective May 30, 2001, the Company adopted The Bayview Technology Group, LLC 2001 Membership Option Plan (the "Plan"). The purpose of the Plan is to provide a benefit to key employees and management. Participants of the Plan shall be recommended by the President and Chief Executive Officer of the Company, and the issuance of unit options are to be approved by the Personnel and Compensation Committee of the Board of Directors. The membership units, which may be delivered under the Plan, shall not exceed an aggregate of 15,000 units. During 2002, options to purchase 4,750 membership units at a per unit price of $52.63 ware granted. In March 2003, 1,189 of the options vested and 132 options will vest each month thereafter until all 4,750 become vested. The options expire in June 2007. The aggregate fair value of the options granted (determined using the Black-Scholes option pricing model and assuming no dividends or volatility, a discount rate of 4.5% and an expected life of five years) was estimated to be approximately $37,000. Upon a merger of the Company or the sale of substantially all of its assets, any unvested options become immediately vested and exercisable. The options became fully vested in July 2003 upon the closing of the USAT transaction (see Note 13).

Pro forma results of operations, assuming the Company had used the fair value method of accounting for the 2002 option grant, are not presented as they do not differ materially from the Companys historical results.

7. EMPLOYMENT AGREEMENTS

The Company has an employment agreement with the sole stockholder of Bayview Ventures, Inc. (Note 1). Under the terms of the agreement, the Company is required to pay a royalty to Bayview Ventures, Inc., based upon the sale of its devices. The Company is also required to pay the employee an annual base salary of $126,240. During the period ended December 31, 2001, the Company paid Bayview Ventures, Inc. $24,027 in royalties and at December 31, 2001 royalties payable to Bayview Ventures, Inc. were $179,174. During the year ended December 31,
2002, the Company paid Bayview Ventures, Inc. $374,136 in royalties and at December 31, 2002, royalties payable to Bayview Ventures, Inc. totaled $157,271.

Effective May 20, 2002, the Company entered into an employment agreement with an employee. Under the terms of the agreement, the Company is required to pay the employee a base salary of $116,000 during the initial one-year term of the employment period (as defined in the agreement). Employment is to be reviewed annually for renewal and/or renegotiation. The employee also is to receive a commission of 1.25% of certain sales revenue as defined in the agreement.

8. SUPPLIER AGREEMENT

Effective July 1, 2001, the Company entered into an agreement with an unrelated entity for the manufacture of the Company's electronic devices. The agreement's initial term is two years, and the agreement automatically renews for subsequent one-year periods unless either party provides written notification of termination. At June 30, 2003, the agreement is still in effect. In connection with the agreement, the Company is required to provide the entity with thirteen-week production forecasts and the Company is obligated to purchase the manufactured devices and reimburse the entity, under certain terms of the agreement. During the period from June 1, 2001 (Commencement of Operations) through December 31, 2001, the Company purchased $309,775 from the entity, and at December 31, 2001, the Company owed the entity $197,169. During the year ended December 31, 2002, the Company purchased $1,817,383 from the entity and at December 31, 2002, the Company owed the entity $285,656.

9. AGREEMENTS WITH UTILITY ORGANIZATIONS

The Company has an agreement with the Bonneville Power Administration ("BPA") that expired April 30, 2003 to provide and install BPA's electronic devices. Under the terms of this agreement, the Company is to receive a negotiated price per unit and installation fee per unit, for each device installed. The Bonneville Power Administration contract provides for total purchase price and fees of $3,000,000. The agreement was not renewed.

10. SIGNIFICANT CONTRACTS

The Company has received greater than 10% of its revenues from certain customers. A summary of significant customers is as follows:



                                         December 31
Revenues:                             2002        2001
                                  -------------------------
Customer A                            36%         33%
Customer B                            12%         11%
Customer C                             -%         13%
Customer D                             -%         16%
                                  -------------------------


                                         December 31
Accounts Receivable:                  2002        2001
                                  -------------------------
Customer A                             2%         79%
Customer B                            44%          4%
Customer C                             -%          9%
Customer D                             -%          7%
                                  -------------------------



11. CONTINGENCIES

In February 2003, a fire occurred in a facility in Idaho, in which the Company's product was installed days before the fire. The insurance company representing the company that occupied the facility is investigating the cause of the fire. The Company has informed their insurance carrier of the incident and the Company is currently in the process of investigating the matter and to what extent, if any, the Company may be held responsible. The outcome of this contingency is currently unknown. Any potential liability may be covered by the Company's insurance carrier. No liability for the outcome of this contingency has been recorded in the accompanying financial statements.

The Company occupied premises in California through June 1, 2002, at which time the premises were vacated. The landlord is seeking rent from the Company for the period from June 2002 through October 2003 (lease termination date), in the aggregate amount of approximately $62,000. The Company does not believe it is responsible for this amount, as it never formally assumed the lease. Bayview Ventures, Inc. was the original lessee. At December 31, 2002, the Company has accrued $26,000, which represents the Company's best estimate of its expected liability to settle the matter.

12. SUPPLEMENTAL CASH FLOW INFORMATION



                                                  Period from
                                                  June 1, 2001
                                              (Commencement of
                               Year ended      Operations) through
                           December 31, 2002    December 31, 2001
                           --------------------------------------
Cash paid for interest       $   142,928         $  5,744
                           ======================================



13. SALE OF OPERATIONS

On July 11, 2003, the Company sold substantially all of its fixed assets and intellectual property (including patents and trademarks), as well as other various assets, to USAT in exchange for 20,000,000 shares of USAT common stock. Additionally, USAT paid approximately $631,000 to Bayview Ventures, Inc., representing the amount currently due to Bayview Ventures, Inc. pursuant to its note payable from the Company (see Note 4). Pursuant to the sale agreement, the shares of USAT common stock received by the Company cannot be sold for a one-year period, after which time a monthly limitation will be placed on the maximum number of shares, that may be sold.

In connection with the sale, the Company issued an additional 9,534 units to investors in the Company's 2001 PPM pursuant to guaranteed return provisions contained in the PPM (see Note 6). Additionally, the Company granted 10,250 units to two employees.

Management determined that the plan of sale criteria in SFAS No. 144 was met in April 2003, at which time depreciation and amortization of these assets ceased and the assets began to be reported at the lower of their carrying amount or fair value less cost to sell.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                                  BALANCE SHEET
                                   (Unaudited)



                                                                           June 30,
                                                                             2003
                                                                         -------------
Assets
Current assets:
  Cash                                                                   $     54,201
  Accounts receivable                                                       1,295,947
  Inventories                                                                 381,486
  Prepaid expenses and other current assets                                    16,324
                                                                         -------------
Total current assets                                                        1,747,958

Goodwill                                                                    1,820,758
Deposits                                                                       16,977
Long-Lived Assets Held for Sale
  Property and equipment, net                                                 223,820
  Patents and trademarks, net of $106,689 of accumulated amortization         689,641
                                                                         -------------
Total assets                                                             $  4,499,154
                                                                         =============

Liabilities and Members' Equity
Current liabilities:
  Accounts payable and accrued expenses                                  $    737,569
  Line of credit - related party                                              438,000
  Commissions and royalties payable                                           259,401
  Current maturities of long-term debt - related party                        591,568
                                                                         -------------
Total current liabilities                                                   2,026,538

Long-term debt - related party, less current maturities                       621,257
                                                                         -------------
Total Liabilities                                                           2,647,795

Members' Equity                                                             1,851,359
                                                                         -------------
Total liabilities and members' equity                                    $  4,499,154
                                                                         =============



See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                 Six months ended June 30
                                                  2003              2002
                                         -------------------------------------
Revenues                                     $   2,514,735     $   2,673,642

Cost of Sales                                    1,143,397         1,237,622
                                         -------------------------------------
Gross Profit                                     1,371,338         1,436,020

Operating expenses:
   Selling                                         692,049           490,518
   General and administrative                      642,755           688,373
   Depreciation and amortization                    69,932            53,388
                                         -------------------------------------
Total operating expenses                         1,404,736         1,232,279
                                         -------------------------------------
Income (loss) from operations                      (33,398)          203,741

Other expense:
   Interest expense                                (45,963)          (54,959)
                                         -------------------------------------

Net income (loss)                            $     (79,361)    $     148,782
                                         =====================================



See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                          STATEMENTS OF MEMBERS' EQUITY
                                   (Unaudited)



                                                 Six months ended June 30,
                                                   2003              2002
                                              -------------------------------
Balance, beginning of period                   $  1,930,720     $  1,432,885
Net income (loss) for period                        (79,361)         148,782
                                              -------------------------------
Balance, end of period                         $  1,851,359     $  1,581,667
                                              ===============================


See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                             Six months ended June 30
                                                                             2003                2002
                                                                       ------------------------------------
Cash flows from operating activities
Net income (loss)                                                      $        (79,361)     $     148,782
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                                  69,932             53,388
  Decrease (increase) in current assets:
     Accounts receivable                                                       (437,550)           183,617
     Inventories                                                                (64,284)           (65,856)
     Prepaid expenses and other current assets                                   20,814            (23,209)
  Increase in current liabilities:
     Accounts payable and accrued expenses                                      279,095            105,510
     Commissions and royalties payable                                           35,237              3,052
                                                                       ------------------------------------
Net cash provided by (used in) operating activities                            (176,117)           405,284

Cash flows from investing activities
Purchase of property and equipment                                               (2,493)            (9,640)
Investment in patents and trademarks                                            (14,793)                 -
Deposit on software under development                                                 -            (11,066)
                                                                       ------------------------------------
Net cash used in investing activities                                           (17,286)           (20,706)

Cash flows from financing activities
Borrowings of bank revolving line of credit                                           -            415,000
Payments on bank revolving line of credit                                             -           (650,000)
Payments on long-term debt                                                            -           (137,320)
Borrowings on Line of Credit-Related Party                                      693,000                  -
Payments on Line of Credit-Related Party                                       (500,000)                 -
                                                                       ------------------------------------
Net cash provided by (used in) financing activities                             193,000           (372,320)
                                                                       ------------------------------------
Net increase (decrease) in cash                                                    (403)            12,258

Cash, beginning of period                                                        54,604              3,242
                                                                       ------------------------------------
Cash, end of period                                                    $         54,201      $      15,500
                                                                       ====================================

Supplemental disclosures of cash flow information:
   Interest paid                                                       $          9,492      $     121,141
                                                                       ====================================



See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (Unaudited)

ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Bayview Technology Group, LLC (the "Company" was organized as a Limited Liability Company ("LLC") under the laws of the State of Colorado in December 2000. The Company is engaged in the sale and distribution of energy saving devices, more particularly, plug load controllers.

GOING CONCERN AND MANAGEMENT'S PLANS

As more fully described in Note 8, the Company sold substantially all of its long-lived assets in July 2003 and does not currently anticipate continuing its operations. Based on projections, management currently estimates that the Company will not have the ability to meet all of its obligations as they come due. The Company is attempting to raise additional funds from its members to meet this budgeted shortfall but has not received a firm commitment from any of its members to provide the necessary funding. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. In response to this condition, management is actively trying to secure the necessary additional funds from its members, reduce or eliminate all non-essential costs, and negotiate extensions and reductions in the Company's obligations with various creditors. No assurances can be provided that the Company will be successful in executing its plans.

The financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

INTERIM FINANCIAL INFORMATION


The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.


INVENTORIES

Inventories are stated at the lower of cost (using the first in, first out method) or market, and consist primarily of saleable finished goods including electronic components and devices.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives ranging from 3 to 7 years. Maintenance and repairs are charged to expense as incurred.

Effective in April 2003, property and equipment was reflected as held for sale and reported at the lower of carrying value or fair value, less cost to sell.

INCOME TAXES

There is no provision for income taxes because, as a limited liability company, the Company's taxable income is passed through to its members who pay income taxes on their proportionate share of the taxable income.

STATEMENTS OF CASH FLOWS

The Company considers all short-term investments purchased with maturity of three months or less and money market accounts to be cash equivalents.

PATENTS AND TRADEMARKS

Patents and trademarks were recorded at cost less accumulated amortization, and were amortized using the straight-line method over fifteen years.


Amortization expense on patents and trademarks was $26,911 and $25,000 for the six months ended June 30, 2003 and 2002, respectively. Commencing in April 2003, patents and trademarks are considered to be held for sale and carried at the lower of carrying value or fair value less costs to sell.


GOODWILL

Goodwill represents the excess of the cost over the fair value of net assets acquired at the date of acquisition. Goodwill is not amortized but is tested annually to determine whether there is any impairment to its carrying value. Impairment testing is also done if events or circumstances arise indicating that impairment may have occurred.

LONG-LIVED ASSETS AND LONG-LIVED ASSETS FOR SALE

Long-lived assets, including property and equipment and patents and trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

In the period when the plan of sale criteria of SFAS No. 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell.

USE OF ESTIMATES

The preparation of the Company's financial statements, in conformity with accounting principles generally accepted in the United States of America, requires the Company's management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates.

ADVERTISING COSTS


The Company expenses advertising costs as incurred. Advertising costs amounted to $53,932 and $15,631 for the six months ended June 30, 2003 and 2002, respectively.


REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped to its customers, at which time title passes to the customer and the risks and rewards of ownership are transferred. Revenue from certain sales programs with utility organizations are not recognized until the product has been installed at designated locations and the Company has no remaining performance obligation.

RESEARCH AND DEVELOPMENT


Research and development expenditures are expensed in the period in which incurred. Research and development expenses were $39,370 and $14,147 for the six months ended June 30, 2003 and 2002, respectively.


STOCK OPTION PLAN


The Company has a stock-based employee compensation plan. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation is reflected in the Company's net income (loss), as all options granted under this plan had an exercise price equal to the market value of the underlying membership units on the date of grant. Had the Company employed the fair value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the pro forma net income (loss) of the Company for the six months ended June 30, 2003 and 2002 would not have been materially different from the reported net income
(loss).

                          BAYVIEW TECHNOLOGY GROUP, LLC

                     SELECTED NOTES TO FINANCIAL STATEMENTS

                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (Unaudited)

1. PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2003 consisted of the following:



Equipment                          $  248,547
Furniture and fixtures                 98,197
                                  -------------
                                      346,744
Less accumulated depreciation         122,924
                                  -------------
                                   $  223,820
                                  =============



Depreciation expense was $43,021 and $28,388 for the six months ended June 30, 2003 and 2002, respectively.

2. LINE OF CREDIT - RELATED PARTY

Effective September 30, 2002, the Company entered into a $500,000 line of credit agreement with Bayview Ventures, Inc. The line of credit expired on June 1, 2003. The line of credit bears interest at the prime rate as published in the Wall Street Journal, plus 1.75%. The line of credit is secured by substantially all of the assets of the Company. In addition, one of the Company's members (who is also an executive officer) has guaranteed the line of credit and pledged personal assets as additional security.


Effective June 1, 2003, Bayview Ventures, Inc. agreed to extend the repayment date of the line of Credit Agreement to November 8, 2003. At June 30, 2003, the balance of the Line of Credit was $438,000 and the interest rate was 5.75%.

Interest expense recognized in connection with the line of credit - related party, was $10,422 for the six months ended June 30, 2003.

3. LONG-TERM DEBT - RELATED PARTY


Long-term debt at June 30, 2003 consists of a note payable to Bayview Ventures, Inc. The sole stockholder of Bayview Ventures, Inc. is an employee of the Company. The note was in the original amount of $1,770,000 and bears interest at the rate of 6.9% per annum and was originally payable in three annual installments plus accrued interest beginning on June 1, 2002. The note is secured, subject to certain subordination, by all inventories, accounts receivable, and substantially all of the assets acquired from Bayview Ventures, Inc.

Effective April 30, 2002, the terms of the note payable were amended. An initial payment of $250,000 was made June 30, 2002. Subsequent payments are to be made based on 50% of excess cash flow defined as earnings before interest, taxes, depreciation and amortization less fixed charges (interest expense for the period of determination plus minimum rent payments under operating leases) and total capital expenditures. The calculation is to be completed by the tenth day of the subsequent month and reviewed and agreed to by the note holder. Payments will be made immediately thereafter. During the six months ended June 30, 2003, the Company made no principal payments on this debt. Included in accounts payable at June 30, 2003 is $81,536 of accrued interest due on the note.


The term of the note agreement was modified in both May and June 2003, pursuant to which the maturity date of the note payable was extended to be July 14, 2003.

Bayview Ventures, Inc. agreed to modify the repayment terms of the principal and accrued interest on the note payable in connection with the acquisition of certain assets of the Company by USA Technologies, Inc. ("USAT").

In accordance with the modified terms, in July 2003, the Company paid Bayview Ventures, Inc. approximately $631,000 and 1,200,000 shares of USAT common stock having an agreed upon value of $333,333. The remaining balance owed to Bayview Ventures, Inc. (including both principal and accrued interest) of $333,333 is to be repaid no later than November 8, 2003.

4. EMPLOYMENT AGREEMENTS


The Company has an employment agreement with the sole stockholder of Bayview Ventures, Inc. Under the terms of the agreement, the Company is required to pay a royalty to Bayview Ventures, Inc., based upon the sale of its devices. The Company is also required to pay the employee an annual base salary of $126,240. During the six months ended June 30, 2003 and 2002, royalties earned by Bayview Ventures, Inc. were $172,107 and $190,123, respectively. Royalties payable to Bayview Ventures, Inc. as of June 30, 2003 totaled $153,462.


5. SUPPLIER AGREEMENT


Effective July 1, 2001, the Company entered into an agreement with an unrelated entity for the manufacture of the Company's electronic devices. The agreement's initial term is two years, and the agreement automatically renews for subsequent one-year periods unless either party provides written notification of termination. In connection with the agreement, the Company is required to provide the entity with thirteen-week production forecasts and the Company is obligated to purchase the manufactured devices and reimburse the entity, under certain terms of the agreement. During the six months ended June 30, 2003 and 2002, the Company purchased $844,068 and $740,864, respectively from the entity.


6. AGREEMENTS WITH UTILITY ORGANIZATIONS

The Company has an agreement with the Bonneville Power Administration ("BPA") that expired April 30, 2003 to provide and install BPA's electronic devices. Under the terms of this agreement, the Company is to receive a negotiated price per unit and installation fee per unit, for each device installed. The Bonneville Power Administration contract provides for total purchase price and fees of $3,000,000. The agreement was not renewed.

7. CONTINGENCIES

In February 2003, a fire occurred in a facility in Idaho, in which the Company's product was installed days before the fire. The insurance company representing the company that occupied the facility is investigating the cause of the fire. The Company has informed their insurance carrier of the incident and the Company is currently in the process of investigating the matter and to what extent, if any, the Company may be held responsible. The outcome of this contingency is currently unknown. Any potential liability may be covered by the Company's insurance carrier. No liability for the outcome of this contingency has been recorded in the accompanying financial statements.


The Company occupied premises in California through June 1, 2002, at which time the premises were vacated. The landlord is seeking rent from the Company for the period from June 2002 through October 2003 (lease termination date), in the aggregate amount of approximately $62,000. The Company does not believe it is responsible for this amount, as it never formally assumed the lease. Bayview Ventures, Inc. was the original lessee. At June 30, 2003, the Company has accrued $26,000, which represents the Company's best estimate of its expected liability to settle the matter.


8. SALE OF OPERATIONS

On July 11, 2003, the Company sold substantially all of its fixed assets and intellectual property (including patents and trademarks), as well as other various assets, to USAT in exchange for 20,000,000 shares of USAT common stock. Additionally, USAT paid approximately $631,000 to Bayview Ventures, Inc., representing the amount currently due to Bayview Ventures, Inc. pursuant to its note payable from the Company. Pursuant to the sale agreement, the shares of USAT common stock received by the Company cannot be sold for a one-year period, after which time a monthly limitation will be placed on the maximum number of shares, that may be sold.

The long-lived assets covered by the sales agreement have been reported in the accompanying balance sheets as assets held for sale. Management determined that the plan of sale criteria in SFAS No. 144 was met in April 2003, at which time depreciation and amortization of these assets ceased and the assets began to be reported at the lower of their carrying amount or fair value less cost to sell.

                              USA TECHNOLOGIES INC.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION


The Pro Forma Consolidated Balance Sheet as of June 30, 2003 and the Pro Forma Consolidated Statements of Operations for the years ended June 30, 2003 and 2002, are based on the historical financial statements of USA Technologies, Inc.
(USAT) and Bayview Technology Group, LLC (Bayview). The acquisition of the operating assets of Bayview has been accounted for using the purchase method of accounting. The Pro Forma Consolidated Balance Sheet as of June 30, 2003 has been prepared assuming the Bayview acquisition was completed on June 30, 2003.

The Pro Forma Consolidated Statements of Operations for the years ended June 30, 2003 and 2002 have been prepared assuming that the Bayview acquisition was completed on July 1, 2002 and July 1, 2001, respectively.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Consolidated Balance Sheet and Consolidated Statements of Operations do not purport to represent what USAT's actual financial position or results of operations would have been had the acquisition of Bayview occurred as of such dates, or to project USAT's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Bayview are preliminary and the final allocations may differ from the amounts reflected herein. The Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with USAT's financial statements and notes thereto, and the historical financial statements of Bayview which are included elsewhere herein.

                             USA Technologies Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2003
                                   (Unaudited)


                                                                                               Acquisition
                                                                 Bayview          USAT         Adjustments          Pro Forma
                                                                 -------          ----         -----------          ---------
Assets:
Current assets:
  Cash and cash equivalents                                      $   54,201    $ 2,384,455        $ (833,448)      $ 1,603,208
  Accounts receivable, net                                        1,295,947        414,796        (1,295,947)          414,796
  Inventory                                                         381,486        457,900          (347,486)          497,900
  Subscriptions receivable                                                -      1,013,400                 -         1,013,400
  Prepaid expenses and other current assets                          16,324        201,383               653           218,360
  Investment                                                              -        904,049                 -           904,049
                                                                 -------------------------------------------------------------
Total current assets                                              1,747,958      5,375,983        (2,472,228)        4,651,713

Property and equipment, net                                         223,820        943,784                 -         1,167,604
Software development costs                                                -        998,660                 -           998,660
Goodwill                                                          1,820,758      7,945,580        (1,502,108)        8,264,230
Intangible assets                                                   689,641      2,591,500         8,810,359        12,091,500
Other assets                                                         16,977         37,174           (16,977)           37,174
                                                                 -------------------------------------------------------------
Total assets                                                     $4,499,154    $17,892,681        $4,819,046       $27,210,881
                                                                 =============================================================

Liabilities and shareholder's equity:
   Current liabilities
   Accounts payable                                              $  737,569    $ 2,266,156        $ (697,569)      $ 2,306,156
   Accrued expenses                                                 259,401      2,720,743          (259,401)        2,720,743
   Current portion of long-term debt                              1,029,568        830,674        (1,029,568)          830,674
   Convertible Senior Notes                                               -        349,942                 -           349,942
                                                                 -------------------------------------------------------------
Total current liabilities                                         2,026,538      6,167,515        (1,986,538)        6,207,515

Convertible Senior Notes, less current portion                            -      7,808,469                 -         7,808,469
Long-term debt, less current portion                                621,257        224,614          (621,257)          224,614
                                                                 -------------------------------------------------------------
Total liabilities                                                 2,647,795     14,200,598        (2,607,795)       14,240,598

Shareholders'/Members' equity:
  Series A convertible preferred stock, no par value;
    1,800,000 shares authorized; 524,452 issued and
    outstanding at June 30, 2003                                          -      3,715,246                 -         3,715,246
  Bayview Members' Equity, 95,000 units issued and outstanding at
    June 30, 2003                                                 1,851,359              -        (1,851,359)                -
  USA Common Stock, no par value; 400,000,000 shares
    authorized; 218,741,042 shares issued and outstanding shares at
    June 30, 2003                                                         -     78,790,405         9,278,200        88,068,605
  Accumulated deficit                                                     -    (78,813,568)                -       (78,813,568)
                                                                 -------------------------------------------------------------
Total shareholders'/members' equity                               1,851,359      3,692,083        7,426,841         12,970,283
                                                                 -------------------------------------------------------------
Total liabilities and shareholders'/members' equity              $4,499,154    $17,892,681       $ 4,819,046       $27,210,881
                                                                 =============================================================

       SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2003
                                   (Unaudited)



                                                                                         Acquisition
                                                             Bayview           USAT      Adjustments      Pro Forma
                                                             -------           ----      -----------      ---------
Revenue                                                    $ 5,634,122    $ 2,853,068             -    $  8,487,190

Operating expenses:
     Cost of sales                                           2,406,578      2,971,443             -       5,378,021
     General and administrative                              1,407,380      7,194,684             -       9,903,041
     Compensation                                            1,300,977      4,973,210             -       4,973,210
     Depreciation and amortization                             134,951      1,251,716       897,477       2,284,144
     Loss on exchange of debt                                        -      1,521,654             -       1,521,654
                                                           -----------    -----------    ----------    ------------
Total operating expenses                                     5,249,886     17,912,707       897,477      24,060,070
                                                           -----------    -----------    ----------    ------------
                                                               384,236    (15,059,639)     (897,477)    (15,572,880)

Other income (expense):

     Interest income                                                 -         18,691             -          18,691
     Loss on Investment                                              -     (1,945,951)            -      (1,945,951)
     Interest expense                                         (114,544)    (4,978,600)      114,544      (4,978,600)
                                                           -----------    -----------    ----------    ------------
Total other income (expense)                                  (114,544)    (6,905,860)      114,544      (6,905,860)
                                                           -----------    -----------    ----------    ------------
Net income (loss)                                              269,692    (21,965,499)     (782,933)    (22,478,740)
Cumulative preferred dividends                                       -       (793,586)            -        (793,586)
                                                           -----------    -----------    ----------    ------------
(Loss) income applicable to common shares                  $   269,692   $(22,759,085)    $(782,933)   $(23,272,326)
                                                           ===========    ===========    ==========    ============

Loss per common share (basic and diluted)                                      $(0.20)                       $(0.18)
                                                                               ======                        ======
Weighted average number of common shares
  outstanding (basic and diluted)                                         111,790,358     20,170,000    131,960,358
                                                                          ===========     ==========    ===========


                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2002
                                   (Unaudited)

                                                                                        Acquisition
                                                             Bayview          USAT      Adjustments      Pro Forma
                                                             -------          ----      -----------      ---------
Revenues                                                  $  4,900,086   $  1,682,701             -    $  6,582,787


Operating expenses:
      Cost of sales                                          2,459,033      4,062,901             -       6,373,960
      General and administrative                             1,141,883      7,868,064             -       9,131,534
      Compensation                                           1,085,481      4,654,662             -       5,740,143
      Depreciation and amortization                            154,723        440,238(5)    836,852       1,431,813
                                                          ------------   ------------    ----------    ------------
Total operating expenses                                     4,841,120     17,025,865       836,852      22,677,450
                                                          ------------   ------------    ----------    ------------
                                                                58,966    (15,343,164)     (836,852)    (16,094,663)

Other income (expense):
      Interest income                                                -         15,791             -          15,791
      Interest expense                                        (119,254)    (1,987,434)(4)   119,254      (1,987,434)
                                                          ------------   ------------    ----------    ------------
Total other income (expense)                                  (119,254)    (1,971,643)      119,254      (1,998,030)
                                                          ------------   ------------    ----------    ------------

Net loss                                                       (60,288)   (17,314,807)     (717,598)    (18,092,693)
Cumulative preferred dividends                                       -       (822,561)            -        (822,561)
                                                          ------------   ------------    ----------    ------------
Loss applicable to common shares                          $    (60,288)  $(18,137,368)   $ (717,598)   $(18,915,254)
                                                          ============   ============    ==========    ============

Loss per common share (basic and diluted)                                      $(0.50)                       $(0.34)
                                                                               ======                        ======
Weighted average number of common shares
      outstanding (basic and diluted)                                      35,994,157    20,170,000      56,164,157
                                                                          ===========    ==========     ===========


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) To record the acquisition of the operating assets of Bayview as defined in the asset purchase agreement consisting primarily of the patents and other intellectual property relating to Bayview's energy conservation devices for the vending industry and customer accounts. The purchase price is assumed to be paid by the issuance of 20,000,000 shares of USA Technologies, Inc. Common Stock ($9,200,000) and payment of $631,247 in cash. Costs associated with the acquisition include the issuance of 170,000 shares of USA Technologies, Inc. Common Stock ($78,200) and an estimate of $150,000 for payment of services rendered to USAT in connection with the acquisition. The total estimated investment of $10,059,447 plus an estimated liability of $40,000 assumed is allocated among the assets acquired - property and equipment ($223,820), inventory ($40,000), prepaid expenses ($16,977), intangibles assets ($9,500,000) and goodwill ($318,650).

(2) The cash portion of the purchase price and costs associated with the acquisition are assumed to have been paid from USAT cash as of June 30, 2003.


(3) To eliminate amortization of intangible assets recorded by Bayview and to record amortization of intangible assets acquired in the acquisition as if the acquisition had occurred on July 1, 2002. Acquired intangible assets are comprised of patents, non-compete and consulting agreements and trademark and tradenames and are amortized over five and ten years.


(4) To eliminate interest expense recorded by Bayview as the related debt was not assumed by USAT under the asset purchase agreement.

(5) To eliminate amortization of intangible assets recorded by Bayview and to record amortization of intangible assets acquired in the acquisition as if the acquisition had occurred on July 1, 2001. Also to eliminate amortization of goodwill recorded by Bayview pertaining to periods prior to the adoption of Financial Accounting Standards Board Statement No. 142, Goodwill and other Intangible Assets, as to which goodwill is no longer amortized.

               PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.



Securities and Exchange Commission - Registration Fee .     $ 1,934.04
Printing and Engraving Expenses   . . . . . . . . . . .     $13,065.96
Accounting Fees and Expenses      . . . . . . . . . . .     $35,000.00
Legal Fees and Expenses    . . . . . . . . . . . . . . .    $35,000.00
                                                            ----------
             Total   . . . . . . . . . . . . . . . . . .    $85,000.00
                                                            ==========



Item 26. Recent Sales of Unregistered Securities.

During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

Private Placements.

During early 2001, we sold 568.15 units or a total of $5,681,500 principal amount of 12% Convertible Senior Notes and 1,136,300 shares of common stock. Of this amount, $3,823,000 of the senior notes were purchased through the exchange of $3,823,000 of the old senior notes. Each unit consisted of a $10,000 principal  amount  Senior  Note and  2,000  shares  of  common  stock.  Each 12%

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

Convertible Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date of December 31, 2003. Holders of the existing 12% Senior Notes due in December 2001 had the right in invest in the offering by exchanging their existing Notes instead of paying cash. For each $10,000 face amount existing Senior Note exchanged, the holder would receive one unit. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

On April 20, 2001 the Company sold 450,000 shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

In April 2001, the Company issued shares of common stock to our executives as follows: George R. Jensen, Jr.- 125,000 shares; Stephen P. Herbert - - 120,000 shares; H. Brock Kolls, Jr.- 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares. The Company issued the shares pursuant to the exemption from registration set forth in Section 4(2) of the Act. All of these investors are accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale of La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant. The offering of the warrant and the underlying shares was exempt from registration pursuant to Section 4(2) of the Act. La Jolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has

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

agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement. The convertible debenture was issued pursuant to the exemption from registration set forth in Section 4(2) of the Act. La Jolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During the period from March 2001  through  September  2001,  we sold a total of
739.54 units in the 2001-B Private Placement Offering at a price of $6,000 per unit. Each unit consisted of 10,000 shares of common stock and 20,000 2001-B common stock purchase warrants. The offering was sold to 193 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

During the period from September 2001 through October 19, 2001, we sold for our 2001-C offering an aggregate of 4,212,350 shares of common stock at $.50 per share for a total of $2,106,175. For each share of common stock purchased, each investor also received a 2001-C warrant. The offering was sold to 102 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

During October 2001, the Company issued 200,000 shares to Ratner & Prestia, P.C., an accredited investor. The offering did not involve any general advertising or solicitation, and was therefore exempt from registration under
Section 4(2) of the Act. The proceeds from the sales of the shares will be applied by Ratner & Prestia towards the unpaid professional fees due to them by the Company. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During the period from November 2001 through June 30, 2002, the Company sold $4,814,593 principal amount of 12% Convertible Senior Notes due December 31, 2004. Each Senior Note is convertible into shares of common stock at $.40 per share anytime through maturity. The notes were sold to 230 accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

In January 2002, the Company issued shares of common stock to the following executive officers as a bonus: George R. Jensen, Jr.- 320,000 shares; Stephen P. Herbert- 300,000 shares; H. Brock Kolls-200,000 shares; Leland Maxwell-130,000 shares; and Michael Lawlor- 130,000 shares. The issuance of the shares was exempt from registration under Section 4(2) of the Act. All of these investors are accredited and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

In May 2002, we acquired Stitch Networks Corporation. Pursuant to the transaction, Stitch become our wholly-owned subsidiary. In exchange for their Stitch stock, the Stitch stockholders received an aggregate of 22,762,341 of our shares of common stock and warrants to purchase up to 8,000,000 of our shares of common stock at $.40 per share at any time through June 30, 2002. We also issued to the former option holders of Stitch options to purchase up to 2,475,318 shares at $.165 per share at any time for five years following closing. The offer and sale of the shares, warrants, and options was exempt from registration under Section 4(2) of the Act.

The Stitch stockholders acquiring our shares and warrants are all accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act. The thirty-three former option holders of Stitch receiving our options consisted of directors, officers or key employees of Stitch, all of whom were sophisticated investors. In connection with the issuance of the options, we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue 400,000 shares of Common Stock to Alex Consulting, Inc., a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue 90,000 shares of Common Stock to Larry Gershman, a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue to Technology Partners (Holdings) LLC, our investment banker, a total of 150,000 shares of Common Stock. The shares are to be issued at the rate of 25,000 per month under the six month extension of their consultant agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002 (later extended to March 31, 2003), and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

Commencing during June 2002 and through October 2002, the Company sold to 186 accredited investors $4,144,008 principal amount of 12% Senior Notes due December 31, 2005 and 8,288,016 shares of Common Stock. For each $10,000 invested, the subscriber received a $10,000 note and 20,000 shares of Common Stock. The Company has received signed subscription documents for the 2002-A Private Placement of Senior Notes for $4,114,008, of which $2,585,000 has been deposited and the remainder for services. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

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

La Jolla Cove Investors converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Specifically, from inception through June 30, 2003, La Jolla converted $325,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 2,800,903 shares of stock, and exercised 10,543,673 warrants to purchase Common Stock at an average price of $.16 per share. The Company had previously executed a
Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees` severance payments at the time of and as part of the employee`s termination of employment. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. All of these eight former employees were sophisticated and were afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from all of these investors and all the securities contained appropriate restrictive legends under the Act.

In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Mynyk is a sophisticated investor, was afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from him and the securities contained appropriate restrictive legends under the Act.

In October 2002 and January 2003, the Company issued 529,324 and 593,634 shares, respectively, (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarters ended September 2002 and December 2002, respectively. In addition, for these two quarters the Company granted warrants to purchase up to 1,122,958 shares at $.20 per share at any time prior to December 31, 2004. The offer and sale of the shares and warrants was exempt from registration under Rule 506 promulgated under the Act. All of these securities were sold to accredited investors and the offer and sale did not involve any general advertising or solicitation.

In October 2002, the Company issued to Edwin P. Boynton 50,000 shares in lieu of the 100,000 options granted to him in April 2002. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Boyton is an accredited investor and a Director of the Company, we obtained investment representations from him and the securities contained appropriate restrictive legends under the Act.

In October 2002, the Company sold to an investor, Kazi Management VI, Inc. 3,571,429 shares of Common Stock at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares of Common Stock at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one year period. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representations from the investor and the securities contained appropriate restrictive legends under the Act.

In October 2002, the Company sold to an investor, Alpha Capital Aktiengesellscharft, 1,500,000 shares at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years.

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


Within seven days following the effectiveness of the registration statement covering these shares, and provided that a Non-Registration Event (as defined in our agreement with Alpha) has not occured, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.


In October 2002, the Company granted to the holders of the 12% senior notes warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants issued was 10,360,025 and are exercisable at any time prior to October 31, 2003. If the holder exercises all of such holder`s warrants, the holder shall receive another identical warrant exercisable at any time prior to October 31, 2003. From November 2002 through June 30, 2003, 14,025,804 of these warrants were exercised at $.10 per share for a total of $1,402,851. The offer and sale of the warrants and these shares was exempt from registration under Rule 506 promulgated under the Act. All of the noteholders are accredited investors and already the holders of our notes. The warrants and the shares all contained appropriate restrictive legends under the Act.

On October 31, 2002, eight employees of and two consultants to USA entered into subscription agreements with USA to receive an aggregate of 1,480,000 shares for services to be rendered to USA. The shares were valued at $.125 per share and were exempt from registration under Section 4(2) of the Act. All of the employees and consultants were sophisticated investors, made appropriate investment representations, were afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act.


During the 2003 fiscal year and through August 7, 2003, the Company issued an aggregate of 85,601,130 shares to 398 accredited investors at $.10 per share for an aggregate of $8,560,113. Of the $8,560,130, $8,345,674 were for cash proceeds and $214,439 were for services rendered or to be rendered. The offer and sales of the shares was exempt from registration under Rule 506 promulgated under
Section 4(2) of the Act. All of the investors were either pre-existing security holders or business associates. The offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. In connection with the offering, we paid $64,000 to Sloan Securities, Inc., a broker-dealer, in connection with the 8,000,000 shares sold by Sloan on our behalf. We have agreed to use our best efforts to register all of these shares for resale under the Act for a period of one year.


In February, 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust made an equity investment in USA Technologies at U.S.$0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$2,850,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies an equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used

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

by the parties for the transaction was One British Pound equals U.S.$1.6042. The shares to be issued to Jubilee by USA Technologies will not be registered under the Securities Act of 1933, as amended. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. The shares were issued to Jubilee by USA pursuant to the exemption from registration set forth in Section 4(2) of the Act.

In March 2003, we issued a warrant to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows:
3,000,000 on the three month anniversary of the date of this prospectus; 3,000,000 on the 6 month anniversary of the date of this prospectus; and 3,000,000 on the 9 month anniversary of the date of this prospectus. The warrants may not be exercised without our consent on any date on which the closing price of our shares is less than $.40. We have agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act. During October 2003, these warrants were rescinded and cancelled by agreement of USA and La Jolla.

In April 2003, we issued 530,818 shares and warrants to purchase up to 530,818 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders of USA and there was no general solicitation or advertising.

During April 2003, we agreed to issue to Steve Illes, an existing shareholder, an aggregate of 1,000,000 shares for $.10 per share and agreed to issue to him warrants to purchase up to 4,000,000 shares at $.10 per share at any time through August 31, 2003. The offer and sale of the shares and warrants was exempt from registration under Section 4(2) of the Act. Mr. Illes is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. We have agreed to register the shares and the shares underlying the warrants for resale under the Act for a period of one year.


During May 2003, we issued to Providence Investment Management, an accredited investor, an aggregate of 2,500,000 shares for $.10 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Providence Investment Management is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. Providence approached us about the investment and we did not solicit Providence. We have agreed to register the shares for resale under the Act for a period of one year.


During July 2003, we issued an aggregate of 10,500,000 shares to George R. Jensen, Jr., our Chairman and Chief Executive Officer, as part of the amendment to his employment agreement. The offer and sale of the shares was exempt from

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

registration under Section 4(2) of the Act. Mr. Jensen is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. Mr. Jensen has entered into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one year period and 8,000,000 of the shares for a two year period.


In July 2003, we issued 661,224 shares and warrants to purchase up to 661,224 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended June 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders of USA, and there was no general solicitation or advertising.

On July 11, 2003, we issued 20,000,000 shares to Bayview Technology Group LLC, as part of our purchase of substantially all of the assets of Bayview. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. Bayview was introduced to us through our consultant Robert McGarrah, and there was no general solicitation or advertising. Bayview has agreed not to sell any of the shares until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or (ii) that number of shares of the Stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common Stock of USA. USA has agreed to use its best efforts to register all of the shares for resale by Bayview under the Securities Act of 1933, as amended, for a period of one year (from July 11, 2004 through July 11, 2005).

During September 2003, we issued to Wellington Management Company, LLP, on behalf of several of its clients, an aggregate of 18,000,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under
Section 4(2) of the Act. All of these clients are accredited investors. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.


During September 2003, we issued to George O'Connell, an accredited investor and existing shareholder, an aggregate of 1,000,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. We have agreed to register the shares for resale under the Act for a period of one year.


During September 2003, we issued to Prophecy Asset Management, an accredited investor, an aggregate of 750,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.

During September 2003, we issued to Fulcrum Global Partners, LLC, an accredited investor, an aggregate of 260,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.



In October 2003, we issued 577,457 shares and 577,457 warrants to purchase up to shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended September 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders, and there was no general solicitation or advertising.

         In October 2003, we issued to Alpha Capital Atkiengesellschaft, a current shareholder, an aggregate of 500,000 shares due to Alpha as a result of the occurence of a Non-Registration Event as defined under our agreement with Alpha because we failed to register within 120 days of issuance the securities issued to Alpha in November 2002. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Section 4(2) under the Act.


During the quarter ended June 30, 2003, the Company issued an aggregate of 8,497,819 shares to 464 holders of warrants at $0.10 per share for an aggregate of $849,783. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. The Company agreed to use its best efforts to register the shares for resale under the Act.


During the quarter ended June 30, 2003, the Company issued an aggregate of 4,462,918 shares to 13 holders of its Convertible Senior Notes at the rate of $0.20 per share for aggregate conversions of $892,584. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof was to existing security holders and did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act.


During the quarter ended June 30, 2003, 50 holders of $2,196,000 principal amount of the Senior Notes maturing in December 2003 elected to extend these notes until December 31, 2006 and to have the conversion rate reduced from $1.25 per share to $0.20 per share. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.


During the quarter ended June 30, 2003, 56 holders of $1,296,397 principal amount of the Senior Notes maturing in December 2004 elected to extend these notes until December 31, 2007 and to have the conversion rate reduced from $0.40 per share to $0.20 per share. The shares were issued solely in exchange for our securities and we paid no commissions in connection with the transaction. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.

During the quarter ended June 30, 2003, the Company issued 3,340 shares of Common Stock upon the conversion of 3,340 shares of Series A Preferred Stock and issued 4,008 shares of Common Stock upon the conversion of $40,080 of cumulative dividends accrued and unpaid on these shares of Preferred Stock. The shares were issued solely in exchange for our securities and we paid no commissions in connection with the transaction. The shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Act.


During the quarter ended September 30, 2003, the Company issued an aggregate of 535,258 shares of Common Stock to 7 holders of warrants at $0.10 per share for an aggregate of $53,526. The Company issued 105,000 shares for consulting services rendered or to be rendered to the Company, to the following warrants holders upon exercise of their warrants: Rachel Glicksman- 72,000 shares; Charlotte Given-30,000 shares; and Gary Nash- 3,000 shares. These warrants were exercised at $.10 per share and no cash payment was required in connection with their exercise. The shares issued for services were recorded at the market price on the date of grant. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof was to existing security holders and did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. The Company agreed to use its best efforts to register the shares for resale under the Act.

During the quarter ended September 30, 2003, the Company issued an aggregate of 7,500,834 shares of Common Stock to 31 holders of its Convertible Senior Notes upon their conversion at the rate of $0.20 per share for an aggregate of $1,500,167. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof was to existing security holders and did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act.

During the quarter ended September 30, 2003, 54 holders of $1,116,000 principal amount of the Senior Notes maturing in December 2003 elected to extend these notes until December 31, 2006 and to have the conversion rate reduced from $1.25 per share to $0.20 per share. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.

During the quarter ended September 30, 2003, 23 holders of $708,096 principal amount of the Senior Notes maturing in December 2004 elected to extend these notes until December 31, 2007 and to have the conversion rate reduced from $0.40 per share to $0.20 per share. The note exchange was exempt form the registration requirements of the Act pursuant to Section 3(a)(9) thereof.



II. Stock Options

In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share. In February 2001, we extended the expiration date of those options until June 30, 2003.

During March 2001, the Company granted to Automated Merchandising Systems, Inc. options to purchase up to 1,000,000 shares at $1.00 per share at any time through June 30, 2001. The expiration date of these options was extended until September 30, 2001. These options have expired.

During March 2001, the Company granted to each of the six Directors who were not executive officers options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting.

During March 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting.

During April 2001, the Company issued options to the following executives:
George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert - 80,000 options; H. Brock Kolls, Jr. - 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share.

During April 2001, the Company issued to Marconi Online Systems, Inc. an option to purchase up to 6,000,000 shares, of which 3,000,000 are exercisable at $1.00 per share through June 5, 2001, and 3,000,000 are exercisable at $1.25 through September 5, 2001. None of these options were exercised.

During April 2001, the Company issued to Swartz Private Equity, LLC, a warrant to purchase up to 377,927 shares of common stock at $1.00 per share. The exercise price is subject to semi-annual reset provisions.

In August 2001, we issued to Larry Gershman, a marketing and financial consultant, fully vested warrants to purchase an aggregate of 150,000 shares of our common stock at $.70 per share exercisable at any time through August 2, 2003. In September 2001, we issued fully vested options to the following employees or consultants: Adele Hepburn - 200,000 options; Frances Young - 100,000 options; and George O`Connell - 100,000 options. The options are exercisable at $.70 per share at any time through June 30, 2003.

In November 2001, the Company authorized issuance of 1,080,000 fully vested options to purchase its Common Stock to its Executive Officers, provided that they were employed by the Company as of January 2, 2002. The amounts of options authorized were: George R. Jensen, Jr. - 320,000 options; Stephen P. Herbert - 300,000 options; Haven Brock Kolls 200,000 options; Leland Maxwell - 130,000 options; and Michael Lawlor - 130,000 options. Each option is exercisable at $.40 per share at any time and on or before June 30, 2003. These options vested during March, 2002.

In November 2001, the Company issued the following fully vested options to purchase an aggregate of 650,000 shares: Gary Oakland - 100,000 options; Adele Hepburn - 300,000 options; and Frances Young - 250,000 options. These options vested during March, 2002.

In April 2002, the Company granted to H. Brock Kolls an aggregate of fully vested options to purchase up to 50,000 shares exercisable at $.40 per share for a three year period following issuance.

On December 31, 2002, a total of 778,000 options to purchase Common Stock were cancelled by members of the Board of Directors, and reported on Form 4 to the SEC. No new options have been issued.

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

On December 31, 2002, a total of 1,290,000 options to purchase Common Stock were cancelled by executive officers, and reported on Form 4 to the SEC. No new options have been issued.

The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

Item 27. Exhibits.

Exhibit
Number        Description
--------------------------------------------------------------------------------

2.1 Asset Purchase Agreement dated July 11, 2003 by and between USA and Bayview Technology Group LLC (Incorporated by reference to
              Exhibit 2.1 to Form 8-K filed July 14, 2003)

3.1           Articles  of  Incorporation  of USA  filed  on  January  16,  1992
              (Incorporated   by   reference   to  Exhibit   3.1  to  Form  SB-2
              Registration Statement No. 33-70992).

3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992 (Incorporated by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement No. 33-70992).

3.1.2 Second Amendment to Articles of Incorporation of USA filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992.

3.1.3 Third Amendment to Articles of Incorporation of USA filed on October 5, 1992 (Incorporated by reference to Exhibit 3.1.3 to Form SB-2 Registration Statement No. 33-70992).

3.1.4 Fourth Amendment to Articles of Incorporation of USA filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7, 1995 (Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996 (Incorporated by Reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465).

3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1, 1998 (Incorporated by reference to Exhibit 3.1.9 to Form SB-2 Registration Statement No. 333-81591).

3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 2, 1999 (Incorporated by reference to Exhibit 3.1.10 to Form SB-2 Registration Statement No. 333-81591).

3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7, 1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

3.1.12 Twelfth Amendment to Articles of Incorporation of USA filed on May 1, 2000 (Incorporated by reference to Exhibit 3.1.12 to Form SB-2 Registration Statement No. 333-101032).

3.1.13 Thirteenth Amendment to Articles of Incorporation of USA filed on March 22, 2002 (Incorporated by reference to Exhibit 3.1.13 to Form SB-2 Registration Statement No. 333-101032).

3.1.14 Fourteenth Amendment to Articles of Incorporation of USA filed on May 14, 2002 (Incorporated by reference to Exhibit 3.1.14 to Form SB-2 Registration Statement No. 333-101032).

3.1.15 Fifteenth Amendment to Articles of Incorporation of USA filed on October 31, 2002 (Incorporated by reference to Exhibit 3.1.15 to Form SB-2 Registration Statement No. 333-101032).

3.1.16 Sixteenth Amendment to Articles of Incorporation of USA filed on February 14, 2003 (Incorporated by reference to Exhibit 3.1.16 to Form SB-2 Registration Statement No. 333-101032).

3.1.17 Seventeenth Amendment to Articles of Incorporation of USA filed on June 30, 2003 (Incorporated by reference to Exhibit 3.1.17 to Form SB-2 Registration Statement No. 333-101032).

3.1.18 Eighteenth Amendment to Articles of Incorporation of USA filed on July 11, 2003.(Incorporated by reference to Exhibit 3.1.18 to Form SB-2 Registration Statement No. 333-101032).

3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

4.1           Warrant  Agreement  dated  as of June  21,  1995  between  USA and
              American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31, 1995).

4.2           Form of Warrant Certificate  (Incorporated by reference to Exhibit
              4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.3 to Form SB-2 Registration Statement No. 333-09465).

4.4           Form of 1996  Warrant  Certificate  (Incorporated  by reference to
              Exhibit 4.4 to Form SB-2 Registration Statement No. 333-09465).

4.5 Form of 1997 Warrant (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4,
              1998).

4.6 Form of 12% Senior Note (Incorporated by reference to Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

4.7 Warrant Certificate of I. W. Miller Group, Inc. (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

4.8 Warrant Certificate of Harmonic Research, Inc. (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

4.9 Registration Rights Agreement dated August 3, 2001 by and between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.9 to Form 10-KSB filed on October 1, 2001).

4.10 Securities Purchase Agreement dated August 3, 2001 between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.10 to Form 10-KSB filed on October 1,
              2001).

4.11 Form of Conversion Warrants to be issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
              4.11 to Form 10-KSB filed on October 1, 2001).

4.12 $225,000 principal amount 9 3/4% Convertible Debenture dated August 3, 2001 issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.12 to Form 10-KSB filed on October 1, 2001).

4.13 Warrant certificate dated July 11, 2001 from the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
              4.13 to Form 10-KSB filed on October 1, 2001).

4.14 August 2, 2001 letter from La Jolla Cove Investors, Inc. to the Company (Incorporated by reference to Exhibit 4.14 to Form 10-KSB filed on October 1, 2001).

4.15 Subscription Agreement dated October 26, 2001 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to
              Exhibit 4.15 to Form SB-2 Registration Statement No. 333-72302).

4.16 Subscription Agreement dated October 26, 2002 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to
              Exhibit 4.16 to Form SB-2 Registration Statement No. 333-101032).

4.17 Stock Purchase Agreement dated October 26, 2002 by and between the Company and Kazi Management VI, Inc. (Incorporated by reference to
              Exhibit 4.17 to Form SB-2 Registration Statement No. 333-101032).

4.18 Warrant Certificate (no. 189) dated October 26, 2002 in favor of Kazi Management VI, Inc. (Incorporated by reference to Exhibit
              4.18 to Form SB-2 Registration Statement No. 333-101032).

4.19 Registration Rights Agreement dated October 26, 2002 by and between the Company and Kazi Management, Inc. (Incorporated by reference to Exhibit 4.19 to Form SB-2 Registration Statement No. 333-101032).

4.20 Warrant Certificate (no. 190) dated October 26, 2002 in favor of Kazi Management VI, Inc. (Incorporated by reference to Exhibit
              4.20 to Form SB-2 Registration Statement No. 333-101032).

4.21 Subscription Agreement dated November 4, 2002 by and between the Company and Alpha Capital Aktiengesellschaft (Incorporated by reference to Exhibit 4.21 to Form SB-2 Registration Statement No. 333-101032).

4.22 Form of Common Stock Purchase Warrant dated November 4, 2002 in favor of Alpha Capital Aktiengesellschaft (Incorporated by reference to Exhibit 4.22 to Form SB-2 Registration Statement No. 333-101032).

4.23 Warrant Certificate (No. 196) dated March 17, 2003 in favor of La Jolla Cove Investors, Inc.(Incorporated by reference to Exhibit
              4.23 to Form SB-2 Registration Statement No. 333-101032).

4.24          Form of 2004 Senior Note  (Incorporated  by  reference  to Exhibit
              4.24 to Form SB-2 Registration Statement No. 333-101032).

4.25 Form of 2005 Senior Note(Incorporated by reference to Exhibit 4.25 to Form SB-2 Registration Statement No. 333-101032).

4.26 Stock Purchase Agreement dated May 2, 2003 by and between USA and Providence Investment Management (Incorporated by reference to
              Exhibit 4.26 to Form SB-2 Registration Statement No. 333-101032).

4.27 Stock Purchase Agreement dated March, 2003 by and between USA and Steve Illes (Incorporated by reference to Exhibit 4.27 to Form SB-2 Registration Statement No. 333-101032).

4.28 Stock Purchase Agreement dated September 23, 2003 by and between USA and Wellington Management Company, LLC. (Incorporated by reference to Exhibit 4.28 to Form 10-KSB filed on October 14,
              2003).

4.29 Stock Purchase Agreement dated September 26, 2003 by and between USA and George O'Connell. (Incorporated by reference to Exhibit
              4.29 to Form 10-KSB filed on October 14, 2003).

4.30 Stock Purchase Agreement dated September 24, 2003 by and between USA and Fulcrum Global Partners, LLC. (Incorporated by reference to Exhibit 4.30 to Form 10-KSB filed on October 14, 2003).

4.31 Stock Purchase Agreement dated September 2003 by and between USA and Prophecy Asset Management, Inc. (Incorporated by reference to
              Exhibit 4.31 to Form 10-KSB filed on October 14, 2003).


4.32 Letter Agreement between USA and La Jolla Cove Investors dated October 9, 2003.

4.33 Letter Agreement between USA and Alpha Capital Atkiengesellschaf dated October 3, 2003.


5.1           Opinion of Lurio & Associates, P.C.

10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

10.2          Adele  Hepburn  Common  Stock  Options  dated  as of July 1,  1993
              (Incorporated   by  reference  to  Exhibit   10.12  to  Form  SB-2
              Registration Statement No. 33-70992).

10.3 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992).

10.4 Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994
              (Incorporated by reference to Exhibit 10.13.1 to Form SB-2 Registration Statement No. 333-09465).

10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit 10.3 to Form S-8 Registration Statement No. 333-341006).

10.5          H.  Brock  Kolls  Common  Stock  Options  dated as of May 1,  1994
              (Incorporated   by  reference  to  Exhibit   10.42  to  Form  SB-2
              Registration Statement No. 33-70992).

10.5.1        H. Brock Kolls  Common  Stock  Options  dated as of March 20, 1996
              (Incorporated   by  reference  to  Exhibit   10.19  to  Form  SB-2
              Registration Statement No. 33-70992)

10.6          Barry  Slawter  Common Stock  Options  dated as of August 25, 1994
              (Incorporated   by  reference  to  Exhibit   10.43  to  Form  SB-2
              Registration Statement No. 33-70992).

10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit
              10.28 to Form SB-2 Registration Statement No. 333-09465).

10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit 10.5 to Form S-8 Registration Statement No. 333-34106).

10.7.2 Separation Agreement between USA and Michael Lawlor dated May 13, 2003. (Incorporated by reference to Exhibit 10.7.2 to Form 10-KSB filed on October 14, 2003).

10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit 10.29 to Form SB-2 Registration Statement No.333-09465).

10.9          Employment and  Non-Competition  Agreement between USA and Stephen
              P.  Herbert  dated April 4, 1996  (Incorporated  by  reference  to
              Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

10.9.1        First  Amendment  to  Employment  and  Non-Competition   Agreement
              between  USA and  Stephen  P.  Herbert  dated  February  22,  2000
              (Incorporated by reference to Exhibit 10.2 to Form S-8 Registration Statement No. 333-34106).

10.9.2 Second Amendment to Employment and Non-Competition Agreement between Stephen P. Herbert and the Company dated April 15, 2002 (Incorporated by reference to Exhibit 10.9.2 to Form SB-2 Registration Statement No. 333-101032).

10.9.3        Third  Amendment  to  Employment  and  Non-Competition   Agreement
              between   Stephen  P.   Herbert   and  USA  dated  July  25,  2003
              (Incorporated by reference to Exhibit 10.9.3 to Form SB-2 Registration Statement No. 333-101032).

10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit 10.34 to Form SB-2 Registration No. 33-98808).

10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration No. 33-98808).

10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

10.14         Employment and Non-Competition Agreement between USA and Leland P.
              Maxwell  dated  February  24, 1997  (Incorporated  by reference to
              Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

10.14.1       Second  Amendment  to  Employment  and  Non-Competition  Agreement
              between  USA  and  Leland  P.  Maxwell  dated  February  22,  2000
              (Incorporated by reference to Exhibit 10.4 to Form S-8 Registration Statement No.
              333-34106)

10.14.2 Separation Agreement between USA and Leland P. Maxwell dated May 9, 2003. (Incorporated by reference to Exhibit 10.14.2 to Form 10-KSB filed on October 14, 2003).

10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration No. 33-98808).

10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement 333-30853).

10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.46 to Form SB-2 Registration Statement No. 333-30853).

10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on September 26, 1997).

10.21         Employment and Non-competition Agreement between USA and George R.
              Jensen,  Jr. dated November 20, 1997 (Incorporated by reference to
              Exhibit 10.1 to Form 8-K filed on November 26, 1997).

10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999. Incorporated by reference to Exhibit 10.31.1 to Form SB-2 Registration Statement No. 333-94917)

10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement No. 333-34106).

10.21.3 Third Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated January 16, 2002 (Incorporated by reference to Exhibit 10.21.3 to Form SB-2 Registration Statement No. 333-101032).

10.21.4 Fourth Amendment to Employment and Non-Competiton Agreement between USA and George R. Jensen, Jr., dated April 15, 2002(Incorporated by reference to Exhibit 10.21.4 to Form SB-2 Registration Statement No. 333-101032).

10.21.5 Fifth Amendment to Employment and Non-Competiton Agreement between USA and George R. Jensen, Jr., dated July 16, 2003(Incorporated by reference to Exhibit 10.21.5 to Form SB-2 Registration Statement No. 333-101032).

10.21.6 Lock-Up Agreement dated July 16, 2003 by George R. Jensen, Jr. in favor of USA(Incorporated by reference to Exhibit 10.21.6 to Form SB-2 Registration Statement No. 333-101032).

10.22         Agreement  between USA and Promus  Hotels,  Inc. dated May 8, 1997
              (incorporated   by  reference  to  Exhibit   10.49  to  Form  SB-2
              Registration Statement No. 333-38593, filed on February 4, 1998).

10.23 Agreement between USA and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4,
              1998).

10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12, 1998).

10.26 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998 (incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998)

10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

10.29 Financial Public Relations Agreement between USA and I. W. Miller Group, Inc. dated August 1, 1999 (Incorporated by reference to
              Exhibit 10.38 to Form SB-2 Registration Statement No. 333-84513).

10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August 3, 1999 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration Statement No. 333-84513).

10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit
              10.1 to Form 8-K dated September 21, 2000).

10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21, 2000).

10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to
              Exhibit 10.3 to Form 8-K dated September 21, 2000).

10.34 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to
              Exhibit 10.4 to Form 8-K dated September 21, 2000).

10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

10.36 Agreement and Plan of Merger dated April 10, 2002, by and among the Company, USA Acquisitions, Inc., Stitch Networks Corporation, David H. Goodman, Pennsylvania Early Stage Partners, L.P., and Maytag Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-QSB for the quarter ended March 31, 2002).

10.37 Cancellation of subscription Agreement between USA and Ratner & Prestia, P.C. dated March 20, 2003 (Incorporated by reference to
              Exhibit 10.37 to Form SB-2 Registration Statement No. 333-101032).

10.38 Agreement between USA and Mars Electronics, Inc. dated March 8, 2002 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-101032).

10.39 Strategic Alliance Agreement between USA and ZiLOG Corporation dated October 15, 2002 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration Statement No. 333-101032).

10.40 Vending Placement, Supply and Distribution Agreement between Stitch Networks Corporation, Eastman Kodak Company, Maytag Corporation and Dixie-Narco, Inc. dated December 2000
              (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration Statement No. 333-101032).

10.41 Design and Manufacturing Agreement between USA and RadiSys dated June 27, 2000 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration Statement No. 333-101032).

10.42 Loan Agreement between Stitch Networks Corporation and US Bancorp dated May 22, 2001 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 333-101032).


**10.43 Letter dated October 16, 2003 from Lurio & Associates, P.C. to Gary L. Blum, Esquire


**23.1        Consent of Ernst & Young, LLP

**23.2        Consent of Anton Collins Mitchell, LLP


**23.3        Consent of Lurio &  Associates,  P.C.


-------------
** Filed Herewith


Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant`s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 4 to Form SB-2 and has duly caused this Amendment No. 4 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on December 19, 2003.



                                    USA TECHNOLOGIES, INC.



                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    Chairman and Chief Executive Officer




Pursuant to the requirements of the Securities Act of 1933, as amended, This Amendment No. 4 to Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.


Signatures                         Title                         Date
-----------                        -----                         ----

 /s/ George R. Jensen, Jr.     Chairman of the Board,       December 19, 2003
----------------------------   and Chief Executive
    George R. Jensen, Jr.      Officer (Principal and Chief
                               Executive Officer) Director


/s/ David M. DeMedio           Chief Financial Officer      December 19, 2003
----------------------------   (Principal Accounting
David M. DeMedio               Officer)

/s/ Stephen P. Herbert         President, Chief             December 19, 2003
----------------------------   Operating Officer,
 Stephen P. Herbert            Director



          *                     Director                    December 19, 2003
-----------------------------
William W. Sellers

          *                     Director                    December 19, 2003
----------------------------
William L. Van Alen, Jr.

                                Director                    December __, 2003
----------------------------
Steven Katz

/s/ Douglas M. Lurio            Director                    December 19, 2003
----------------------------
Douglas M. Lurio




* Attorney-in-Fact pursuant to the Power of Attorney previously provided as part of the Registration Statement.

Exhibit Index

Exhibit
Number            Description
------------------------------------------------------------------------------




10.43 Letter dated October 16, 2003 from Lurio & Associates, P.C. to Gary L. Blum, Esquire


23.1          Consent of Ernst & Young, LLP

23.2          Consent of Anton Collins Mitchell, LLP


23.3          Consent of Lurio &  Associates,  P.C.